                         UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF MASSACHUSETTS
                                EASTERN DIVISION

- - - - - - - - - - - - - - - - - - x
In re:                                           CHAPTER 11

TREND-LINES, INC.,                               Case No.  00-15431-CJK
A Massachusetts corporation                      Substantively Consolidated
                                                 Estate
                           Debtor.
- - - - - - - - - - - - - - - - - - x
- - - - - - - - - - - - - - - - - - x
In re:

POST TOOL, INC.,

                           Debtor.
- - - - - - - - - - - - - - - - - - x

          FIRST AMENDED JOINT REORGANIZATION PLAN OF TREND-LINES, INC.
                AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

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
HANIFY & KING, P.C.                                  KRONISH LIEB WEINER & HELLMAN LLP
Harold B. Murphy, Esq. (BBO#362610)                  Lawrence C. Gottlieb, Esq. (No. 2565)
Kathleen Cruickshank, Esq. (BBO#550675)              Cathy Hershcopf, Esq. (No. 5875)
Alex M. Rodolakis, Esq. (BBO#567781)                 Christopher A. Jarvinen, Esq. (No. 5461)
One Federal Street                                   1114 Avenue of the Americas
Boston, MA 02110                                     New York, New York 10036
(617) 423-0400                                       (212) 479-6000

Counsel for the Debtor and                           and
Debtor in Possession
                                                     FOLEY HOAG & ELIOT, LLP
                                                     Andrew Z. Schwartz, Esq. (BBO#544653)
                                                     Kenneth S. Leonetti, Esq. (BBO#629515)
                                                     One Post Office Square
                                                     Boston, MA 02109
                                                     (617) 832-1000

                                                     Co-Counsel for the Official Committee
                                                     Of Unsecured Creditors
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Dated:   Boston, Massachusetts
         September 7, 2001


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                                TABLE OF CONTENTS

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TABLE OF EXHIBITS.............................................................................................. vii

INTRODUCTION..................................................................................................... 1

ARTICLE I         DEFINITIONS, RULES OF INTERPRETATION,
                  AND COMPUTATION OF TIME........................................................................ 1
         A.       Scope Of Definitions; Rules Of Construction.................................................... 1
         B.       Definitions.................................................................................... 1
         C.       Rules Of Interpretation....................................................................... 10
         D.       Computation Of Time........................................................................... 10

ARTICLE II        CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS................................................. 11
         A.       Introduction.................................................................................. 11
         B.       Unclassified Claims (not entitled to vote on the Plan)........................................ 11
                  1.       Administrative Claims................................................................ 11
                  2.       Professional Fee Claims.............................................................. 11
                  3.       Priority Tax Claims.................................................................. 11
         C.       Classified Claims............................................................................. 11

ARTICLE III       TREATMENT OF ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS AND PRIORITY TAX CLAIMS........... 12
         A.       Unclassified Claims........................................................................... 12
                  1.       Administrative Claims................................................................ 12
                  2.       Professional Fee Claims.............................................................. 12
                  3.       Priority Tax Claims.................................................................. 12

ARTICLE IV        TREATMENT OF CLAIMS AND EQUITY INTERESTS...................................................... 13
         A.       Class 1 - BofA Secured Claims................................................................. 13
                  1.       Impairment and Voting................................................................ 13
                  2.       Treatment............................................................................ 13
         B.       Class 2 - Other Secured Claims................................................................ 13
                  1.       Impairment and Voting................................................................ 13
                  2.       Treatment............................................................................ 13
         C.       Class 3 - Other Priority Claims............................................................... 14
                  1.       Impairment and Voting................................................................ 14
                  2.       Treatment............................................................................ 14
         D.       Class 4 - Convenience Claims.................................................................. 14
                  1.       Impairment and Voting................................................................ 14
                  2.       Treatment............................................................................ 14
         E.       Class 5 - General Unsecured Claims............................................................ 14
                  1.       Impairment and Voting................................................................ 14
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                  2.       Treatment............................................................................ 14
         F.       Class 6 - Common Stock Equity Interests And Claims............................................ 14
                  1.       Impairment and Voting................................................................ 14
                  2.       Treatment............................................................................ 14
                  3.       Cancellation of Common Stock Equity Interests........................................ 14

ARTICLE V         MEANS FOR IMPLEMENTATION OF THE PLAN.......................................................... 15
         A.       Corporate Governance Of Reorganized Trend-Lines............................................... 15
                  1.       Certificate of Incorporation and Bylaws.............................................. 15
                  2.       Control, Operation and Management.................................................... 15
                  3.       Directors And Officers............................................................... 15
         B.       Cancellation Of Old Equity Securities......................................................... 15
         C.       Issuance And Reserve Of New Common Stock...................................................... 15
                  1.       Issuance............................................................................. 15
                  2.       Reserve.............................................................................. 16
         D.       Exit Financing Facility, Obtaining Cash for Plan Distributions................................ 16
         E.       Revesting Of Assets Of Reorganized Trend-Lines ............................................... 16
         F.       Preservation Of Rights Of Action.............................................................. 17
         G.       Effectuating Documents; Further Transactions.................................................. 17
         H.       Applicability Of Sections 1125 And 1145 Of The Bankruptcy Code................................ 17
         I.       Exemption From Certain Transfer Taxes......................................................... 17
         J.       Final Decree.................................................................................. 17
         K.       Listing New Common Stock...................................................................... 18

ARTICLE VI        ACCEPTANCE OR REJECTION OF THE PLAN........................................................... 18
         A.       Classes Entitled To Vote...................................................................... 18
         B.       Acceptance By Impaired Classes................................................................ 18
         C.       Cramdown...................................................................................... 18
ARTICLE VII       PROVISIONS GOVERNING DISTRIBUTIONS............................................................ 18
         A.       Distributions for Claims Allowed as of the Initial Distribution Date.......................... 18
         B.       Method of Distributions to Holders of Claims.................................................. 19
         C.       Compensation and Reimbursement for Services Related to Distributions.......................... 19
         D.       Delivery of Distributions and Undeliverable or Unclaimed Distributions........................ 19
                  1.       Delivery of Distributions............................................................ 19
                           a.       Generally................................................................... 19
                  2.       Undeliverable Distributions.......................................................... 20
                           a.       Holding of Undeliverable Distributions - Undelivered New Common Stock....... 20
                           b.       After Distributions Become Deliverable...................................... 20
                           c.       Failure to Claim Undeliverable Distributions................................ 20
         E.       Distribution Record Date...................................................................... 20
         G.       Timing and Calculation of Amounts to Be Distributed........................................... 21
                  1.       Allowed Claims in Class 5............................................................ 21
                  2.       Distributions of New Common Stock.................................................... 21
                  3.       De Minimis Distributions............................................................. 21
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                  4.       Compliance with Tax Requirements..................................................... 21
                  1.       Funding of the Unsecured Claims Reserve.............................................. 22
                  2.       Property Held in Unsecured Claims Reserve............................................ 22
                           a.       Dividends and Distributions................................................. 22
                           b.       Recourse.................................................................... 22
         I.       Setoffs....................................................................................... 22
         J.       Surrender of Canceled Instruments or Securities............................................... 23
                  1.       Tender of Notes...................................................................... 23
                  2.       Lost, Stolen, Mutilated or Destroyed Notes........................................... 23

ARTICLE VIII      TREATMENT OF EXECUTORY CONTRACTS AND
                  UNEXPIRED LEASES.............................................................................. 23
         A.       Assumption And Rejection Of Executory Contracts And Leases.................................... 23
                  1.       Agreements and Leases................................................................ 23
                  2.       Effect of Assumption of Certain Contracts and Leases.  .............................. 24
                  3.       Effect of Confirmation Order on Assumptions and Rejections. ......................... 24
         B.       Payments Related To Assumption Of Executory Contracts And Leases.............................. 24
         C.       Bar To Rejection Damages...................................................................... 24
         D.       Employee Incentive Stock Plan................................................................. 24
         E.       Compensation And Benefit Plans................................................................ 25

ARTICLE IX        PROCEDURES FOR RESOLVING DISPUTED,CONTINGENT AND UNLIQUIDATED CLAIMS.......................... 25
         A.       Prosecution of Objections to Claims........................................................... 25
                  1.       Objections to Claims................................................................. 25
                  2.       Authority to Prosecute Objections.................................................... 25
         B.       Treatment of Disputed Claims.................................................................. 25
         C.       Distributions on Account of Disputed Claims Once Allowed...................................... 26

ARTICLE X         CONDITIONS PRECEDENT TO CONFIRMATION ANDEFFECTIVENESS OF THE PLAN............................. 26
         A.       Conditions To Confirmation.................................................................... 26
         B.       Conditions To Effectiveness................................................................... 26
         C.       Waiver Of Conditions.......................................................................... 27

ARTICLE XI        MODIFICATIONS AND AMENDMENTS.................................................................. 27

ARTICLE XII       RETENTION OF JURISDICTION..................................................................... 27

ARTICLE XIII      MISCELLANEOUS PROVISIONS...................................................................... 29
         A.       Bar Dates For Certain Claims.................................................................. 29
                  1.       Administrative Claims................................................................ 29
                  2.       Professional Fee Claims.............................................................. 29
                  3.       Other Claims......................................................................... 29
         B.       Payment Of Statutory Fees..................................................................... 30
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         C.       Amendment And Severability Of Plan Provisions................................................. 30
         D.       Successors And Assigns........................................................................ 30
         E.       Discharge Of The Debtor And Injunction........................................................ 30
         F.       Releases...................................................................................... 31
         G.       Exculpation And Other Releases................................................................ 31
         H.       Termination Of Committee...................................................................... 32
         I.       Binding Effect................................................................................ 32
         J.       Revocation, Withdrawal Or Non-Occurrence Of Effective Date.................................... 32
         K.       Plan Supplement............................................................................... 32
         L.       Notices....................................................................................... 33
         M.       Indemnification Obligations................................................................... 34
         N.       Prepayment.................................................................................... 34
         O.       Term Of Injunctions Or Stays.................................................................. 34
         P.       Governing Law................................................................................. 35

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                                    PLAN - v
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                                TABLE OF EXHIBITS


Exhibit                                     Name
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                                   PLAN - vi

                                  INTRODUCTION

         Trend-Lines, Inc., a Massachusetts corporation ("Trend-lines"), for itself (the "Debtor"), and the Official Committee of Unsecured Creditors (the "Committee") propose the following plan of reorganization (the "Plan") for the resolution of the Debtor's outstanding creditor Claims and Equity Interests. Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtor's history, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters, including the New Equity Securities to be issued pursuant to the Plan. The Debtor and the Committee are the proponents of this Plan within the meaning of Section 1129 of the Bankruptcy Code.

        All holders of Claims and all holders of Equity Interests are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions or modifications set forth in Article XII of this Plan, the Debtor and the Committee reserve the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.


                                    ARTICLE I

                              DEFINITIONS, RULES OF
                     INTERPRETATION, AND COMPUTATION OF TIME

1.       Scope Of Definitions; Rules Of Construction

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in the Introduction or Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

2.       Definitions
         1.
         1.1. "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in Section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (i) the actual necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the businesses of the Debtor, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases, (ii) Professional Fee Claims, (iii) all fees and charges assessed against the Estate under Chapter 11 of title 28, United States Code, and (iv) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Court under Section 546(c)(2)(A) of the Bankruptcy Code.

                 1.2. "Administrative Claim Bar Date" means the date by which requests for Administrative Claims must be filed pursuant to Article III of the Plan.

                 1.3. "Allowed Claim" means a Claim or any portion thereof (i) as to which no objection to allowance or request for estimation has been interposed on or before the date provided for herein or the expiration of such other applicable period of limitation as may be fixed by the Bankruptcy Code, Bankruptcy Rules, or the Court, (ii) as to which any objection to its allowance has been settled, waived through payment, or withdrawn, or has been denied by a Final Order, (iii) that has been allowed by a Final Order, (iv) as to which the liability of the Debtor, and the amount thereof, are determined by Final Order of a court of competent jurisdiction other than the Court, or (v) that is expressly allowed in a liquidated amount in the Plan.

                 1.4. "Allowed Administrative Claim" means an Administrative Claim as to which a timely request for payment has been made in accordance with
Article XIV.A.1 of this Plan (if such written request is required) or other Administrative Claim, in each case as to which the Debtor (a) has not interposed a timely objection or (b) has interposed a timely objection and such objection has been settled, waived through payment, or withdrawn, or has been denied by a Final Order.

                 1.5. "Allowed" means, when used in reference to a Claim or Equity Interest within a particular Class, an Allowed Claim or Allowed Equity Interest of the type described in such Class.

                 1.6. "Allowed Class . . . Claim" means an Allowed Claim in the particular Class described.

                 1.7. "Allowed Class . . . Equity Interest" means an Equity Interest (i) that has been allowed by a Final Order, (ii) for which (a) no objection to allowance has been filed within the periods of limitation set forth herein or such other periods fixed by the Bankruptcy Code, the Bankruptcy Rules or by any Final Order of the Court or (b) any objection to allowance has been settled or withdrawn, or has been denied by a Final Order or (iii) that is expressly allowed in the Plan.

                 1.8. "BofA" means Bank of America, N.A, as agent for a group of Lenders pursuant to the Lenders' Facility.

                 1.9. "BofA Allowed Secured Claim" means the Secured Claim of BofA in an amount equal to the value of the Collateral as valued (i) by agreement of the parties; or (ii) pursuant to Court order.

                 1.10. "Ballot" means each of the ballot forms distributed with the Disclosure Statement or the Summary Disclosure Statement to holders of Impaired Claims and Impaired Equity Interests entitled to vote under Article IV hereof in connection with the solicitation of acceptances of the Plan.

                 1.11. "Ballot Date " means the date set by the Court by which all completed Ballots must be received.

                 1.11. "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U. S. C. ss.ss. 101-1330, as now in effect or hereafter amended.


                                    PLAN - 2

                 1.12. "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, and the Local Rules of the Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

                 1.13. "Bar Date" means the date, if any, designated by the Court as the last date for filing proofs of Claim (including Administrative Claims other than Professional Fee Claims) against the Debtor.

                 1.14. "Board of Directors Designation" means the designation of the members of the post-Effective Date Board of Directors filed by the Debtors and the Creditors' Committee on or before ten days prior to the commencement of the Confirmation Hearing.

                 0.2. "By-laws" means the by-laws of Trend-Lines, in effect as of the date hereof.

                 1.15. "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Boston, Massachusetts are authorized or obligated by federal or state law or executive order to close.

                 1.16. "Capital Lease Claims" means all obligations of the Debtor under or related to certain transactions for equipment.

                 1.17. "Case Interest Rate" means the federal judgment rate provided in 28 U.S.C. ss. 1961 in effect on the Petition Date compounded annually on each anniversary of the Petition Date.

                 1.18. "Cash" means legal tender of the United States of America or equivalents thereof.

                 1.19. "Cash Collateral Order" means any order entered, or to be entered, by the Court in the Debtor's Chapter 11 Case, pursuant to Sections 105 and/or 363 of the Bankruptcy Code, and Rules 2002, 4001, and/or 9014 of the Bankruptcy Rules, authorizing the Debtor's use of cash collateral and/or the use of inventory subject to reclamation claims.

                 1.20. "Cash Distribution Amount" means $2,000,000.

                 1.21. "Causes of Action" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtor or its Estate may hold against any Person, which are to be retained by Reorganized Trend-Lines pursuant to Article V.E. hereof.

                 0.3. "Certificate of Incorporation" means the certificate of incorporation of Trend-Lines, as amended and in effect as of the date hereof.

                 1.22. "Chapter 11 Case" means the case under Chapter 11 of the Bankruptcy Code commenced by the Debtor, or substantively consolidated with the Debtor, styled In re Trend-Lines, Inc., Case No. 00-15431, currently pending in the Court.

                 0.4. "Claim" means a claim against the Debtor, whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code.

                                    PLAN - 3

                 0.5. "Claims Objection Bar Date" means, for all Claims other than Rejections Claims, thirty (30) days after the Effective Date, and for Rejections Claims, the later of (a) ninety (90) days after the Effective Date; and (b) such other period of limitation as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or a Final Order for objection to such Claim.

                 1.23. "Class" means a category of holders of Claims or Equity Interests, as described in Article II hereof.

                 1.24. "Class A Common Stock" means class A common stock of Trend-Lines, par value $.01 per share, authorized as of the Petition Date.

                 1.25. "Class B Common Stock" means class B common stock of Trend-Lines, par value [$__] per share, authorized as of the Petition Date.

                 1.26. "Collateral" means any property or interest in property of the Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

                 1.27. "Committee" means the official committee of unsecured creditors, appointed by the United States Trustee pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases as amended from time to time.

                 1.28. "Common Stock" means collectively, the common stock, including Class A Common Stock and Class B Common Stock, of Trend-Lines authorized as of the Petition Date and any and all options, rights and warrants to convert into or purchase any of the foregoing.

                 1.29. "Common Stock Equity Interest and Claims" means any Equity Interest arising from or under the Common Stock, including all Claims arising in connection therewith, including, but not limited to, Claims arising from the recission of a purchase or sale of a security of the Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution under Section 502 of the Bankruptcy Code on account of such Claim and attorney's fees associated therewith.

                 1.30. "Confirmation" means entry by the Clerk of the Court of the Confirmation Order.

                 1.31. "Confirmation Date" means the date of entry of the Confirmation Order by the Clerk of the Court.

                 1.32. "Confirmation Hearing" means the hearing to consider confirmation of the Plan under Section 1129 of the Bankruptcy Code.

                 1.33. "Confirmation Order" means the order of the Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

                 1.34. "Convenience Claim" means any Claim that otherwise would be a Class 4 Claim and that is (a) equal to or less than $2,000 or (b) reduced to $2,000 pursuant to the election by the holder of such Claim on the Class 4 ballot.

                                    PLAN - 4

                 1.35. "Court" means the United States District Court for the District of Massachusetts which has jurisdiction over the Chapter 11 Cases.

                 1.36. "Creditor" means any Person who holds a Claim against the Debtor.

                 1.37. "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties or ordered by the Court, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

                 1.38. "Debtor" means Trend-Lines, or substantively consolidated with Trend-Lines, in its capacity as debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

                 1.39. "Disbursing Agent" means Reorganized Trend-Lines or any party designated by Reorganized Trend-Lines, in its sole discretion, to serve as a disbursing agent under the Plan.

                 0.6. "Disclosure Statement" means the disclosure statement relating to the Plan, dated July _, 2001, as amended, supplemented or modified from time to time, and that is prepared and distributed in accordance with Sections 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

                 1.40. "Disputed Claim" means:

                  a. if no proof of Claim has been Filed by the Bar Date or the Additional Bar Date or has otherwise been deemed timely Filed pursuant to an order of the Bankruptcy Court or under applicable law: (i) a Claim that is listed on a Debtor's Schedules as other than disputed, contingent, or unliquidated, but as to which the applicable Debtor, the Reorganized Debtor, or, prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date and such objection has not been withdrawn or denied by a Final Order, but in the case of a Disputed Claim, only to the extent disputed; and (ii) a Claim that is listed on a Debtor's Schedules as disputed, contingent, or unliquidated, but in the case of a Disputed Claim, only to the extent disputed; or

                  b. if a proof of Claim or request for payment of an Administrative Claim has been Filed by the Administrative Claim Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on a Debtor's Schedules; (ii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as other than disputed, contingent, or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as disputed, contingent or unliquidated; (iv) a Claim for which an objection has been Filed by the applicable Debtor, Reorganized Debtor, or, prior to the Confirmation Date, any other party in interest, by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; and (v) with respect to a Claim in 1.44.b.(ii)-(iv), if a Disputed Claim, only to the extent disputed.

                                    PLAN - 5

                 1.41. "Distribution Date" means the date, occurring as soon as practicable after the Effective Date, upon which distributions are made by Reorganized Trend-Lines or the Disbursing Agent to holders of Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Claims in Classes 1 through 5.

                 1.42. "Distribution Record Date" means the record date for purposes of making distributions under the Plan to holders of Allowed Claims, which date shall be the thirtieth (30th) Business Day following the Confirmation Date.

                 1.43. "Distribution Reserve" means the reserve, if any, established and maintained by Reorganized Trend-Lines, into which Reorganized Trend-Lines shall deposit the amount of Cash, New Common Stock, or other property that would have been distributed by Reorganized Trend-Lines on the Distribution Date to holders of (i) noncontingent liquidated Disputed Claims, pending (a) the allowance of such Claims, or (b) the estimation of such Claims for purposes of allowance and distribution, (ii) contingent liquidated Disputed Claims, if such Claims had been undisputed or noncontingent Claims on the Distribution Date, pending (a) the allowance of such Claims, (b) the estimation of such Claims for purposes of allowance and distribution, or (c) the realization of the contingencies, and (iii) unliquidated Disputed Claims, if such Claims had been liquidated on the Distribution Date, such amount to be estimated by the Court or agreed upon by the Debtor and the holders thereof as sufficient to satisfy such unliquidated Claim upon such Claim's (a) allowance,
(b) estimation for purposes of allowance, or (c) liquidation, pending the occurrence of such estimation or liquidation.

                 1.44. "Effective Date" means the date on which the conditions specified in Article XI.B. of the Plan have been satisfied or waived as provided in Article XI.C hereof.

                 1.45. "Employment Agreements" means the employment agreements to be entered into between Reorganized Trend-Lines and certain of its employees.

                 1.46. "Employee Benefit Plans" means all employee benefit plans, policies, and programs sponsored by the Debtor, including, without limitation, all savings plans, health plans, disability plans, life insurance plans, deferred compensation plans, retirement plans, severance plans, and executive incentive plans.

                 1.47. "Equity Interest" means (i) the interest of any holder of equity securities of Trend-Lines represented by any issued and outstanding shares of Common Stock whether or not transferable and (ii) any option, warrant or right, contractual or otherwise, to acquire or receive any such interest.

                 1.48. "Equity Reserve" means the number of shares of New Common Stock which will be reserved pursuant to the Incentive Stock Option Plan, which will be set forth in the Plan Supplement.

                 1.49. "Estate" means the estate of the Debtor in the Chapter 11 Case created pursuant to Section 541 of the Bankruptcy Code.

                 1.50. "Exit Financing Facility" means a credit facility in a principal amount sufficient to provide Reorganized Trend-Lines with a revolving line of credit of not less than $35 million, or such other amount as may be agreed to by the Debtor and the Committee that will be entered into by the Debtor and the Exit Financing Facility Agent Bank on the Effective Date.

                 1.51. "Exit Financing Facility Agent Bank" means the agent bank under the Exit Financing Facility.

                                    PLAN - 6

                 1.52. " Facility" means an Amended and Restated Loan and Security Agreement dated February 23, 1999 entered into among BofA, the Lenders, and Trend-Lines.

                 1.53. "File," "Filed" or "Filing" means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Reorganization Cases.

                 1.54. "Final Decree" means an order entered by the Court closing the Debtor's case after satisfaction of all obligations and duties of Reorganized Trend-Lines under this Plan.

                 1.55. "Final Order" means an order or judgment, the operation or effect of which has not been stayed or reversed, and as to which order or judgment the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

                 1.56. "General Unsecured Claim" means a Claim that is not a BofA Secured Claim, Other Secured Claim, Administrative Claim, Professional Fee Claim, Priority Tax Claim, Other Priority Claim, or a Convenience Claim.

                 1.57. "Impaired" means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code and will not be receiving payment in full of its Claim or Equity Interest pursuant to the Plan.

                 1.58. "Incentive Stock" means the New Common Stock of up to 12% of the issued New Common Stock to be issued by Reorganized Trend-Lines to the Incentive Stock Plan Participants pursuant to the provisions of the Incentive Stock Plan which shall be included in the Plan Supplement.

                 1.59. "Incentive Stock Plan" means the plan pursuant to which the Incentive Stock will be issued, substantially in the form of the plan to be included in the Plan Supplement, which Reorganized Trend-Lines is authorized but not directed to adopt pursuant to Article IX.E. hereof.

                 1.60. "Incentive Stock Plan Participants" means the employees of Reorganized Trend-Lines who will be participants in the Incentive Stock Plan.

                 1.61. "Initial Distribution Date" means as soon as practicable following the Effective Date but not later than thirty (30) days after the Effective Date.

                 1.62. " Lenders" means BofA, Foothill Capital Corporation, and Transamerica Business Credit Corporation.

                 1.63. "Lien" means a lien, security interest, mortgage, deed of trust, or other charge or encumbrance on or in any real or personal property to secure payment of a debt or performance of an obligation.

                 1.64. "National Securities Exchange" means any exchange registered pursuant to section 6(a) of the Exchange Act, including the National Association of Securities Dealers Automated Quotation System.

                                    PLAN - 7

                 1.65. "New Common Stock" means the 7.5 million shares of common stock of Reorganized Trend-Lines, $.0l par value per share, authorized under Reorganized Trend-Lines's certificate of incorporation.

                 1.66. "New Equity Securities" means, collectively, the New Common Stock and Incentive Stock Options.

                 1.67. "Old Equity Securities" mean, collectively, the Common Stock and any and all options, rights and warrants to convert into or purchase the foregoing.

                 1.68. "Other Priority Claim" means a Claim entitled to priority pursuant to Section 507(a) of the Bankruptcy Code, other than an Administrative Claim, Professional Fee Claim or Priority Tax Claim.

                 1.69. "Other Secured Claims" means, collectively, all Secured Claims other than BofA Secured Claims, including, but not limited to, Capital Lease Claims.

                 1.70. "Pension Plan" means the Trend-Lines 401(k) Plan, a tax qualified defined benefit pension plan covered by Title IV of the Employee Retirement Income Security Act ("ERISA"), as amended, 29 U.S.C. ss.ss. 1302 et seq. (1994 & Supp. III 1997).

                 1.71. "Person" means any individual, corporation, partnership, association, limited liability company, organization, joint stock company, joint venture, estate, trust, governmental unit or any subdivision thereof, official or unofficial committee, and any other entity.

                 1.72. "Petition Date" means August 11, 2000, the date on which the Debtor filed its petition for reorganization relief, commencing the Chapter 11 Cases.

                 1.73. "Plan" means this Chapter 11 plan of reorganization for Debtor and all exhibits annexed hereto or referenced herein, as the same may be amended, modified, or supplemented from time to time, and includes the Plan Supplement.

                 1.74. "Plan Supplement" means the compilation of documents and forms of documents specified in the Plan which will be filed with the Court on or before the date that is seven (7) days prior to the Confirmation Hearing.

                 1.75. "Prepetition 1999 Credit Facility" means that certain Credit Agreement among Trend-Lines, Inc. and Post Tool, Inc., as borrowers, and Bank of America, N.A., as agent for Foothill Capital Corporation, Transamerica Business Capital Corporation, as successor to Transamerica Business Credit Corporation and itself dated February 23, 1999 as it may have been subsequently amended and modified.

                 1.76. "Priority Tax Claim" means a Claim that is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

                 1.77. "Professional" means any professional employed in the Chapter 11 Cases pursuant to Sections 327, 328 or 1103 of the Bankruptcy Code.

                                    PLAN - 8

                 1.78. "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Confirmation Date.

                 1.79. "Proponents" shall mean the Committee and the Debtor.

                 1.80. "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim or Equity Interest in a particular Class bears to the aggregate Face Amount of all Claims or Equity Interests (including Disputed Claims and Equity Interests) in such Class, unless the Plan provides otherwise.

                 1.81. "Quarterly Distribution Date" means the last Business Day of the month following the end of the period three months after the Initial Distribution Date, and thereafter until all distributions required by the Plan have been made.

                 1.82. "Reinstated" or "Reinstatement" means, notwithstanding any contractual provision or applicable law that entitles the holder of a Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, (ii) reinstating the maturity of such Claim as such maturity existed before such default, (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim.

                 1.83. "Rejection Claims" means Claims arising from the rejection of an executory contract or lease of personal property or real property by a Debtor or the Reorganized Debtor.

                 1.84. "Related Parties" means with respect to any Person, such Person's then current officers, directors, shareholders, partners, successors, predecessors, employees, consultants, affiliates, attorneys, accountants, financial advisors and other representatives (in each case, solely in their capacity as such) who held or continues to hold such office, position or status on or after January 1, 2001.

                 1.85. "Reorganized Trend-Lines" means Trend-Lines on and after the Effective Date.

                 1.86. "Reserved Shares" means 5,280,000 shares of New Common Stock to be placed in the Unsecured Claims Reserve for distribution to holders of Allowed Claims in Class 5.

                 1.87. "Seabrook Property" means the Debtor's non-residential real property located at 1 Batchelder Road, Seabrook, New Hampshire and subject to a Lien in favor of BofA.

                 1.88. "Schedules" means the schedules of assets and liabilities and the statements of financial affairs, filed with the Court by the Debtor, as such schedules or statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Court.

                                    PLAN - 9

                 1.89. "Secured Claim" means a Claim that is secured by a Lien upon property, or the proceeds of the sale of such property, in which the Debtor has an interest, to the extent of the value, as of the Effective Date or such later date as is established by the Court, of such Lien as determined by a Final Order of the Court pursuant to Section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtor or Reorganized Trend-Lines and the holder of such Claim.

                 1.90. "Securities Act" means the Securities Act of 1933, 15 U.S.C. ss.ss. 77a-77aa, as now in effect or hereafter amended.

                 1.91. "Setoff Claim" means a Claim against the Debtor by a Creditor that has a valid right of setoff with respect to such Claim, which right is enforceable under Section 553 of the Bankruptcy Code as determined by a Final Order or as otherwise agreed to in writing by the Debtor with consent of the Committee, to the extent of the amount subject to such right of setoff.

                 0.7. "Unimpaired Claim" means a Claim that is not an Impaired Claim.

                 1.92. "Unsecured Claim" means any Claim against the Debtor, other than a BofA Secured Claim, Other Secured Claim, an Administrative Claim, a Professional Fee Claim, Priority Tax Claim or Other Priority Claim.

                 1.93. "Unsecured Claims Reserve" means the escrow for Reserved Shares established for Allowed Claims in Class 5, which will not constitute property of the Reorganized Debtor.

                 0.8. "Unsecured Deficiency Claim" means any portion of an Other Secured Claim to the extent that the value of the Collateral securing the Other Secured Claim is less than the amount of such Other Secured Claim, or to the extent that the amount of any such Other Secured Claim subject to a setoff is less than the amount of such Other Secured Claim, as determined pursuant to
Section 506(a) of the Bankruptcy Code.

3.       Rules Of Interpretation

         For purposes of the Plan (i) any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (ii) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented, (iii) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (iv) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (v) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (vi) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

4.       Computation Of Time

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                    PLAN - 10

                                   ARTICLE II

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

5.       Introduction

         All Claims and Equity Interests, except Administrative Claims, Professional Fee Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims and Priority Tax Claims, as described below, have not been classified.

         A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

6.       Unclassified Claims (not entitled to vote on the Plan)

         1. Administrative Claims

         2. Professional Fee Claims

         3. Priority Tax Claims

7.       Classified Claims And Equity Interests

         Claims and Equity Interests, other than Administrative Claims, Professional Fee Claims and Priority Tax Claims, are classified for all purposes, including, where applicable, voting, confirmation and distribution pursuant to the Plan as follows:

         1. Class 1 - BofA Secured Claims

         2. Class 2 - Other Secured Claims

         3. Class 3 - Other Priority Claims

         4. Class 4 - Convenience Claims

         5. Class 5 - General Unsecured Claims

         6. Class 6 - Common Stock Equity Interests And Claims




                                    PLAN - 11

                                   ARTICLE III

           TREATMENT OF ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS
                             AND PRIORITY TAX CLAIMS

8.       Unclassified Claims

         1. Administrative Claims. Except as otherwise provided for herein, and subject to the requirements of Article XIV.A. hereof, each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which the Debtor and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. On or before the Effective Date, the Debtor shall pay or have paid in Cash in full all Allowed Administrative Claims for fees payable pursuant to 28 U.S.C. ss. 1930 and fees payable to the Court, which are due and payable on or before the Effective Date. All fees payable pursuant to 28 U.S.C. ss. 1930 after the Effective Date shall be paid by Reorganized Trend-Lines.

         10 Professional Fee Claims. All Persons that are awarded compensation or reimbursement of expenses by the Court in accordance with Section 330 or 331 of the Bankruptcy Code or entitled to the priorities established pursuant to
Section 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code,
shall be paid in full, in Cash, the amounts allowed by the Court (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date and (ii) the date on which the Court order allowing such Claim becomes a Final Order, or (b) upon such other terms as may be mutually agreed upon between such holder of an Allowed Professional Fee Claim and Reorganized Trend-Lines.

         2. Priority Tax Claims. Each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, one of the following (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (ii) in the sole discretion of the Debtor, deferred Cash payments over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim in an aggregate principal amount equal to the amount of such Allowed Priority Tax Claim, plus interest on the unpaid portion thereof at the Case Interest Rate,
(iii) in the sole discretion of the Debtor, deferred Cash payments in five (5) equal monthly payments, commencing within thirty (30) days of the Effective Date, in an aggregate principal amount equal to the amount of such Allowed Priority Tax Claim, plus interest on the unpaid portion thereof at the Case Interest Rate, or (iii) such other treatment as to which the Debtor and such holder shall have agreed upon in writing. The Debtor reserves the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty. Pending satisfaction of such Allowed Priority Tax Claims, each holder of an Allowed Priority Tax Claim shall be enjoined from asserting any claims or taking any actions to assess or recover from officers or directors of either the Debtor or Reorganized Trend-Lines.

                                    PLAN - 12

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

9.       Class 1 - BofA Secured Claims

         10 Impairment and Voting. Class 1 is impaired by the Plan. The holders of Claims in Class 1 are entitled to vote to accept or reject the Plan.

         20 Treatment. On the Effective Date, the Allowed BofA Secured Claims, shall be paid as of the closing of the Exit Financing Facility in accordance with the commitment letter and term sheet attached as Exhibit H to the Disclosure Statement, or as otherwise agreed to by the Debtor and BofA.

10.      Class 2 - Other Secured Claims

         10 Impairment and Voting. Class 2 may be unimpaired by the Plan. The holders of Claims in Class 2 are entitled to vote to accept or reject the Plan.

         20 Treatment. Prior to, or upon, the Effective Date at the option of the Debtor, with the consent of the Committee, such Allowed Other Secured Claims shall receive (a) some or all of the Collateral securing such Allowed Other Secured Claim, (b) Cash in an amount, not to exceed the allowed amount of such Claim, equal to the proceeds actually realized from the sale of any Collateral securing such Claim, as may be agreed upon by the Debtor and the holder of the Allowed Secured Claim, less the actual costs and expenses of disposing of such Collateral, or (c) such other treatment as may be agreed upon by the Debtor and the Committee and the holder of the Allowed Other Secured Claim. In the event that the Debtor and the Committee elect, pursuant to option (a) above, to distribute to the holder of the Allowed Other Secured Claim some of the Collateral securing such Claim, at the sole election of the Debtor, but with the Committee's consent, the Debtor may (i) attempt to sell the remaining Collateral securing the Allowed Other Secured Claim, or (ii) abandon such remaining Collateral. In the event that the Debtor sells Collateral securing such Allowed Other Secured Claim or abandon such Collateral, all expenses relating thereto, including but not limited to transportation, shipping, decommissioning and storage expenses, shall be borne by the holder of the Allowed Other Secured Claim.

         To the extent, if any, that the value of the Collateral securing a Class 2 Allowed Other Secured Claim is less than the total amount of such Claim, the difference shall be an Unsecured Deficiency Claim, and such Unsecured Deficiency Claim shall be treated as a Class 4 General Unsecured Claim under the Plan and the holder of such Claim shall be entitled to (i) vote to accept or reject the Plan as the holder of a Class 4 General Unsecured Claim, and (ii) receive the distribution otherwise made to holders of Allowed General Unsecured Claims that are classified in Class 4 under the Plan.

         In the event that a party to a Capital Lease Claim objects to the amendment of such Capital Lease Claim, Reorganized Trend-Lines expressly reserves the right to (i) move to reject any Capital Lease Claim or (ii) file a complaint seeking to recharacterize any Capital Lease Claim as a secured financing and not a true lease.

                                    PLAN - 13

3.       Class 3 - Other Priority Claims

         1. Impairment and Voting. Class 3 is unimpaired by the Plan. The holders of Claims in Class 3 are conclusively presumed to have accepted the Plan and holders of Class 3 Claims are not entitled to vote to accept or reject the Plan.

         2. Treatment. Reorganized Trend-Lines shall pay to each holder of an Allowed Claim in Class 3 Cash in an amount equal to its Allowed Other Priority Claim on the later of the Effective Date or the date such Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

11.      Class 4 - Convenience Claims

         1. Impairment and Voting. Class 4 is impaired by the Plan. Each holder of an Allowed Convenience Claim in Class 4 is entitled to vote to accept or reject the Plan.

         2. Treatment. Each holder of an Allowed Convenience Claim in Class 4 shall receive Cash in an amount equal to twenty-five percent (25%) of such Allowed Convenience Claim in full satisfaction, settlement, release and discharge of such Allowed Convenience Claim on the later of (a) the Effective Date, or (b) 30 days after the date on which such Claim becomes an Allowed Convenience Claim, or as soon thereafter as practicable.

4.       Class 5 - General Unsecured Claims

         1. Impairment and Voting. Class 5 is impaired by the Plan. Each holder of an Allowed General Unsecured Claim in Class 5 is entitled to vote to accept or reject the Plan.

         2. Treatment. Each holder of an Allowed Claim in Class 5 will receive, in full satisfaction of such Allowed Claim, its pro rata share, based on the principal amount of each holder's Allowed Claim, of (i) the Cash Distribution Amount on January 15, 2002; and (ii) 5,280,000 shares of New Common Stock on the Effective Date.

5.       Class 6 - Common Stock Equity Interests And Claims

         1. Impairment and Voting. Class 6 is impaired by the Plan. The holders of Common Stock Equity Interests and/or Claims in Class 6 are deemed to reject the Plan, and accordingly, are not entitled to vote to accept or reject the Plan.

         2. Treatment. The holders of Common Stock Equity Interests and/or Claims in Class 6 shall not receive or retain any interest or property under the Plan.

         3. Cancellation of Common Stock Equity Interests. On the Effective Date, all Common Stock Equity Interests shall be extinguished and the certificates and all other documents representing such Common Stock Equity Interests shall be deemed cancelled and of no force or effect.


                                    PLAN - 14

                                    ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

12.      Corporate Governance Of Reorganized Trend-Lines

                  1. Certificate of Incorporation and Bylaws. Effective as of the Effective Date, the Certificate of Incorporation and By-laws of Reorganized Trend-Lines shall be amended and restated in substantially in the form annexed hereto as Exhibits B and C, respectively. The certificate of incorporation and by-laws of Reorganized Trend-Lines shall satisfy the requirements of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities. Reorganized Trend-Lines shall change its name to Woodworker's Warehouse, Inc. and shall take such steps as are necessary to legally change its name. Exhibits B and C will be included in the Plan Supplement.

                 2. Control, Operation and Management. On the Effective Date, the management, control and operation of Reorganized Trend-Lines shall become the responsibility of the Board of Directors of Reorganized Trend-Lines, who shall thereafter have the responsibility for the management, control and operation of Reorganized Trend-Lines.

                 3. Directors And Officers. On the Effective Date, the term of the current Board of Directors of the Debtor shall expire. The Committee, upon consultation with the Debtor, will choose the Board of Directors. The Committee and the Debtor intend to file the Board of Directors Designation at least 10 days prior to the Confirmation Date. The Plan contemplates and is predicated upon Walt Spokowski being chosen as one of the members of the Board of Directors of the Reorganized Trend-Lines.

13.      Cancellation Of Old Equity Securities

         On the Effective Date, except as otherwise provided for herein, (i) the Old Equity Securities, to the extent not already cancelled, shall be automatically cancelled without any further action by the Reorganized Trend-Lines, and (ii) the obligations of Trend-Lines and Post Tool, Inc. under the Old Equity Securities and under the Certificate of Incorporation, any agreements, indentures, or certificates of designations governing the Old Equity Securities or the rights of holders thereof shall be deemed discharged and extinguished.

14.      Issuance And Reserve Of New Common Stock

         1. Issuance

         The issuance by Reorganized Trend-Lines of all of the shares of the New Common Stock that are required to be distributed pro-rata to holders of Class 5 Claims pursuant to this Plan is hereby authorized without further act or action by the Board of Directors of Reorganized Trend-Lines and without further act or action under applicable law, regulation, order, or rule. The shares of New Common Stock to be issued under this Plan shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed and upon such issuance shall be fully paid and non-assessable. A description of the terms of the New Common Stock is annexed hereto as Exhibit A.

                                    PLAN - 15

         2.       Reserve

         Reorganized Trend-Lines is hereby authorized to reserve 1.5 million shares out of the total authorized New Common Stock of 7,500,000 shares without further act or action by the Board of Directors of Reorganized Trend-Lines and without further act or action under applicable law, regulation, order, or rule.

6.       Exit Financing Facility, Obtaining Cash for Plan Distributions

         3.       Exit Financing Facility

         On the Effective Date, the Reorganized Debtor is authorized to execute and deliver those documents necessary or appropriate to obtain an Exit Financing Facility subject to closing of the Exit Financing Facility, BofA is granted and holds first priority perfected liens and security interests in and to all leases with respect to which the Reorganized Trend-Lines is a tenant (the "Leased Premises") and all leasehold interests of the Reorganized Trend-Lines and all proceeds thereof. The Reorganized Trend-Lines will take such actions as may be reasonably requested by BofA from time to time with respect to such liens and security interests. The liens and security interests granted pursuant to the Plan are automatically deemed perfected upon entry of the Confirmation Order without the necessity of BofA taking possession, filing financing statements, mortgages, leasehold mortgages, or other documents. No person, as defined in
Section 101(41) of the Bankruptcy Code, will be permitted to secure a lien or security interest which is equal to or senior to the liens and security interests of BofA, any title, landlord's lien, right of distraint or levy, security interest or other interest that any landlord or mortgagee may have in any personalty of the Reorganized Trend-Lines located on such Leased Premises, to the extent that same is not void or voidable under Section 545 of the Bankruptcy Code, is hereby expressly subordinated to the lien of BofA in such personalty.

         4.       Cash for Distribution

         All cash necessary for the Reorganized Debtor to make payments pursuant to the Plan will be obtained from the Reorganized Debtor's cash balances and operations and/or the Exit Financing Facility Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtor.

15.      Revesting Of Assets Of Reorganized Trend-Lines

                  The property of the Estate of Trend-Lines, together with any property of Trend-Lines that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in Reorganized Trend-Lines on the Confirmation Date. Thereafter, the Reorganized Trend-Lines may operate its business and may use, acquire, and dispose of any and all such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Court. As of the Confirmation Date, all property of the Reorganized Trend-Lines shall be free and clear of all Claims and Equity Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Trend-Lines may, without application to or approval by the Court, pay professional fees and expenses that it may incur after the Confirmation Date.

16.      Preservation Of Rights Of Action

         Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Trend-Lines shall retain and may enforce, sue

                                    PLAN - 16
on, settle, or compromise (or decline to do any of the foregoing) all claims, rights, causes of action, suits or proceedings, whether in law or in equity, whether known or unknown, that the Debtor or the Estate may hold against any Person (the "Retained Causes of Action) except that the Debtor expressly waives any and all claims or causes of action arising under Section 547 of the Bankruptcy Code. The Debtor also has determined, in its business judgment , not to object to any Unsecured Claims on the basis of cooperative advertising claims. The Reorganized Trend-Lines or its successor(s) or the Committee may pursue such Retained Causes of Action.

17.      Effectuating Documents; Further Transactions

         The chairman of the board of directors, chief executive officer, president, chief operating officer, chief financial officer or any other appropriate officer of the Debtor, Reorganized Trend-Lines, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the Debtor or Reorganized Trend-Lines shall be authorized to certify or attest to any of the foregoing actions.

18.      Applicability Of Sections 1125 And 1145 Of The Bankruptcy Code.

         The protection afforded by Section 1125(e) of the Bankruptcy Code with regard to the solicitation of acceptances or rejections of the Plan and with regard to the offer, issuance, sale or purchase of the New Common Stock, shall apply to the full extent provided by law, and the entry of the Confirmation Order shall constitute the determination by the Bankruptcy Court that the Debtor and the Committee and each of their respective officers, directors, partners, employees, members, agents, attorneys, accountants, or other professionals, shall have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to Section 1125(e) of the Bankruptcy Code. In addition, the exemption from the requirements of Section 5 of the Securities Act of 1933, 15 U.S.C. ss. 77e, and any state or local law requiring registration for the offer or sale of a security provided for in Section 1145 of the Bankruptcy Code shall apply to the New Common Stock.

19.      Exemption From Certain Transfer Taxes

         Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers either pre or post Confirmation from the Debtor or the Reorganized Trend-Lines to any Person or entity or to Reorganized Trend-Lines, pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

7.      Final Decree

        After the distribution of New Common Stock to holders of Allowed Class
5 Claims, the resolution of any objections to Claims in the Chapter 11 Case, and the resolution of any Causes of Action in the Court, the Disbursing Agent shall file a report with the Bankruptcy Court and seek the entry of a Final Decree.

                                    PLAN - 17

8.      Listing New Common Stock

         The Debtor and Reorganized Debtor shall take all reasonable measures to have the New Common Stock listed on any National Securities Exchange.


                                   ARTICLE VI

                       ACCEPTANCE OR REJECTION OF THE PLAN

20.      Classes Entitled To Vote

         Each Impaired Class of Claims that may receive or retain property or any interest in property under the Plan (i.e., Classes 1, 4 and 5) shall be entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. Because holders of Class 6 are not entitled to receive or retain any property under the Plan, Class 6 is presumed to have rejected the Plan and, therefore, shall not be entitled to vote on the Plan.

21.      Acceptance By Impaired Classes

         An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

22.      Cramdown

         To the extent necessary, the Proponents, shall request Confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code. Debtor and the Committee reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification.



                                   ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       Distributions for Claims Allowed as of the Initial Distribution Date

         Except as otherwise provided in this Article VI, distributions of cash or New Common Stock to be made on the Initial Distribution Date to holders of Claims that are allowed as of the Initial Distribution Date will be deemed made on the Initial Distribution Date or as promptly thereafter as practicable, but in any event no later than: (a) thirty days after the Effective Date or (b) such later date when the applicable conditions of Section VIII.B (regarding cure

                                    PLAN - 18
payments for Executory Contracts and Unexpired Leases being assumed), Section VII.D.2 (regarding undeliverable distributions) or Section VII.J (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims that become Allowed Claims after the Initial Distribution Date will be made pursuant to Sections VII.G and X.C.

B.       Method of Distributions to Holders of Claims

         The Reorganized Debtor, or such Disbursing Agent as the Reorganized Debtor may employ in its sole discretion, will make all distributions required under the Plan. Any Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. The Reorganized Debtor may, at its option, employ an Indenture(s) Trustee to act as the Third Party Disbursing Agent in respect of certain Claims subject to Indentures. The Reorganized Debtor shall be authorized to implement such procedures as it deems necessary to distribute New Common Stock to Class 5, so as to efficiently and economically assure prompt and proportionate distribution of such consideration, including arranging for reservation of New Common Stock or retiring New Common Stock held in reserve.

C.       Compensation and Reimbursement for Services Related to Distributions

         Each third party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from the Reorganized Debtor, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with the Reorganized Debtor and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims receiving distributions from a third party Disbursing Agent.

D.       Delivery of Distributions and Undeliverable or Unclaimed Distributions

         1.       Delivery of Distributions

                  a.       Generally

                  Except as provided in Section VII.D.2, distributions to holders of Allowed Claims will be made by the Reorganized Debtor or Disbursing Agent (a) at the addresses set forth on the respective proofs of Claim Filed by holders of such Claims; (b) at the addresses set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related proof of Claim; or (c) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address.

         2.       Undeliverable Distributions

                  a. Holding of Undeliverable Distributions - Undelivered New Common Stock

                           i. If any  distribution  to a holder of an Allowed
Claim is returned to a Disbursing Agent as undeliverable, no further distributions will be made to such holder unless and until the applicable Disbursing Agent is notified by written certification of such holder's then-current address.

                                    PLAN - 19

                           ii. Pending the distribution of any New Common
Stock, the Reorganized Debtor or Disbursing Agent will cause all of the New Common Stock held by it to be (A) represented in person or by proxy at each meeting of the stockholders of the Reorganized Debtor, (B) voted in any election of directors of the Reorganized Debtor for the nominees recommended by the board of directors of the Reorganized Debtor and (C) voted with respect to any other matter as recommended by the board of directors of the Reorganized Debtor.

                  b.       After Distributions Become Deliverable

                  On each Quarterly Distribution Date, the Reorganized Debtor or applicable Disbursing Agent will make all distributions that become deliverable to holders of Disputed Claims that became Allowed Claims during the preceding three months.

                  c.       Failure to Claim Undeliverable Distributions

                  Any holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable distribution to be made by the Reorganized Debtor or a Disbursing Agent within one year after the later of (i) the Effective Date and (ii) the last date on which a distribution was deliverable to such holder will have its Claim for such undeliverable distribution discharged and will be forever barred from asserting any such Claim against the Reorganized Debtor or its respective property. Unclaimed cash will be distributed Pro Rata to the remaining Allowed Class 5 Claims. Unclaimed shares will be retired. Nothing contained in the Plan will require any Debtor, the Reorganized Debtor, or any Disbursing Agent to attempt to locate any holder of an Allowed Claim.

E.       Distribution Record Date

         1. As of the close of business on the Distribution Record Date, the respective transfer registers for the Old Common Stock of Trend-Lines and the Old Common Stock of Post Tool, Inc., as maintained by the Debtors, will be closed. The Reorganized Debtor or any applicable Disbursing Agent will have no obligation to recognize the transfer or sale of any Claims or shares of Old Common Stock that occur after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Claims who are holders of such Claims as of the close of business on the Distribution Record Date.

         2. Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims in Class 5 that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

F.       Means of Cash Payments

         Except as otherwise specified herein, cash payments made pursuant to the Plan will be in currency of the United States by checks drawn on a domestic bank selected by the Reorganized Debtor or, at the option of the Reorganized Debtor, by wire transfer from a domestic bank.

                                    PLAN - 20

G.       Timing and Calculation of Amounts to Be Distributed

         1.       Allowed Claims in Class 5

                  The Initial Distribution Date shall occur as soon as practicable after the Effective Date, but in no event later than thirty (30) days following the Effective Date. On the Initial Distribution Date, distributions made to holders of Allowed Claims on account of such Claims will be calculated as if each Disputed Claim were an Allowed Claim in its face amount. On each Quarterly Distribution Date, distributions also will be made, pursuant to Section IX.C, to the extent allowed, to holders of Disputed Claims in each Class that were allowed during the preceding three (3) months. Such quarterly distributions also will be calculated pursuant to the provisions set forth in this Section.

         2.       Distributions of New Common Stock

                  Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock will be issued. When any distribution on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of such stock will be rounded to the next higher or lower whole number as follows: (a) fractions equal to or greater than 1/2 will be rounded to the next higher whole number and (b) fractions less than 1/2 will be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding, provided for in this Section VII.G.2. No consideration will be provided in lieu of fractional shares that are rounded down.

         3.       De Minimis Distributions

                  No cash will be distributed to the holder of an Allowed Claim in any Class if the amount of cash to be distributed on account of such Claim is less than $25. Any holder of an Allowed Claim on account of which the amount of cash to be distributed is less than $25 will have its Claim for such distribution discharged and will be forever barred from asserting any such Claim against the Reorganized Debtor, or its respective property. Any cash not distributed pursuant to this Section will be the property of the Reorganized Debtor, free of any restrictions thereon, and any such cash held by a third party Disbursing Agent will be returned to the Reorganized Debtor.

         4.       Compliance with Tax Requirements

                  a. In connection with the Plan, to the extent applicable, the Reorganized Debtor or any Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements.

                  b. Notwithstanding any other provision of the Plan, each entity receiving a distribution of cash or New Common Stock pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other Tax obligations.

                                    PLAN - 21

H.       Provisions Governing the Unsecured Claims Reserve

         1.       Funding of the Unsecured Claims Reserve

                  On the Effective Date, the Reserved Shares will be placed in the Unsecured Claims Reserve for the benefit of holders of Allowed Claims in Class 5.

         2.       Property Held in Unsecured Claims Reserve

                  a.       Dividends and Distributions

                  Cash dividends and other distributions on account of New Common Stock held in the Unsecured Claims Reserve will be transferred to the Unsecured Claims Reserve concurrently with the transfer of such dividends and other distributions to other holders of New Common Stock. Cash held in the Unsecured Claims Reserve as a result of such dividends and other distributions
(i) will be deposited in a segregated bank account in the name of the applicable Disbursing Agent and held in trust pending distribution by the Disbursing Agent for the benefit of holders of Class 5 Claims, (ii) will be accounted for separately and (iii) will not constitute property of the Reorganized Debtor. The Disbursing Agent will invest the cash held in the Unsecured Claims Reserve in a manner consistent with the Reorganized Debtor's investment and deposit guidelines. The Disbursing Agent also will place in the Unsecured Claims Reserve the cash investment yield from such investment of cash

                  b.       Recourse

                  Each holder of an Allowed Claim (or a Disputed Claim that ultimately becomes an Allowed Claim) in Class 5 will have recourse only to be undistributed cash and New Common Stock held in the Unsecured Claims Reserve for satisfaction of the distributions to which holders of Allowed Class 5 Claims are entitled under the Plan, and not the Reorganized Debtor, its property or any assets previously distributed on account of any Allowed Claim.

I.       Setoffs

         Except with respect to Claims of a Debtor or the Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Reorganized Debtor or, as instructed by the Reorganized Debtor or a third party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim) the claims, rights and causes of action of any nature that the Reorganized Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the Reorganized Debtor of any claims, rights and causes of action that any Debtor or the Reorganized Debtor may possess against such a Claim holder.

                                    PLAN - 22

J.       Surrender of Canceled Instruments or Securities

         As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the Notes, contracts, instruments, securities or other documentation canceled pursuant to Section V.F, the holder of such Claim (or other appropriate parties which hold such Notes, contracts, instruments, securities or other documentation on their behalf) must tender, as specified in this Section VII.J, the applicable instruments, securities or other documentation evidencing such Claim to the applicable Disbursing Agent, together with any letter of transmittal required by the Reorganized Debtor or Disbursing Agent. Pending such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution pursuant to Section VII.D.2.

         1.       Tender of Notes

                  Except as provided in Section VII.J.2 for lost, stolen, mutilated or, destroyed Notes or instruments, each holder of an Allowed Notes Claim or Claim evidenced by an instrument must tender the applicable Note or Instrument to the applicable Reorganized Debtor, Reorganized Debtor Subsidiary Entity or Disbursing Agent in accordance with a letter of transmittal to be provided to such holders by the Reorganized Debtor or Disbursing Agent as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Notes to act and the authenticity of any signatures required thereon. All surrendered Notes and other instruments will be marked as canceled and delivered to the Reorganized Debtor.

         2.       Lost, Stolen, Mutilated or Destroyed Notes

                  Any holder of Notes or instruments which have been lost, stolen, mutilated or destroyed must, in lieu of surrendering such Note, deliver to the applicable Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and the Reorganized Debtor, as applicable, harmless from any damages, liabilities or costs incurred in treating such individual as a holder of Note. Upon compliance with this Section VII.J.2 by a holder of an Allowed Note Claim, such holder will, for all purposes under the Plan, be deemed to have surrendered the applicable Note.

                                  ARTICLE VIII

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

23.      Assumption And Rejection Of Executory Contracts And Leases

         1.  Agreements and Leases.

         Except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date the Debtor shall be deemed to have rejected each executory contract and unexpired lease to which it is a party, unless such contract or lease: (i) was previously assumed or rejected by

                                    PLAN - 23
the Debtor, (ii) previously expired or terminated pursuant to its own terms,
(iii) is the subject of a motion to assume filed on or before the Confirmation Date, (iv) is identified as an assumed executory contract or an assumed unexpired lease, as applicable, in the Plan Supplement or (v) is assumed pursuant to another Section of this Article VIII.

         2.  Effect of Assumption of Certain Contracts and Leases.

         Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Court.

         3.  Effect of Confirmation Order on Assumptions and Rejections.

         The Confirmation Order shall constitute an order of the Court under
Section 365 of the Bankruptcy Code approving the contract and lease assumptions and rejections described above, as of the Effective Date.

24.      Payments Related To Assumption Of Executory Contracts And Leases

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under
Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the executory contract or lease or the assignee of the Debtor party assuming such contract or lease, by Cure, or by such other treatment as to which each Debtor and such non-Debtor Party to th executory contract or unexpired lease shall have agreed in writing. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of any of Reorganized Trend-Lines or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur within 30 days following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

25.      Bar To Rejection Damages

         If the rejection by the Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim that is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against the Debtor, the Reorganized Trend-Lines or its respective properties, unless a proof of Claim is filed with the Clerk of the Court and served upon counsel for the Debtor within thirty (30) days of entry of the Confirmation Order.

26.      Employee Incentive Stock Plan

         Reorganized Trend-Lines shall adopt an Employee Incentive Stock Plan which will allow Reorganized Trend-Lines to grant New Common Stock to officers, directors and employees of the Reorganized Trend-Lines as the board of directors of Reorganized Trend-Lines may from time to time determine subject to the terms and conditions of the Employee Incentive Stock Plan.

                                    PLAN - 24

27.      Compensation And Benefit Plans

         Except as and to the extent previously assumed by an order of the Court or subject to a motion to assume pending before the Court, on the Confirmation Date, all employee compensation and Employee Benefit Plans of the Debtor, including programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are rejected and shall not survive confirmation of this Plan.

         Notwithstanding the foregoing, Employment Agreements entered into on the Confirmation Date, if any, shall amend and supersede any other employment agreements, stock incentive plans, and severance plans with or for the benefit of those employees who are parties to the Employment Agreements.

                                   ARTICLE IX

                       PROCEDURES FOR RESOLVING DISPUTED,
                       CONTINGENT AND UNLIQUIDATED CLAIMS

A.       Prosecution of Objections to Claims

         1.       Objections to Claims

                  All objections to Claims must be Filed and served on the holders of such Claims by the Claims Objection Bar Date, and, if Filed prior to the Effective Date, such objections will be served on the parties on the then-applicable service list in the Chapter 11 Cases, including the Committee. If an objection has not been Filed to a proof of Claim or a scheduled Claim by the Claims Objection Bar Date, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier.

         2.       Authority to Prosecute Objections

                  After the Confirmation Date, only the Reorganized Debtor or the Committee will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims. After the Effective Date, on ten (10) days advance notice to the Committee or the Reorganized Debtor as the case may be, the Reorganized Debtor or the Committee, as the case may be, may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

B.       Treatment of Disputed Claims

         Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim but only as to the disputed portion until such Claim becomes an Allowed Claim.

                                    PLAN - 25

C.       Distributions on Account of Disputed Claims Once Allowed

         On each Quarterly Distribution Date, the Reorganized Debtor or the Disbursing Agent will make distributions on account of any Disputed Claim but only to the extent of the portion that has become an Allowed Claim during the two preceding calendar quarters. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

                                    ARTICLE X

                    CONDITIONS PRECEDENT TO CONFIRMATION AND
                            EFFECTIVENESS OF THE PLAN

28.      Conditions To Confirmation

         The following are conditions precedent to confirmation of the Plan that must be satisfied or waived in accordance with Article X.C. below:

         1. The Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtor and the Committee.

         2. The Confirmation Order entered by the Court shall approve an Exit Financing Facility if requested to by the Debtor and the Committee.

         3. Walt Spokowski and Ron Franklin shall have entered into Employment Agreements with the Reorganized Trend-Lines in a form satisfactory to the Committee, the terms of which will be summarized in the Plan Supplement.

         4. Reorganized Trend-Lines shall have received Commitments for the provision of trade credit on terms and in amounts satisfactory to the Proponents.


29.      Conditions To Effectiveness

         The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with
Article X.C. below:

         1. The Confirmation Order shall have become a Final Order.

         2. The Reorganized Trend-Lines shall have immediate availability to borrow under the Exit Financing Facility.

         3. All authorizations, consents and regulatory approvals, if any, required in connection with the effectiveness of the Plan shall have been obtained.



                                    PLAN - 26

         4. The following documents, in form and substance satisfactory to the Debtor and the Committee, shall have been adopted by Reorganized Trend-Lines, and all conditions precedent thereto shall have been satisfied:

                   1. The certificates of incorporation of the Reorganized Trend-Lines;

                   2.        The by-laws of the Reorganized Trend-Lines.

         5. All other actions, documents and agreements necessary to implement the Plan pursuant to Article V shall have been effected or executed.

30.      Waiver Of Conditions

         Each of the conditions set forth in Articles X.A and X.B above, other than those set forth in Article X.A., 1., 2., and 3. and Article X.B.1. may be waived in whole or in part by the Debtor or the Reorganized Trend-Lines, as the case may be, with the consent of the Committee without any notice to parties in interest or the Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtor or the Reorganized Trend-Lines or the Committee regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtor or Reorganized Trend-Lines). The failure of the Debtor, the Reorganized Trend-Lines or the Committee to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                   ARTICLE XI

                          MODIFICATIONS AND AMENDMENTS

         With the consent of the Committee, the Debtor may alter, amend, or modify this Plan, the Plan Supplement or any Exhibits hereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Debtor may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court.

                                   ARTICLE XII

                            RETENTION OF JURISDICTION

         Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

                                    PLAN - 27

         1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Equity Interests;

         2. Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Trend-Lines and the Committee shall be made in the ordinary course of business and shall not be subject to the approval of the Court;

         3. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which the Debtor are a party or with respect to which the Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

         4. Effectuate performance of and payments under the provisions of the Plan;

         5. Hear and determine any and all adversary proceedings including those proceedings, if any, instituted pursuant to Chapter 5 of the Bankruptcy Code, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

         6. Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

         7. Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

         8. Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

         9. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation or enforcement of the Plan or the Confirmation Order;

         10. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated, or if distributions pursuant to the Plan are enjoined or stayed;

                                    PLAN - 28

         11. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         12. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

         13. Recover all assets of the Debtor and property of the Debtor's Estate, wherever located;

         14. Hear and determine matters concerning federal, state and local taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

         15. Hear and determine all disputes involving the existence, nature or scope of the Debtor's discharge;

         16. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

         17. Enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

31.      Bar Dates For Certain Claims

         1. Administrative Claims. The Confirmation Order will establish a Bar Date for the filing of all Administrative Claims (not including Professional Fee Claims or the expenses of the members of the Committee), which date shall be 30 days after the Confirmation Date. Holders of asserted Administrative Claims, other than Professional Fee Claims, United States Trustee fees, or the expenses of the members of the Committee, not paid prior to the Confirmation Date must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Bankruptcy Rule 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtor or Reorganized Trend-Lines, as the case may be, shall have 30 days (or such shorter period as may be allowed by order of the Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims. If no objection is made then Reorganized Trend-Lines shall pay such Administrative Claim as soon as practicable

         2. Professional Fee Claims. All final requests for compensation or reimbursement of Professionals pursuant to Sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtor or Committee prior to the Effective Date must be filed and served on Reorganized Trend-Lines, its counsel and the Committee's counsel no later than 45 days after the Confirmation Date, unless otherwise ordered by the Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on Reorganized Trend-Lines

                                    PLAN - 29
and its counsel and the requesting Professional or other Person no later than 20 days (or such shorter period as may be allowed by order of the Court) after the date on which the applicable application for compensation or reimbursement was served.

         3. Other Claims. By Order dated March 16, 2001, the Court entered an order (the "Bar Date Order") setting April 30, 2001 (the "Bar Date") as the last date for the filing of proofs of Claim against the Debtor on account of any Claim, as defined in Section 101(5) of the Bankruptcy Code, against the Debtor, which arose prior to the Petition Date. Pursuant to the Bar Date Order and Bankruptcy Rule 3003(c)(2), any Person that was required to file a timely proof of Claim in the form and manner specified by the Bar Date Order and that failed to do so on or before the Bar Date (or, in the case of a Claim based upon the Debtor's rejection of an unexpired lease or executory contract, before the Rejection Damages Bar Date, as defined in the Bar Date Order), shall not be entitled to vote on the Plan and shall not receive or retain, or be entitled to receive or retain, any property or any payment or distribution of property from the Debtor or its successors or assigns with respect to such Claim.

32.      Payment Of Statutory Fees

         On or before the Effective Date, the Debtor shall pay or have paid in Cash in full all allowed Administrative Claims for fees payable pursuant to 28 U.S.C. ss. 1930 and fees payable to the Court, which are due and payable on or before the Effective Date. All fees payable pursuant to 28 U.S.C. ss. 1930 after the Effective Date will be paid by the Reorganized Trend-Lines.

33.      Amendment And Severability Of Plan Provisions

         The Debtor may, with the consent of the Committee, alter, amend or modify the treatment of any Claim provided for under the Plan. If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, the Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

34.      Successors And Assigns

         The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

35.      Discharge Of The Debtor And Injunction

         All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims against the Debtor of any nature whatsoever or against any of the Debtor's assets or properties. Except as otherwise expressly provided in the Plan, entry of the Confirmation Order acts as a discharge of all Claims against and Liens on the Debtor, the Debtor's assets, and the Debtor's properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof

                                    PLAN - 30
of Claim therefor was filed, whether the Claim is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder, subject to the occurrence of the Distribution Date. Upon entry of the Confirmation Order, and subject to the occurrence of the Distribution Date, any holder of such discharged Claim or Equity Interest shall be precluded from asserting against the Debtor, any of the Reorganized Trend-Lines, any of its successors or any of its respective assets or properties any other or further Claim or Equity Interest based upon any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred before the date of entry of the Confirmation Order. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtor, subject to the occurrence of the Distribution Date.

         In accordance with Section 524 of the Bankruptcy Code, the discharge provided by this Section and Section 1141 of the Bankruptcy Code shall act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset or recover the Claims discharged hereby. Except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons who have held, hold, or may hold Claims against the Debtor will be permanently enjoined and precluded permanently, on and after the Effective Date, subject to the occurrence of the Distribution Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim against the Debtor, the Reorganized Trend-Lines, or any of its respective successors or Related Parties, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtor, the Reorganized Trend-Lines, or any of its respective successors or Related Parties on account of any such Claim, (iii) creating, perfecting or enforcing any encumbrance of any kind against any of the Debtor, the Reorganized Trend-Lines or against its respective property or interests in property on account of any such Claim, and (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to the Debtor, any of the Reorganized Trend-Lines or against its respective property or interests in property on account of any such Claim. The foregoing injunction will extend to successors of the Debtor (including, without limitation, Reorganized Trend-Lines) and its respective properties and interests in property.

36.      Releases

         From and after the Effective Date none of the Debtor, Reorganized Trend-Lines, the Reorganized Trend-Lines, nor the Committee, and none of their respective present or former directors, officers, employees, members, attorneys, consultants, advisors and agents (acting in such capacity), shall have or incur any liability to any Person, including holders of Claims or Equity Interests, for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan (other than an action in contravention of the Plan or its confirmation), the Disclosure Statement related thereto or any contract, instrument, release or agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan; provided, however, that the foregoing shall not affect the liability that otherwise would result from any such act or omission to the extent that such act or omission is determined by a Final Order to have constituted gross negligence or willful misconduct. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                                    PLAN - 31

37.      Exculpation And Other Releases

         Except as otherwise provided in the Plan or in the Confirmation Order, on the Effective Date, the Debtor shall unconditionally release (a) the Debtor's Related Parties, and (b) the Committee, each of its members and its respective Related Parties, from any and all claims, obligations, rights, causes of action and liabilities which the Debtor, the Reorganized Trend-Lines or any holder of a Claim against the Debtor may be entitled to assert, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Effective Date in any way relating to the Chapter 11 Cases or the Plan; provided, however, that nothing herein shall release any Person from any claims, obligations, rights, causes of action or liabilities based upon any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Effectiveness of the Plan, the administration of the Plan, or the property to be distributed under the Plan arising out of such Person's gross negligence or willful misconduct.

38.      Termination Of Committee

         Except as otherwise provided in this Article, effective [20 days] after the Distribution Date, the Committee shall cease to exist, and its members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) will be released and discharged from any further authority, duties, responsibilities and obligations relating to, arising from, or in connection with their service on the Committee. The Committee will continue to exist after such date solely with respect to (i) applications filed pursuant to Section 330 and 331 of the Bankruptcy Code seeking payment of fees and expenses incurred by any professional, (ii) any post-confirmation modifications to, or motions seeking the enforcement of, the Plan or the Confirmation Order, (iii) monitoring distributions, (iv) objecting to and monitoring objections to Claims, and (v) any matters pending as of the Effective Date in the Chapter 11 Cases, until such matters are finally resolved.

39.      Binding Effect

         The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former holders of Claims against and Equity Interests in the Debtor, and their respective successors and assigns, including, but not limited to, Reorganized Trend-Lines, and all other parties in interest in these Chapter 11 Cases.

40.      Revocation, Withdrawal Or Non-Occurrence Of Effective Date

         The Debtor or the Committee reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization subject to the consent of the Committee. If either the Debtor or the Committee revokes or withdraws the Plan or if Confirmation or the Effective Date of the Plan does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain for any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for confirmation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtor or any other Person, (b) prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor, or (c) constitute an admission of any sort by the Debtor or any other Person.

                                    PLAN - 32

41.      Plan Supplement

         Any and all exhibits, lists or schedules not filed with the Plan shall be contained in the Plan Supplement or Plan Supplements, as the case may be, and filed with the Clerk of the Court seven days prior to the date set for the Confirmation Hearing. Upon its filing with the Court, the Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours or may be viewed on the Court's website at www.mab.uscourts.gov. Holders of Claims may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with Article XIII.K hereof.

42.      Notices

         Any notice, request, or demand required or permitted to be made or provided to or upon the Debtor, Reorganized Trend-Lines, or the Committee hereunder shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, however, if said notice, request or demand is made by facsimile transmission then in that event the written notice, request or demand must also be served by first class mail, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:


                  TREND-LINES, INC.
                  126 Oxford Street
                  Lynn, MA 02840
                  Attn:    Walt Spokowski, CEO
                  Telephone:  (___) ___-____
                  Facsimile:  (___) ___-____

                  with a copy to:

                  HANIFY & KING, P.C.
                  One Federal Street
                  Boston, MA 02110
                  Attn:  Harold B. Murphy, Esq.
                  Telephone:  (617) 423-0400
                  Facsimile:  (617) 556-8985

                  Counsel for the Debtor and
                  Debtor in Possession

                               -and-


                                    PLAN - 33

                  KRONISH LIEB WEINER & HELLMAN LLP
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Attn: Lawrence C. Gottlieb, Esq.
                  Telephone:  (212) 479-6000
                  Facsimile:  (212) 479-6257

                           -and-

                  FOLEY HOAG & ELIOT, LLP
                  One Post Office Square
                  Boston, MA 02109
                  Attn:  Andrew Z. Schwartz, Esq.
                  Telephone:  (617) 832-1000
                  Facsimile:  (617) 832-7000

                  Counsel to the Committee

43.      Indemnification Obligations

         Except as otherwise specifically limited in this Plan, any obligations or rights of the Debtor, or the Reorganized Trend-Lines to defend, indemnify, reimburse or limit the liability of its present and former directors, officers, partners or employees pursuant to the Debtor, or the Reorganized Trend-Lines' respective certificates of incorporation, by-laws or policies of providing employee indemnification, applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against such directors, officers, or employees based upon any act or omission related to such present and former directors', officers', partners' or employees' service with, for, or on behalf of the Debtor prior to the Effective Date, shall survive confirmation of this Plan and remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability is owed in connection with an occurrence before or after the Petition Date.

44.      Prepayment

         Except as otherwise provided in this Plan or the Confirmation Order, the Debtor shall have the right to prepay, without penalty, all or any portion of any Allowed Claim at any time; provided, however, that any such prepayment shall not be violative to or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

45.      Term Of Injunctions Or Stays

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.


                                    PLAN - 34

46.      Governing Law

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Massachusetts shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with this Plan and (ii) the laws of the State of Massachusetts shall govern corporate governance matters with respect to the Debtor, in either case without giving effect to the principles of conflicts of law thereof.

Dated:   Boston, Massachusetts
         September 7, 2001

                                       TREND-LINES, INC.,


                                       By:
                                          --------------------------------
                                          Name:  Walt Spokowski
                                          Title: Chief Executive Officer

                                       OFFICIAL COMMITTEE OF UNSECURED
                                          CREDITORS OF TREND-LINES, INC., et al.


                                       By:
                                          --------------------------------
                                          Name:  John Eberhardt
                                          Title: Chairman


HANIFY & KING, P.C.
Counsel for Trend-Lines, Inc.

By:
   -----------------------------------
Harold B. Murphy, Esq. (BBO#362610)
One Federal Street
Boston, MA 02110
(617) 423-0400

                                    PLAN - 35

KRONISH LIEB WEINER & HELLMAN LLP
Counsel for the Official Committee of Unsecured Creditors of Trend-Lines, Inc., et al.

By:
   ------------------------------------
   Lawrence C. Gottlieb, Esq. (No. 2565)
1114 Avenue of the Americas
New York, N.Y.  10036
(212) 479-6000


FOLEY HOAG & ELIOT, LLP
Local Counsel for the Official Committee of Unsecured
     Creditors of Trend-Lines, Inc., et al.


By:
   ------------------------------------
Andrew Z. Schwartz, Esq.
One Post Office Square
Boston, MA 02109
(617) 832-1000


                                    PLAN - 36

                                    EXHIBIT A

                                       TO

                             REORGANIZATION PLAN OF
                                TREND-LINES, INC.


                         DESCRIPTION OF NEW COMMON STOCK
                                TREND-LINES, INC.
                         DESCRIPTION OF NEW COMMON STOCK


         The principal terms of the New Common Stock to be issued by Reorganized Trend-Lines under the Plan shall be as follows:


Authorization:            7,500,000


Initial Issuance:         6,000,000 (Estimated)

Par Value:                $.01

Voting Rights:            One vote per share

Preemptive Rights:        None

Dividends:                Payable at the discretion of the Board of Directors of
                          Reorganized Trend-Lines

                                  EXHIBIT B
                               TREND-LINES, INC.
                         POST PETITION INCOME STATEMENT
                                 July 6, 2001

                                 PRORATED TOTAL
                                  8/11 TO 8/26    Sep-00  Oct-00  Nov-00  Dec-00  Jan-01  Feb-01  Mar-01  Apr-01  May-01  11-Aug-00
                                                                                                                              to
                                                                                                                          11-May-01
WOODWORKERS WAREHOUSE

     SALES                             4,148       9,278   7,881   7,999  15,125   8,028   9,070   9,922   7,589   6,921    85,963
     GROSS PROFIT $                      899       2,592   2,548   2,169   4,437   2,290   2,516   2,956   2,110   1,893    24,410

     PAYROLL                             434         892     772     788   1,039     812     931     987     816     787     8,259
     ADVERTISING                         146         445     560     144     977     482     312     425     354     317     4,163
     VENDOR REBATES                      -37        -161    -323    -648    -791     295    -113    -465    -373    -259    -2,876
     OCCUPANCY                           209         346     203     312     320     354     383     320     308     273     3,027
     RENT                                334         583     585     585     584     576     572     582     579     579     5,558
     OTHER                               144         237     221     221     355     223     431     283     228     211     2,553
     TOTAL DIRECT EXPENSE              1,229       2,341   2,017   1,402   2,482   2,742   2,516   2,132   1,912   1,909    20,684

     OPERATING PROFIT - WWW             -330         250     530     767   1,955    -453       0     824     198     -16     3,726

WWW CATALOG - OP PROFIT                   15          26     -45    -294     279    -228     148     155      83      58       198

INTERNET/MEMBERSHIP

     SALES                                49         188     143     207     284     207     169     163     127     109     1,646
     GROSS PROFIT $                       32          97      97     125     181     139     123     122     103      92     1,110

     PAYROLL                              11           6       8       8       6       4       2       2       2       2        49
     ADVERTISING                           4           8       9       9      11      11      11      11      10       7        89
     VENDOR REBATES                        0           0       0       0       0       0       0       0       0       0         0
     OCCUPANCY                             0           0       0       0       0       0       0       0       0       0         0
     RENT                                  0           0       0       0       0       0       0       0       0       0         0
     OTHER                                 3          21      13      18      24      24      11      11       5       4       134
     TOTAL DIRECT EXPENSE                 18          35      29      35      40      39      24      23      17      13       273

     OPERATING PROFIT - NET/MBR           14          63      68      90     141     100     100      98      86      79       837

INDIRECT OPERATING EXPENSES
     DISTRIBUTION CENTER                 169         412     456     450     586     413     412     498     382     342     4,120
     DISTRICT                             51          59      85      73      73      66      57      67      63      43       636

GENERAL AND ADMINISTRATION
     PAYROLL                             264         510     387     371     465     215     312     332     265     260     3,384
     CUSTOMER SERVICE PAYROLL             27          77      44      43      54      43      24      32      22      18       384
     ADMINISTRATION                    1,119         488     446     321     449     456     614     382     425     380     5,079

INDIRECT EXPENSE - WWW/NET/MBRSHP      1,630       1,547   1,418   1,258   1,627   1,192   1,419   1,311   1,157   1,043    13,603

INTEREST EXPENSE                         406         657     563     570     575     446     414     312     275     263     4,481

NIBT - ONGOING BUSINESS               -2,336      -1,865  -1,428  -1,266     172  -2,220  -1,585    -545  -1,065  -1,185   -13,324

DISCONTINUED OPERATIONS
     GOLF DAY                           -334          59     110      -1     -27      61    -121     -33     -13      -3      -303
     GOLF DAY CAT/NET                    -37          73      11       2      36      -3      12      17       1      11       122
     POST TOOL                          -198        -116    -152    -152     -61    -345    -272    -400    -171      -9    -1,876
     DISPOSAL                        -12,621         -12       0      28      -5    -138     361     -34    -165     -52   -12,639
     REORG                              -276           0       0     -94     -29    -119  -1,555    -162  -1,881    -129    -4,247
     GOODWILL - GOLF DAY                 521

TOTAL NET INCOME                     -15,281      -1,861  -1,460  -1,484      86  -2,765  -3,160  -1,159  -3,295  -1,366   -31,746

SALES SUMMARY
     WW RETAIL                         4,148       9,278   7,881   7,999  15,125   8,028   9,070   9,922   7,589            79,041
     TL CATALOG                          478       1,249     911   1,205   1,596     885     631     558     314     263     8,093
     NET/MEMBERSHIP                       49         188     143     207     284     207     169     163     127             1,537
TOTAL TOOLS                            4,676      10,715   8,935   9,412  17,005   9,120   9,870  10,643   8,031            88,407

                                    EXHIBIT C
                FEES OF PROFESSIONALS AUTHORIZED AND PAID TO DATE

Hanify & King, Bankruptcy Counsel to Trend-Lines                                     $420,766.64

Deloitte & Touche, Trend-Lines' Reorganization Consultants                           $244,290.14(3)
(Second application for $21,860.50 in fees and $36.20 in expenses is pending.)

Arthur Anderson, Accountants to Trend-Lines                                         $      0.00
(Application for fees of $148,864.50 and expenses of $331.32 was filed in June 2001. Arthur Anderson is holding a retainer of $100,000)

Keen Realty LLC, Real Estate Consultants to Trend-Lines                              $ 42,464.81

Duane, Morris, & Hecksher, Counsel to Post Tool &
Special counsel to Trend-Lines                                                       $233,816.04

Robinson & Cole, Special Counsel to Trend-Lines                                      $  9,721.40

Kronish Lieb Weiner & Heller, Counsel to
the Committee of Trend-Lines                                                         $137,925.74

Foley Hoag LLP, Local Counsel to Committee of Trend-Lines                            $ 34,691.24

Members of Committee of Unsecured Creditors Expenses                                 $ 13,576.40

KPMG, Financial Consultant to Committee                                              $131,778.00

Pepe & Hazard, Counsel to former Post Tool
Committee of Unsecured Creditors                                                     $      0.00
(Pepe & Hazard has a pending fee application for $24,646.50 in fees and
$1,382.77 in expenses. The court has deferred ruling on the fee application until confirmation.)

----------
(3) Does not include $175,000 in fees paid by Hilco for Specific Inventory Related Services.

                                Trend-lines Inc.
                                Dated 08/29/2001

                                                                        Adjusted             Liquidation
                                                            A/0        Book Value   Basis        Value
                                                           ===============================================
                  Current Assets
Cash                                                       28-Jul      14,595,500   100.0%     14,595,500
                                                                      -----------------------------------
Total Cash                                                             14,595,500   100.0%     14,595,500

Accounts Receivable
Trade (Eligible)                                           28-Jul         371,600    85.0%        315,860
Post-Petition Co-op                                        28-Jul       1,526,000    85.0%      1,297,100
Credit Card (Eligible)                                     28-Jul         586,600   100.0%        586,600
Other                                                      28-Jul       1,267,300    85.0%      1,077,205
                                                                      -----------------------------------
Total Accounts Receivable                                               3,751,500    87.3%      3,276,765

Inventory(Eligible):
Trendlines                                                 28-Jul      35,096,000    62.5%     21,935,000
In-Transit                                                 28-Jul       1,880,000    62.5%      1,175,000
                                                                      -----------------------------------
Total Inventory                                                        36,976,000              23,110,000
Less: Unreimbursed GOB Expenses                                                                (1,750,000)

                                                                                    ---------------------
Net Inventory Proceeds                                                               57.8%     21,360,000

Other Current Assets                                       28-Jul       1,702,900     5.0%         85,145
                                                                      -----------------------------------
Total Other Current Assets                                              1,702,900                  85,145
                                                                      -----------------------------------
                              Total Current Assets                    $57,025,900    68.9%   $ 39,317,410

Property, Plant & Equipment
Equipment - Net of Depreciation                            28-Jul       6,103,500     5.0%        305,175
Capital Lease Assets - Net of Depreciation                 28-Jul         460,100    10.0%         46,010
Leasehold Improvements - Net of Amortization               28-Jul       3,553,100     0.0%              0
SeaBrook NH - Net of Depreciation                          28-Jul         752,200    79.8%        600,000
                                                                      -----------------------------------
                                           Net PP&E                    10,868,900     8.8%        951,185
Other Assets
Leases-WW (99) & Other assets                              28-Jul         225,000   100.0%        225,000
Lease-Revere Facility                                      28-Jul       3,500,000   100.0%      3,500,000
Security Deposits                                          28-Jul         965,500     0.0%              0
Other                                                      28-Jul         122,400     0.0%              0
Net Estimated Preference Recovery                          28-Jul       2,500,000   100.0%      2,500,000
                                                                      -----------------------------------
                            Total Intangible Assets                     7,312,900    85.1%      6,225,000
                                                                      -----------------------------------
Total Asset Liquidation Value                                          75,207,700    61.8%     46,493,595

Less: Trustee, Professional, and Other Liquidation Fees                                       ($1,200,000)
                                                                                              -----------
Subtotal Available for Distribution                                                  60.2%    $45,293,595
                                                                                    =====================

                                Trend-lines Inc.
                                Dated 08/29/2001

Subtotal Available for Distribution                                                           $45,293,595

Secured Claims Estimate:
------------------------
BOA et al                                                  28-Jul     40,773,200    100.0%     40,773,200(1)
Other Secured Creditors - Estimate                         28-Jul      4,600,000     15.0%        690,000
                                                                     ------------------------------------
Secured Debt Estimate:                                               $45,373,200              $41,463,200

Subtotal Available after Secured Claims                                                         3,830,395

Administrative Claims:
----------------------
Post-Petition A/P                                          28-Jul        410,900                  410,900
Post-Petition Sales Tax                                    28-Jul        141,000                  141,000
Post-Petition Accrued Payroll/Taxes                        28-Jul        269,000                  269,000
Post-Petition Accrued Vacation                             28-Jul        350,000                  350,000
KERP estimate                                              28-1u1        720,000                  720,000
Professional Fees after 1st fee app 1/01-10/01             28-Jul      1,200,000                1,200,000
Estimate for other unknown liabilities                     28-Jul        250,000                  250,000
                                                                     ------------------------------------
Total Administrative/Priority Claims:                                $ 3,340,900               $3,340,900

Net Available for Priority Unsecured Claims                                                      $489,495

Pre-petition Sales Tax Liability                                                                1,076,800

Net Available for Unsecured Claims                                                              ($587,305)

Unsecured Claims:
-----------------
Pre-petition Trade Accounts Payable                        28-Jul     49,504,423               49,504,423
Net Estimated Preference Recovery                          28-Jul      2,500,000                2,500,000
Unsecured Portion of Other Secured Creditors-estimate      28-Jul      3,910,000                3,910,000
Real Estate Lease claims from rejection-Tools              28-Jul      2,320,200                2,320,200
Real Estate Lease claims from rejection-Golf               28-Jul      4,879,800                4,879,800
                                                                     ------------------------------------
                                                                     $63,114,423              $63,114,423


NOTES:
1) Amount is computed using average of $44,474,800 (Bank Group balance as of 7/28 borrowing base of $42,628,800 plus $709,000 L & A Fees plus $1,137,000
     Default Interest) and $37,071,518 (the 42,628,800 less 5,557,282 in Post
     Petition interest paid)

                        TREND-LINES THREE YEAR PROJECTION
                        MARCH 2001 THROUGH FEBRUARY 2004

99 STORES @ 85%
                                                      ACTUAL  ACTUAL  ACTUAL   ACTUAL   ACTUAL  99 STORES  99 STORES  99 STORES
FY 2001                                               Mar-01  Apr-01  May-01   Jun-01   Jul-01   Aug-01     Sep-01      Oct-01
---------------------------------------------------------------------------------------------------------------------------------
SALES
          WOODWORKERS WAREHOUSE                        9,922   7,589    6,921   8,434    6,808    7,534      9,592       8,462

          INTERNET/MEMBERSHIP/LIST                       163     127      109     115       99       85        181         127

          CATALOG                                        575     315      274     303      451       45         21          26
                                                     ----------------------------------------------------------------------------
                               TOTAL                  10,660   8,032    7,305   8,852    7,358    7,664      9,794       8,615
                                                     ============================================================================
GROSS PROFIT $
          WOODWORKERS WAREHOUSE                        2,956   2,110    1,893   2,425    1,929    2,260      2,878       2,539

          INTERNET/MEMBERSHIP                            122     103       92      92       83       58         91          72

          CATALOG                                        273     151      128     146      238       19          9          11
                                                     ----------------------------------------------------------------------------
                               TOTAL                   3,351   2,364    2,113   2,664    2,249    2,337      2,977       2,621
                                                     ============================================================================

PAYROLL
          WOODWORKERS WAREHOUSE                          987     816      787     968      772      724        930         765

          INTERNET/MEMBERSHIP                              2       2        2       2        2        0          0           0

          CATALOG (Outside Call Center)                   16      10       12      15       15        1          1           1
                                                     ----------------------------------------------------------------------------
                               TOTAL                   1,006     828      801     985      789      726        931         765
                                                     ============================================================================
ADVERTISING
          WOODWORKERS WAREHOUSE                          425     354      317     406      247      233        350         426

          INTERNET/MEMBERSHIP                             11      10        7       4        4        0          0           0

          CATALOG                                          0       0        0       0       36       10          5           6
                                                     ----------------------------------------------------------------------------
                               TOTAL                     436     364      325     409      287      243        355         432
                                                     ============================================================================
VENDOR REBATES/COOP
          WOODWORKERS WAREHOUSE                         -465    -373     -259    -384     -232     -432       -551        -486

          INTERNET/MEMBERSHIP                              0       0        0       0        0        0          0           0

          CATALOG                                        -26     -15      -10     -14      -10       -2         -1          -1
                                                     ----------------------------------------------------------------------------
                               TOTAL                    -491    -388     -269    -397     -242     -435       -552        -487
                                                     ============================================================================

                               [RESTUBBED TABLE]


99 STORES @ 85%
                                                       99 STORES  99 STORES  99 STORES   99 STORES      Total
FY 2001                                                 Nov-01     Dec-01     Jan-02      Feb-02       FY 2001
--------------------------------------------------------------------------------------------------------------
SALES
          WOODWORKERS WAREHOUSE                          9,562     18,101      8,616       9,234      110,775

          INTERNET/MEMBERSHIP/LIST                         168        258        174         173        1,781

          CATALOG                                          582        755        363         109        3,819
                                                    ----------------------------------------------------------
                               TOTAL                    10,313     19,113      9,153       9,516      116,375
                                                    ==========================================================
GROSS PROFIT $
          WOODWORKERS WAREHOUSE                          2,869      5,430      2,585       2,770       32,644

          INTERNET/MEMBERSHIP                               77        124         91          93        1,097

          CATALOG                                          245        317        152          46        1,734
                                                    ----------------------------------------------------------
                               TOTAL                     3,190      5,872      2,828       2,909       35,475
                                                    ==========================================================

PAYROLL
          WOODWORKERS WAREHOUSE                            806      1,101        836         800       10,294

          INTERNET/MEMBERSHIP                                0          0          0           0            9

          CATALOG (Outside Call Center)                     17         22         11           3          125
                                                    ----------------------------------------------------------
                               TOTAL                       823      1,124        847         803       10,428
                                                    ==========================================================
ADVERTISING
          WOODWORKERS WAREHOUSE                            378        504        294         397        4,332

          INTERNET/MEMBERSHIP                                0          0          0           0           35

          CATALOG                                          129        167         80          24          456
                                                    ----------------------------------------------------------
                               TOTAL                       507        670        375         421        4,823
                                                    ==========================================================
VENDOR REBATES/COOP
          WOODWORKERS WAREHOUSE                           -549     -1,039       -495        -545       -5,809

          INTERNET/MEMBERSHIP                                0          0          0           0            0

          CATALOG                                          -28        -36        -17          -5         -165
                                                    ----------------------------------------------------------
                               TOTAL                      -577     -1,075       -512        -551       -5,974
                                                    ==========================================================

                        TREND-LINES THREE YEAR PROJECTION
                        MARCH 2001 THROUGH FEBRUARY 2004

99 STORES @ 85%
                                                      ACTUAL  ACTUAL  ACTUAL   ACTUAL   ACTUAL  99 STORES  99 STORES  99 STORES
FY 2001                                               Mar-01  Apr-01  May-01   Jun-01   Jul-01   Aug-01     Sep-01      Oct-01
---------------------------------------------------------------------------------------------------------------------------------
OCCUPANCY
          WOODWORKERS WAREHOUSE                          320     308      273     284      266      272        275         275

          INTERNET/MEMBERSHIP                              0       0        0       0        0        0          0           0

          CATALOG                                          3       3        3       3        3        0          0           0
                                                     ----------------------------------------------------------------------------
                               TOTAL                     323     311      276     287      269      272        275         275
                                                     ============================================================================
RENT
          WOODWORKERS WAREHOUSE                          582     579      579     582      552      506        516         516

          CATALOG/INTERNET                                 0       0        0       0        0        0          0           0

          HQ & DISTRIBUTION CENTER                        79      79       67      67       84       18         35          35

                                                     ----------------------------------------------------------------------------
                               TOTAL                     661     659      646     649      636      523        551         551
                                                     ============================================================================
OTHER
          WOODWORKERS WAREHOUSE                          283     228      211     196      203      224        285         239

          INTERNET/MEMBERSHIP                             11       5        4       6        3        0          0           0

          CATALOG                                        102      66       51      57       62       29         25          26
                                                     ----------------------------------------------------------------------------
                               TOTAL                     395     300      266     259      268      253        311         265
                                                     ============================================================================

INDIRECT OPERATING EXPENSE
          DISTRIBUTION CENTER                            418     303      275     366      285      244        277         262
          DISTRICT                                        67      63       43      46       42       44         57          46
                                                     ----------------------------------------------------------------------------
                                                         486     366      318     412      328      289        335         308
                                                     ============================================================================
GENERAL AND ADMINISTRATION
          PAYROLL                                        332     265      260     308      256      240        308         247
          CUSTOMER SERVICE PAYROLL                        37      26       21      25       20       23         30          24
          ADMINISTRATION                                 382     425      380     -30      411      346        432         346
                                                     ----------------------------------------------------------------------------
                                                         751     716      661     303      687      609        770         617
                                                     ============================================================================

EBITDA                                                    55    -519     -641      26     -510       99        262         136

DEPRECIATION (INCLUDED ABOVE IN OCCUPANCY)
          FIXED ASSETS                                   256     255      253     252      246      227        242         226
          AMORTIZATION                                    16      16       16      16       16       15         19          15
                                                     ----------------------------------------------------------------------------
                                                         272     271      269     268      263      242        261         241
                                                     ============================================================================

EBIT (Operating Income)                                 -217    -790     -910    -243     -773     -143          1        -105
                                                     ============================================================================

                               [RESTUBBED TABLE]

                        TREND-LINES THREE YEAR PROJECTION
                        MARCH 2001 THROUGH FEBRUARY 2004

99 STORES @ 85%
                                                     99 STORES  99 STORES  99 STORES   99 STORES     Total
FY 2001                                               Nov-01     Dec-01     Jan-02      Feb-02      FY 2001
------------------------------------------------------------------------------------------------------------
OCCUPANCY
          WOODWORKERS WAREHOUSE                         275        275        274         273        3,370

          INTERNET/MEMBERSHIP                             0          0          0           0            0

          CATALOG                                         0          0          0           0           16
                                                    -------------------------------------------------------
                               TOTAL                    275        275        274         273        3,385
                                                    =======================================================
RENT
          WOODWORKERS WAREHOUSE                         516        516        516         516        6,475

          CATALOG/INTERNET                                0          0          0           0            0

          HQ & DISTRIBUTION CENTER                       35         35         35          35          607
                                                                                                         0
                                                    -------------------------------------------------------
                               TOTAL                    551        551        551         551        7,081
                                                    =======================================================
OTHER
          WOODWORKERS WAREHOUSE                         254        402        241         250        3,017

          INTERNET/MEMBERSHIP                             0          0          0           0           29

          CATALOG                                       109        135         76          39          777
                                                    -------------------------------------------------------
                               TOTAL                    363        536        318         288        3,823
                                                    =======================================================

INDIRECT OPERATING EXPENSE
          DISTRIBUTION CENTER                           274        380        261         267        3,614
          DISTRICT                                       46         57         46          46          603
                                                    -------------------------------------------------------
                                                        320        437        307         313        4,217
                                                    =======================================================
GENERAL AND ADMINISTRATION
          PAYROLL                                       247        308        247         247        3,263
          CUSTOMER SERVICE PAYROLL                       24         30         24          24          308
          ADMINISTRATION                                360        490        357         357        4,255
                                                    -------------------------------------------------------
                                                        631        828        627         627        7,826
                                                    =======================================================

EBITDA                                                  535      2,826        274         413        2,955

DEPRECIATION (INCLUDED ABOVE IN OCCUPANCY)
          FIXED ASSETS                                  224        238        221         219        2,858
          AMORTIZATION                                   15         63         12          12          232
                                                    -------------------------------------------------------
                                                        239        301        232         231        3,090
                                                    =======================================================

EBIT (Operating Income)                                 296      2,524         42         182         -135
                                                    =======================================================

                        TREND-LINES THREE YEAR PROJECTION
                        MARCH 2001 THROUGH FEBRUARY 2004

99 STORES @ 85%
                                                      ACTUAL  ACTUAL  ACTUAL   ACTUAL   ACTUAL  99 STORES  99 STORES  99 STORES
FY 2001                                               Mar-01  Apr-01  May-01   Jun-01   Jul-01   Aug-01     Sep-01      Oct-01
---------------------------------------------------------------------------------------------------------------------------------
EXTRAORDINARY ITEMS
          LOSS ON DISPOSITION OF 7 PT STORES               0       0
          SALE OF REVERE LEASE                                                    0.0            -3,500
          RELOCATION (AS RESULT OF REVERE LEASE)                                  0.0        0      150        150         150
          (GAIN)/LOSS SALE OF SEABROOK FACILITY                                                                            260
          BOA LEGAL FEES                                                                     0                   0
          LEASE CURE                                                                         0                   0         560
          KERP PAYMENTS                                                                               0        720
          ADMIN. CONVENIENCE CLASS                                                                               0
          PROFESSIONAL FEES                                                                                      0         600
          GAINS ON COD INCOME                                                                                    0     -37,552
          REVOLVER CLOSING                                 0       0        0       0        0        0          0           0
          COLLATERAL MONITORING FEES                       0       0        0       0        0        0          0           0
          INVENTORY APPRAISALS                             0       0        0       0        0        0          0           0
          UNUSED COMITTMENT FEES                           0       0        0       0        0        0          0           2
          TOTAL EXTRAORDINARY ITEMS                        0       0        0       0        0   -3,350        870     -35,979

INTEREST EXPENSE

          CAPITAL LEASE                                    0       0        0       0        0        5          5           5
          BOA OVER ADVANCE                                 0       0        0       0        0        0          0          24
          LINE OF CREDIT (1)                             312     275      263     247      248      266        217         146
                                                     ----------------------------------------------------------------------------
                                                         312     275      263     247      248      271        222         174
                                                     ============================================================================

EBT (EARNINGS BEFORE TAXES & Discont.))                 -529  -1,064   -1,173    -489   -1,020    2,936     -1,091      35,700
                                                     ============================================================================

          TOTAL POST TOOL                               -400    -171       -9      57       14
          TOTAL GOLF DAY                                 -33     -13       -3      -1       -1
          TOTAL REORGANIZATION                          -162  -1,881     -129     -31     -542
          TOTAL DISPOSAL                                 -34    -165      -52      -9      -94

EBT (EARNINGS BEFORE TAXES & Discont.))               -1,159  -3,295   -1,366    -474   -1,644    2,936     -1,091      35,700

                                                        -529  -1,064   -1,173    -489   -1,020     -414       -221        -279
PROVISION FOR INCOME TAX
          INCOME TAX RATE                             39.05%  39.05%   39.05%  39.00%   39.00%   39.00%     39.00%      39.00%
          PROVISION FOR INCOME TAX                         0       0        0       0        0        0          0           0
                                                     ============================================================================

NET INCOME                                            -1,159  -3,295   -1,366    -474   -1,644    2,936     -1,091      35,700
                                                     ============================================================================

                               [RESTUBBED TABLE]

                        TREND-LINES THREE YEAR PROJECTION
                        MARCH 2001 THROUGH FEBRUARY 2004

99 STORES @ 85%
                                                      99 STORES  99 STORES  99 STORES   99 STORES      Total
FY 2001                                                Nov-01     Dec-01     Jan-02      Feb-02       FY 2001
-------------------------------------------------------------------------------------------------------------
EXTRAORDINARY ITEMS
          LOSS ON DISPOSITION OF 7 PT STORES                                                              0
          SALE OF REVERE LEASE                                                                       -3,500
          RELOCATION (AS RESULT OF REVERE LEASE)                                                        450
          (GAIN)/LOSS SALE OF SEABROOK FACILITY                                                         260
          BOA LEGAL FEES                                 428        191        191                      809
          LEASE CURE                                                                                    560
          KERP PAYMENTS                                                                                 720
          ADMIN. CONVENIENCE CLASS                                                                        0
          PROFESSIONAL FEES                              600                                          1,200
          GAINS ON COD INCOME                                                                       -37,552
          REVOLVER CLOSING                                 0          0          0           0            0
          COLLATERAL MONITORING FEES                       4          4          4           4           17
          INVENTORY APPRAISALS                             0          0          0           0            0
          UNUSED COMITTMENT FEES                           1          0          2           3            8
          TOTAL EXTRAORDINARY ITEMS                    1,033        195        197           7      -37,028

INTEREST EXPENSE

          CAPITAL LEASE                                    5          5          5           5           35
          BOA OVER ADVANCE                                 0         12          0           0           36
          LINE OF CREDIT (1)                             176        180        152         140        2,622
                                                     -------------------------------------------------------
                                                         181        197        157         145        2,693
                                                     =======================================================

EBT (EARNINGS BEFORE TAXES & Discont.))                 -917      2,133       -312          29       34,200
                                                     =======================================================

          TOTAL POST TOOL                                                                              -509
          TOTAL GOLF DAY                                                                                -52
          TOTAL REORGANIZATION                                                                       -2,747
          TOTAL DISPOSAL                                                                               -354

EBT (EARNINGS BEFORE TAXES & Discont.))                 -917      2,133       -312          29       30,539

                                                         115      2,328       -116          36       -2,828
PROVISION FOR INCOME TAX
          INCOME TAX RATE                             39.00%     39.00%     39.00%      39.00%       39.00%
          PROVISION FOR INCOME TAX                         0          0          0           0            0
                                                     =======================================================

NET INCOME                                              -917      2,133       -312          29       30,539
                                                     =======================================================
    Line of Credit interest expense based on following loan balances: >$15MM at PRIME plus 1.00%
(1) Line of Credit interest expense based on following loan balances:  $15MM at 30-day LIBOR plus 3.25%
(2) BOA Over Advance interest expense based on PRIME plus 3.00%

 7.75% June 01 through August 01
 6.99% September 01 through February 04
 9.75%

    REVOLVER BALANCE PER B/S    47,566   42,566    42,566    42,629   42,629   42,629 35,129  24,000  28,739  29,298  25,060  23,187

    BOA OVER ADVANCE USED            0        0         0         0        0        0          2,947       0   1,485       0       0

                        TREND-LINES THREE YEAR PROJECTION
                        MARCH 2001 THROUGH FEBRUARY 2004

                                                99 STORES   99 STORES    99 STORES  99 STORES  99 STORES  99 STORES  99 STORES
FY 2002                                           Mar-02      Apr-02       May-02     Jun-02     Jul-02    Aug-02     Sep-02
--------------------------------------------------------------------------------------------------------------------------------
SALES
          WOODWORKERS WAREHOUSE                   10,983       7,840        7,415      9,343      7,342     7,910     10,071

          INTERNET/MEMBERSHIP                        140         174          161        180        131        81        183

          CATALOG                                    484         328          295        290        220       217        387
                                                --------------------------------------------------------------------------------
                               TOTAL              11,606       8,342        7,871      9,813      7,693     8,208     10,641
                                                ================================================================================
GROSS PROFIT $
          WOODWORKERS WAREHOUSE                    3,317       2,368        2,239      2,822      2,217     2,389      3,042

          INTERNET/MEMBERSHIP                         92         100           92        109         80        52         90

          CATALOG                                    219         149          134        131        100        98        175
                                                --------------------------------------------------------------------------------
                               TOTAL               3,628       2,616        2,465      3,062      2,397     2,539      3,307
                                                ================================================================================
PAYROLL
          WOODWORKERS WAREHOUSE                      971         777          764        946        755       745        957

          INTERNET/MEMBERSHIP                          0           0            0          0          0         0          0

          CATALOG (Outside Call Center)               14          10            9          9          7         6         12
                                                --------------------------------------------------------------------------------
                               TOTAL                 985         787          773        954        761       752        969
                                                ================================================================================
ADVERTISING
          WOODWORKERS WAREHOUSE                      403         303          272        343        269       290        369

          INTERNET/MEMBERSHIP                          0           0            0          0          0         0          0

          CATALOG                                     97          66           59         58         44        44         78
                                                --------------------------------------------------------------------------------
                               TOTAL                 500         369          331        401        313       334        447
                                                ================================================================================
VENDOR REBATES/COOP
          WOODWORKERS WAREHOUSE                     -629        -449         -424       -535       -420      -453       -576

          INTERNET/MEMBERSHIP                          0           0            0          0          0         0          0

          CATALOG                                    -22         -15          -13        -13        -10       -10        -17
                                                --------------------------------------------------------------------------------
                               TOTAL                -650        -463         -438       -548       -430      -462       -594
                                                ================================================================================

                               [RESTUBBED TABLE]

                                                  99 STORES 99 STORES  99 STORES  99 STORES  99 STORES       Total
FY 2002                                            Oct-02    Nov-02      Dec-02    Jan-03     Feb-03        FY 2002
--------------------------------------------------------------------------------------------------------------------
SALES
          WOODWORKERS WAREHOUSE                     8,885    10,040      19,006     9,047      9,696        117,579

          INTERNET/MEMBERSHIP                         127       170         262       176        175          1,960

          CATALOG                                     343       642         679       490        625          5,000
                                                --------------------------------------------------------------------
                               TOTAL                9,356    10,852      19,947     9,712     10,497        124,539
                                                ====================================================================
GROSS PROFIT $
          WOODWORKERS WAREHOUSE                     2,683     3,032       5,740     2,732      2,928         35,509

          INTERNET/MEMBERSHIP                          71        77         124        91         92          1,070

          CATALOG                                     156       291         308       222        283          2,265
                                                --------------------------------------------------------------------
                               TOTAL                2,910     3,399       6,172     3,045      3,304         38,844
                                                ====================================================================
PAYROLL
          WOODWORKERS WAREHOUSE                       787       829       1,133       860        823         10,347

          INTERNET/MEMBERSHIP                           0         0           0         0          0              0

          CATALOG (Outside Call Center)                10        19          20        15         19            149
                                                --------------------------------------------------------------------
                               TOTAL                  797       848       1,153       875        842         10,496
                                                ====================================================================
ADVERTISING
          WOODWORKERS WAREHOUSE                       326       368         697       332        355          4,326

          INTERNET/MEMBERSHIP                           0         0           0         0          0              0

          CATALOG                                      69       129         136        98        126          1,004
                                                --------------------------------------------------------------------
                               TOTAL                  395       497         833       430        481          5,331
                                                ====================================================================
VENDOR REBATES/COOP
          WOODWORKERS WAREHOUSE                      -509      -575      -1,088      -518       -555         -6,730

          INTERNET/MEMBERSHIP                           0         0           0         0          0              0

          CATALOG                                     -15       -29         -30       -22        -28           -224
                                                --------------------------------------------------------------------
                               TOTAL                 -524      -603      -1,118      -540       -583         -6,954
                                                ====================================================================

                        TREND-LINES THREE YEAR PROJECTION
                        MARCH 2001 THROUGH FEBRUARY 2004

                                                99 STORES   99 STORES    99 STORES  99 STORES  99 STORES  99 STORES  99 STORES
FY 2002                                           Mar-02      Apr-02       May-02     Jun-02     Jul-02    Aug-02     Sep-02
-------------------------------------------------------------------------------------------------------------------------------
OCCUPANCY
          WOODWORKERS WAREHOUSE                      273         273          273        273        273       273        278

          INTERNET/MEMBERSHIP                          0           0            0          0          0         0          0

          CATALOG                                      0           0            0          0          0         0          0
                                                -------------------------------------------------------------------------------
                               TOTAL                 273         273          273        273        273       273        278
                                                ===============================================================================
RENT
          WOODWORKERS WAREHOUSE                      516         516          516        516        516       516        526

          CATALOG/INTERNET                             0           0            0          0          0         0          0

          HQ & DISTRIBUTION CENTER                    35          35           35         35         35        35         35

                                                -------------------------------------------------------------------------------
                               TOTAL                 551         551          551        551        551       551        562
                                                ===============================================================================
OTHER
          WOODWORKERS WAREHOUSE                      304         231          225        282        224       232        295

          INTERNET/MEMBERSHIP                          0           0            0          0          0         0          0

          CATALOG                                     84          58           52         51         40        39         67
                                                -------------------------------------------------------------------------------
                               TOTAL                 388         288          277        333        263       271        362
                                                ===============================================================================
INDIRECT OPERATING EXPENSE
          DISTRIBUTION CENTER                        290         251          245        269        243       249        281
          DISTRICT                                    63          51           51         63         46        46         59
                                                -------------------------------------------------------------------------------
                                                     353         301          296        332        289       295        340
                                                ===============================================================================
GENERAL AND ADMINISTRATION
          PAYROLL                                    307         246          246        307        246       246        317
          CUSTOMER SERVICE PAYROLL                    30          24           24         30         24        24         31
          ADMINISTRATION                             447         362          362        447        362       362        447
                                                -------------------------------------------------------------------------------
                                                     784         631          631        784        631       631        796
                                                ===============================================================================

EBITDA                                               713         144           35        246          2       133        403

DEPRECIATION (INCLUDED ABOVE IN OCCUPANCY)
          FIXED ASSETS                               256         255          253        252        246       227        242
          AMORTIZATION                                14          12           12         14         12        12         14
                                                -------------------------------------------------------------------------------
                                                     270         266          264        266        258       239        256
                                                ===============================================================================

EBIT (Operating Income)                              442        -122         -230        -20       -256      -105        147
                                                ===============================================================================

                               [RESTUBBED TABLE]

                                                 99 STORES 99 STORES  99 STORES  99 STORES  99 STORES       Total
FY 2002                                           Oct-02    Nov-02      Dec-02    Jan-03     Feb-03        FY 2002
-------------------------------------------------------------------------------------------------------------------
OCCUPANCY
          WOODWORKERS WAREHOUSE                      278       278         279       279        279          3,312

          INTERNET/MEMBERSHIP                          0         0           0         0          0              0

          CATALOG                                      0         0           0         0          0              0
                                                -------------------------------------------------------------------
                               TOTAL                 278       278         279       279        279          3,312
                                                ===================================================================
RENT
          WOODWORKERS WAREHOUSE                      526       526         526       526        526          6,252

          CATALOG/INTERNET                             0         0           0         0          0

          HQ & DISTRIBUTION CENTER                    35        35          35        35         35            425
                                                                                                                 0
                                                -------------------------------------------------------------------
                               TOTAL                 562       562         562       562        562          6,677
                                                ===================================================================
OTHER
          WOODWORKERS WAREHOUSE                      247       263         417       250        258          3,228

          INTERNET/MEMBERSHIP                          0         0           0         0          0              0

          CATALOG                                     60       110         116        85        107            869
                                                -------------------------------------------------------------------
                               TOTAL                 308       373         533       334        366          4,097
                                                ===================================================================
INDIRECT OPERATING EXPENSE
          DISTRIBUTION CENTER                        265       283         393       269        278          3,316
          DISTRICT                                    47        47          59        47         47            625
                                                -------------------------------------------------------------------
                                                     312       330         452       316        326          3,941
                                                ===================================================================
GENERAL AND ADMINISTRATION
          PAYROLL                                    254       254         317       254        254          3,248
          CUSTOMER SERVICE PAYROLL                    25        25          31        25         25            316
          ADMINISTRATION                             362       362         447       362        362          4,683
                                                -------------------------------------------------------------------
                                                     640       640         796       640        640          8,246
                                                ===================================================================

EBITDA                                               380       710       2,935       381        623          6,707

DEPRECIATION (INCLUDED ABOVE IN OCCUPANCY)
          FIXED ASSETS                               226       224         238       221        219          2,858
          AMORTIZATION                                12        12          14        12         12            150
                                                -------------------------------------------------------------------
                                                     237       235         253       232        231          3,008
                                                ===================================================================

EBIT (Operating Income)                              143       475       2,683       149        392          3,699
                                                ===================================================================

                        TREND-LINES THREE YEAR PROJECTION
                        MARCH 2001 THROUGH FEBRUARY 2004

                                                99 STORES   99 STORES    99 STORES  99 STORES  99 STORES  99 STORES  99 STORES
FY 2002                                           Mar-02      Apr-02       May-02     Jun-02     Jul-02    Aug-02     Sep-02
--------------------------------------------------------------------------------------------------------------------------------
EXTRAORDINARY ITEMS
          LOSS ON DISPOSITION OF 7 PT STORES
          SALE OF REVERE LEASE
          RELOCATION (AS RESULT OF REVERE LEASE)
          SALE OF SEABROOK FACILITY
          BOA LEGAL FEES
          LEASE SETTLEMENTS
          KERP PAYMENTS
          RECLAMATION EXPENSE
          PROFESSIONAL FEES
          GAINS ON COD INCOME
          REVOLVER CLOSING                             0           0            0          0          0         0          0
          COLLATERAL MONITORING FEES                   4           4            4          4          4         4          4
          INVENTORY APPRAISALS                        25           0            0          0          0         0          0
          UNUSED COMITTMENT FEES                       3           3            4          3          4         4          3
          TOTAL EXTRAORDINARY ITEMS                   32           8            8          8          8         8          8

INTEREST EXPENSE

          CAPITAL LEASE                                5           5            5          5          5         5          5
          BOA OVER ADVANCE                             0           0            0          0          0         0          0
          LINE OF CREDIT (1)                         137         132          129        130        128       129        131
                                                --------------------------------------------------------------------------------
                                                     142         137          134        135        133       134        136
                                                ================================================================================

EBT (EARNINGS BEFORE TAXES)                          268        -266         -372       -163       -396      -247          3
                                                ================================================================================

          TOTAL POST TOOL                              0           0
          TOTAL GOLF DAY                               0           0
          TOTAL REORGANIZATION                         0           0
          TOTAL DISPOSAL                               0           0            0

EBT (EARNINGS BEFORE TAXES & Discont.))              268        -266         -372       -163       -396      -247          3

                                                       0           0          300       -259       -364      -156       -389
PROVISION FOR INCOME TAX
          INCOME TAX RATE                         39.05%      39.05%       39.05%     39.00%     39.00%    39.00%     39.00%
          PROVISION FOR INCOME TAX                     0           0            0          0          0         0          0
                                                ================================================================================

NET INCOME                                           268        -266         -372       -163       -396      -247          3
                                                ================================================================================

                               [RESTUBBED TABLE]

                        TREND-LINES THREE YEAR PROJECTION
                        MARCH 2001 THROUGH FEBRUARY 2004

                                                  99 STORES 99 STORES  99 STORES  99 STORES  99 STORES       Total
FY 2002                                            Oct-02    Nov-02      Dec-02    Jan-03     Feb-03        FY 2002
--------------------------------------------------------------------------------------------------------------------
EXTRAORDINARY ITEMS
          LOSS ON DISPOSITION OF 7 PT STORES                                                                      0
          SALE OF REVERE LEASE                                                                                    0
          RELOCATION (AS RESULT OF REVERE LEASE)                                                                  0
          SALE OF SEABROOK FACILITY                                                                               0
          BOA LEGAL FEES                                                                                          0
          LEASE SETTLEMENTS                                                                                       0
          KERP PAYMENTS                                                                                           0
          RECLAMATION EXPENSE                                                                                     0
          PROFESSIONAL FEES                                                                                       0
          GAINS ON COD INCOME                                                                                     0
          REVOLVER CLOSING                              0         0           0         0          0              0
          COLLATERAL MONITORING FEES                    4         4           4         4          4             50
          INVENTORY APPRAISALS                          0         0           0         0          0             25
          UNUSED COMITTMENT FEES                        3         2           2         4          5             40
          TOTAL EXTRAORDINARY ITEMS                     7         6           6         8          9            115

INTEREST EXPENSE

          CAPITAL LEASE                                 5         5           5         5          5             60
          BOA OVER ADVANCE                              0         0           0         0          0              0
          LINE OF CREDIT  (1)                         137       156         158       120        110          1,598
                                                --------------------------------------------------------------------
                                                      142       161         163       125        115          1,658
                                                ====================================================================

EBT (EARNINGS BEFORE TAXES)                            -6       308       2,514        16        268          1,926
                                                ====================================================================

          TOTAL POST TOOL                                                                                         0
          TOTAL GOLF DAY                                                                                          0
          TOTAL REORGANIZATION                                                                                    0
          TOTAL DISPOSAL                                                                                          0

EBT (EARNINGS BEFORE TAXES & Discont.))                -6       308       2,514        16        268          1,926

                                                     -240        11          1
PROVISION FOR INCOME TAX
          INCOME TAX RATE                          39.00%    39.00%      39.00%    39.00%     39.00%
          PROVISION FOR INCOME TAX                      0         0           0         0          0              0
                                                ====================================================================

NET INCOME                                             -6       308       2,514        16        268          1,926
                                                ====================================================================

    Line of Credit interest expense based on following loan balances: >$15MM at PRIME plus 1.00%
(1) Line of Credit interest expense based on following loan balances:  $15MM at 30-day LIBOR plus 3.25%
(2) BOA Over Advance interest expense based on PRIME plus 3.00%


7.75% June 01 through August 01
6.99% September 01 through February 04
9.75%


REVOLVER BALANCE PER B/S   22,705    21,916   21,470   21,674  21,288  21,479  21,801 22,664  25,644 25,878  20,063  18,467

BOA OVER ADVANCE USED           0         0        0        0       0       0       0      0       0      0       0       0

                       TREND-LINES THREE YEAR PROJECTION
                        MARCH 2001 THROUGH FEBRUARY 2004

                                                   99 STORES 99 STORES  99 STORES   99 STORES   99 STORES   99 STORES  99 STORES
FY 2003                                              Mar-03    Apr-03     May-03      Jun-03      Jul-03      Aug-03     Sep-03
---------------------------------------------------------------------------------------------------------------------------------
SALES
          WOODWORKERS WAREHOUSE                      11,642     8,311      7,860       9,904       7,783       8,385     10,676

          INTERNET/MEMBERSHIP                           146       181        167         187         137          85        190

          CATALOG                                       968       656        590         580         440         434        773
                                                  -------------------------------------------------------------------------------
                                     TOTAL           12,755     9,147      8,618      10,671       8,359       8,903     11,639
                                                  ===============================================================================
GROSS PROFIT $
          WOODWORKERS WAREHOUSE                       3,539     2,526      2,389       3,011       2,366       2,549      3,245

          INTERNET/MEMBERSHIP                            96       105         97         114          84          55         94

          CATALOG                                       441       299        269         265         201         198        353
                                                  -------------------------------------------------------------------------------
                                     TOTAL            4,077     2,930      2,755       3,390       2,651       2,802      3,692
                                                  ===============================================================================
PAYROLL
          WOODWORKERS WAREHOUSE                         999       800        786         973         776         767        985

          INTERNET/MEMBERSHIP                             0         0          0           0           0           0          0

          CATALOG (Outside Call Center)                  29        20         18          17          13          13         23
                                                  -------------------------------------------------------------------------------
                                     TOTAL            1,028       819        803         990         789         779      1,008
                                                  ===============================================================================
ADVERTISING
          WOODWORKERS WAREHOUSE                         427       305        288         363         285         307        391

          INTERNET/MEMBERSHIP                             0         0          0           0           0           0          0

          CATALOG                                       194       132        119         117          88          87        155
                                                  -------------------------------------------------------------------------------
                                     TOTAL              621       436        407         480         374         395        547
                                                  ===============================================================================
VENDOR REBATES/COOP
          WOODWORKERS WAREHOUSE                        -664      -474       -449        -565        -444        -479       -609

          INTERNET/MEMBERSHIP                             0         0          0           0           0           0          0

          CATALOG                                       -43       -29        -26         -26         -20         -19        -34
                                                  -------------------------------------------------------------------------------
                                     TOTAL             -708      -504       -475        -591        -464        -498       -644
                                                  ===============================================================================

                               [RESTUBBED TABLE]

                                                    99 STORES 99 STORES   99 STORES   99 STORES  99 STORES      Total
FY 2003                                               Oct-03    Nov-03      Dec-03      Jan-04     Feb-04      FY 2003
----------------------------------------------------------------------------------------------------------------------
SALES
          WOODWORKERS WAREHOUSE                        9,418    10,643      20,146       9,590     10,278     124,634

          INTERNET/MEMBERSHIP                            133       177         271         183        182       2,038

          CATALOG                                        687     1,283       1,358         979      1,251      10,000
                                                  --------------------------------------------------------------------
                                     TOTAL            10,238    12,103      21,776      10,752     11,710     136,672
                                                  ====================================================================
GROSS PROFIT $
          WOODWORKERS WAREHOUSE                        2,863     3,235       6,124       2,915      3,124      37,889

          INTERNET/MEMBERSHIP                             75        80         130          95         97       1,122

          CATALOG                                        313       585         619         447        570       4,560
                                                  --------------------------------------------------------------------
                                     TOTAL             3,251     3,901       6,874       3,457      3,791      43,571
                                                  ====================================================================
PAYROLL
          WOODWORKERS WAREHOUSE                          809       853       1,166         885        847      10,645

          INTERNET/MEMBERSHIP                              0         0           0           0          0           0

          CATALOG (Outside Call Center)                   20        38          40          29         37         298
                                                  --------------------------------------------------------------------
                                     TOTAL               830       891       1,207         914        884      10,943
                                                  ====================================================================
ADVERTISING
          WOODWORKERS WAREHOUSE                          345       390         739         352        377       4,569

          INTERNET/MEMBERSHIP                              0         0           0           0          0           0

          CATALOG                                        138       258         273         197        251       2,009
                                                  --------------------------------------------------------------------
                                     TOTAL               483       648       1,011         548        628       6,578
                                                  ====================================================================
VENDOR REBATES/COOP
          WOODWORKERS WAREHOUSE                         -538      -607      -1,150        -547       -587      -7,113

          INTERNET/MEMBERSHIP                              0         0           0           0          0           0

          CATALOG                                        -31       -57         -61         -44        -56        -446
                                                  --------------------------------------------------------------------
                                     TOTAL              -568      -665      -1,210        -591       -642      -7,559
                                                  ====================================================================

                        TREND-LINES THREE YEAR PROJECTION
                        MARCH 2001 THROUGH FEBRUARY 2004

                                                   99 STORES 99 STORES  99 STORES   99 STORES   99 STORES   99 STORES  99 STORES
FY 2003                                              Mar-03    Apr-03     May-03      Jun-03      Jul-03      Aug-03     Sep-03
---------------------------------------------------------------------------------------------------------------------------------
OCCUPANCY
          WOODWORKERS WAREHOUSE                         279       279        280         280         280         280        285

          INTERNET/MEMBERSHIP                             0         0          0           0           0           0          0

          CATALOG                                         0         0          0           0           0           0          0
                                                  -------------------------------------------------------------------------------
                                     TOTAL              279       279        280         280         280         280        285
                                                  ===============================================================================
RENT
          WOODWORKERS WAREHOUSE                         526       526        526         526         526         526        537

          CATALOG/INTERNET                                0         0          0           0           0           0          0

          HQ & DISTRIBUTION CENTER                       35        35         35          35          35          36         38

                                                  -------------------------------------------------------------------------------
                                     TOTAL              562       562        562         562         562         563        574
                                                  ===============================================================================
OTHER
          WOODWORKERS WAREHOUSE                         317       240        233         293         232         241        306

          INTERNET/MEMBERSHIP                             0         0          0           0           0           0          0

          CATALOG                                       164       112        101         100          76          75        132
                                                  -------------------------------------------------------------------------------
                                     TOTAL              481       352        335         392         309         316        438
                                                  ===============================================================================
INDIRECT OPERATING EXPENSE
          DISTRIBUTION CENTER                           306       262        256         281         253         260        298
          DISTRICT                                       65        52         52          65          47          47         61
                                                  -------------------------------------------------------------------------------
                                                        371       314        308         346         300         307        359
                                                  ===============================================================================
GENERAL AND ADMINISTRATION
          PAYROLL                                       316       253        253         316         253         253        327
          CUSTOMER SERVICE PAYROLL                       31        25         25          31          25          25         32
          ADMINISTRATION                                450       364        364         450         364         364        450
                                                  -------------------------------------------------------------------------------
                                                        797       641        641         797         641         641        809
                                                  ===============================================================================
EBITDA                                                  916       296        160         400         118         258        573

DEPRECIATION (INCLUDED ABOVE IN OCCUPANCY)
          FIXED ASSETS                                  256       255        253         252         246         227        242
          AMORTIZATION                                   14        12         12          14          12          12         14
                                                  -------------------------------------------------------------------------------
                                                        270       266        264         266         258         239        256
                                                  ===============================================================================
EBIT (Operating Income)                                 646        30       -105         134        -140          19        317
                                                  ===============================================================================

                               [RESTUBBED TABLE]

                                                    99 STORES 99 STORES   99 STORES   99 STORES  99 STORES      Total
FY 2003                                               Oct-03    Nov-03      Dec-03      Jan-04     Feb-04      FY 2003
----------------------------------------------------------------------------------------------------------------------
OCCUPANCY
          WOODWORKERS WAREHOUSE                          285       285         286         286        286       3,390

          INTERNET/MEMBERSHIP                              0         0           0           0          0           0

          CATALOG                                          0         0           0           0          0           0
                                                 ---------------------------------------------------------------------
                                     TOTAL               285       285         286         286        286       3,390
                                                 =====================================================================
RENT
          WOODWORKERS WAREHOUSE                          537       537         537         537        537       6,377

          CATALOG/INTERNET                                 0         0           0           0          0

          HQ & DISTRIBUTION CENTER                        38        38          38          38         38         439
                                                                                                                    0
                                                 ---------------------------------------------------------------------
                                     TOTAL               574       574         574         574        574       6,816
                                                 =====================================================================
OTHER
          WOODWORKERS WAREHOUSE                          257       274         436         260        269       3,357

          INTERNET/MEMBERSHIP                              0         0           0           0          0           0

          CATALOG                                        117       217         229         166        211       1,701
                                                 ---------------------------------------------------------------------
                                     TOTAL               375       491         665         426        480       5,058
                                                 =====================================================================
INDIRECT OPERATING EXPENSE
          DISTRIBUTION CENTER                            280       303         424         287        298       3,508
          DISTRICT                                        49        49          61          49         49         644
                                                 ---------------------------------------------------------------------
                                                         329       352         485         335        347       4,152
                                                 =====================================================================
GENERAL AND ADMINISTRATION
          PAYROLL                                        262       262         327         262        262       3,345
          CUSTOMER SERVICE PAYROLL                        25        25          32          25         25         325
          ADMINISTRATION                                 364       364         451         364        364       4,712
                                                 ---------------------------------------------------------------------
                                                         651       651         809         651        651       8,382
                                                 =====================================================================
EBITDA                                                   530       909       3,286         534        802       8,781

DEPRECIATION (INCLUDED ABOVE IN OCCUPANCY)
          FIXED ASSETS                                   226       224         238         221        219       2,858
          AMORTIZATION                                    12        12           0           0          0         113
                                                 ---------------------------------------------------------------------
                                                         237       235         238         221        219       2,971
                                                 =====================================================================
EBIT (Operating Income)                                  293       673       3,048         313        583       5,811
                                                 =====================================================================

                        TREND-LINES THREE YEAR PROJECTION
                        MARCH 2001 THROUGH FEBRUARY 2004

                                                   99 STORES 99 STORES  99 STORES   99 STORES   99 STORES   99 STORES  99 STORES
FY 2003                                              Mar-03    Apr-03     May-03      Jun-03      Jul-03      Aug-03     Sep-03
----------------------------------------------------------------------------------------------------------------------------------
EXTRAORDINARY ITEMS
          LOSS ON DISPOSITION OF 7 PT STORES
          SALE OF REVERE LEASE
          RELOCATION (AS RESULT OF REVERE LEASE)
          SALE OF SEABROOK FACILITY
          BOA LEGAL FEES
          LEASE SETTLEMENTS
          KERP PAYMENTS
          RECLAMATION EXPENSE
          PROFESSIONAL FEES
          GAINS ON COD INCOME
          REVOLVER CLOSING                                0         0          0           0           0           0          0
          COLLATERAL MONITORING FEES                      4         4          4           4           4           4          4
          INVENTORY APPRAISALS                            0         0          0           0           0           0          0
          UNUSED COMITTMENT FEES                          4         4          5           5           5           5          5
          TOTAL EXTRAORDINARY ITEMS                       8         8          9           9           9           9          9

INTEREST EXPENSE

          CAPITAL LEASE                                   5         5          5           5           5           5          5
          BOA OVER ADVANCE                                0         0          0           0           0           0          0
          LINE OF CREDIT (1)                            125       118        114         114         110         111        113
                                                  --------------------------------------------------------------------------------
                                                        130       123        119         119         115         116        118
                                                  ================================================================================
EBT (EARNINGS BEFORE TAXES)                             508      -102       -232           5        -264        -106        190
                                                  ================================================================================
          TOTAL POST TOOL                                 0         0
          TOTAL GOLF DAY                                  0         0
          TOTAL REORGANIZATION                            0         0
          TOTAL DISPOSAL                                  0         0          0

EBT (EARNINGS BEFORE TAXES & Discont.))                 508      -102       -232           5        -264        -106        190

PROVISION FOR INCOME TAX
          INCOME TAX RATE                            39.05%    39.05%     39.05%      39.00%      39.00%      39.00%     39.00%
          PROVISION FOR INCOME TAX                        0         0          0           0           0           0          0
                                                  ================================================================================
NET INCOME                                              508      -102       -232           5        -264        -106        190
                                                  ================================================================================

                        TREND-LINES THREE YEAR PROJECTION
                        MARCH 2001 THROUGH FEBRUARY 2004

                                                    99 STORES 99 STORES   99 STORES   99 STORES  99 STORES      Total
FY 2003                                               Oct-03    Nov-03      Dec-03      Jan-04     Feb-04      FY 2003
----------------------------------------------------------------------------------------------------------------------
EXTRAORDINARY ITEMS
          LOSS ON DISPOSITION OF 7 PT STORES                                                                        0
          SALE OF REVERE LEASE                                                                                      0
          RELOCATION (AS RESULT OF REVERE LEASE)                                                                    0
          SALE OF SEABROOK FACILITY                                                                                 0
          BOA LEGAL FEES                                                                                            0
          LEASE SETTLEMENTS                                                                                         0
          KERP PAYMENTS                                                                                             0
          RECLAMATION EXPENSE                                                                                       0
          PROFESSIONAL FEES                                                                                         0
          GAINS ON COD INCOME                                                                                       0
          REVOLVER CLOSING                                 0         0           0           0          0           0
          COLLATERAL MONITORING FEES                       4         4           4           4          4          50
          INVENTORY APPRAISALS                             0         0           0           0          0           0
          UNUSED COMITTMENT FEES                           4         3           3           6          6          54
          TOTAL EXTRAORDINARY ITEMS                        8         7           7          10         11         104

INTEREST EXPENSE

          CAPITAL LEASE                                    5         5           5           5          5          60
          BOA OVER ADVANCE                                 0         0           0           0          0           0
          LINE OF CREDIT (1)                             117       138         140          97         85       1,381
                                                  --------------------------------------------------------------------
                                                         122       143         145         102         90       1,441
                                                  ====================================================================
EBT (EARNINGS BEFORE TAXES)                              162       523       2,896         202        483       4,266
                                                  ====================================================================
          TOTAL POST TOOL                                                                                           0
          TOTAL GOLF DAY                                                                                            0
          TOTAL REORGANIZATION                                                                                      0
          TOTAL DISPOSAL                                                                                            0

EBT (EARNINGS BEFORE TAXES & Discont.))                  162       523       2,896         202        483       4,266

PROVISION FOR INCOME TAX
          INCOME TAX RATE                             39.00%    39.00%      39.00%      39.00%     39.00%
          PROVISION FOR INCOME TAX                         0         0           0           0          0           0
                                                  ====================================================================
NET INCOME                                               162       523       2,896         202        483       4,266
                                                  ====================================================================

    Line of Credit interest expense based on following loan balances: >$15MM at PRIME plus 1.00%
(1) Line of Credit interest expense based on following loan balances:  $15MM at 30-day LIBOR plus 3.25%
(2) BOA Over Advance interest expense based on PRIME plus 3.00%

7.75% June 01 through August 01
6.99% September 01 through February 04
9.75%

REVOLVER BALANCE PER B/S    20,751  19,762  19,079 19,197 18,580  18,648  18,907 19,653  22,843  23,088 16,450  14,575

BOA OVER ADVANCE USED            0       0       0      0      0       0       0      0       0       0      0       0


TREND-LINES, INC.
STATEMENT OF PROJECTED CASH FLOWS
FISCAL YEARS: 2001 THROUGH 2003
WITH PAYMENT TERMS
BANK

------------------------------------------------------------------------------------------------------------------------------------
                                                                      FIRST QUARTER                       SECOND QUARTER
                                                       ---------------------------------------  ------------------------------------
                                                             MARCH       APRIL         MAY         JUNE        JULY        AUGUST
                                                             2001        2001          2001        2001        2001         2001
                                                       ---------------------------------------  ------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 NET INCOME (LOSS)                                        ($528,944) ($1,064,465) ($1,173,429)  ($489,804) ($1,021,039)   ($414,309)

 GAIN/(LOSS) ON EXTRAORDINARY ITEMS                       ($629,847) ($2,230,630)   ($797,892)    $15,198    ($623,057)  $3,350,000

 ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) T0 NET CASH
 PROVIDED BY (USED IN) OPERATING ACTIVITIES--
  DEPRECIATION AND AMORTIZATION                             271,102     (860,796)     269,153     268,203      262,532      242,037
  CHANGES IN CURRENT ASSETS AND LIABILITIES
    ACCOUNTS RECEIVABLE                                   1,085,921   (1,332,898)   1,774,830     182,295      103,110   10,934,556
    DEFERRED INCOME TAXES                                         0            0            0           0            0            0
    INVENTORIES                                           1,072,665    2,930,757      583,522   1,902,732    1,597,958     (167,663)
    PREPAID EXPENSE AND OTHER CURRENT ASSETS               (894,641)     941,190      121,721     (47,236)     (26,260)           0
    ACCOUNTS PAYABLE                                       (364,562)     383,377     (242,403)   (541,005)     276,505  (11,172,455)
    ACCRUED EXPENSE                                      (1,468,017)    (570,254)    (196,457)    177,504     (155,022)      29,579
                                                       ---------------------------------------  ------------------------------------
     NET CASH (USED IN) OPERATING ACTIVITIES             (1,456,323)  (1,803,719)     339,045   1,467,887      414,727    2,801,745

CASH FLOWS FROM INVESTING ACTIVITIES:
 PURCHASES OF PROPERTY AND EQUIPMENT                        (20,608)   2,008,910      (17,940)     (3,391)       1,978            0
 INCREASE IN OTHER ASSETS                                    45,372       44,416       15,467       2,830     (345,324)          (0)
                                                       ---------------------------------------  ------------------------------------
     NET CASH (USED IN) INVESTING ACTIVITIES                 24,764    2,053,326       (2,473)       (561)    (343,346)          (0)

CASH FLOWS FROM FINANCING ACTIVITIES:

 NET BORROWING UNDER REVOLVER FACILITY                            0   (5,000,000)          (0)     62,750            0            0
 NET BORROWING UNDER TRAUNCH B                                    0            0            0           0            0            0
 PAYMENTS ON CAPITAL LEASE OBLIGATIONS                      (26,284)     (25,448)     (27,483)    (26,566)     (26,770)           0
 PROCEEDS FROM EXERCISE OF STOCK OPTIONS                          0            0            0           0            0            0
 PROCEEDS FROM ADDITIONAL PAID IN CAPITAL                         0            0            0           0            0            0
 PURCHASES OF TREASURY STOCK                                      0            0            0           0            0            0
                                                       ---------------------------------------  ------------------------------------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES    (26,284)  (5,025,448)     (27,483)     36,184      (26,770)           0

NET (DECREASE) IN CASH AND CASH EQUIVALENTS              (1,457,843)  (4,775,841)     309,088   1,503,510       44,611    2,801,745

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD           18,366,997   16,909,155   12,133,314  13,047,320   14,550,830   14,595,441
                                                       ---------------------------------------  ------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                $16,909,154  $12,133,314  $12,442,402 $14,550,830  $14,595,441  $17,397,186
                                                       ====================================== ======================================
------------------------------------------------------------------------------------------------------------------------------------

TREND-LINES, INC.
STATEMENT OF PROJECTED CASH FLOWS
FISCAL YEARS: 2001 THROUGH 2003
WITH PAYMENT TERMS
BANK

------------------------------------------------------------------------------------------------------------------------------------
                                                                   THIRD QUARTER                           FOURTH QUARTER
                                                       --------------------------------------- -------------------------------------
                                                        SEPTEMBER      OCTOBER      NOVEMBER    DECEMBER     JANUARY      FEBRUARY
                                                          2001          2001          2001        2001        2002          2002
                                                       --------------------------------------- -------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 NET INCOME (LOSS)                                        ($221,210)   ($279,470)    $115,362  $2,327,702    ($115,505)     $36,404

 GAIN/(LOSS) ON EXTRAORDINARY ITEMS                       ($870,000) $35,979,249  ($1,032,692)  ($194,959)   ($196,725)     ($7,005)

 ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) T0 NET CASH
 PROVIDED BY (USED IN) OPERATING ACTIVITIES--
  DEPRECIATION AND AMORTIZATION                             260,578      143,103      238,812     301,479      232,444      231,017
  CHANGES IN CURRENT ASSETS AND LIABILITIES
    ACCOUNTS RECEIVABLE                                  (1,298,381)     603,751     (924,028) (4,031,964)   3,753,724     (204,642)
    DEFERRED INCOME TAXES                                         0            0            0           0            0            0
    INVENTORIES                                            (392,609)  (1,211,036)  (1,926,385)    887,376    3,428,882    2,027,866
    PREPAID EXPENSE AND OTHER CURRENT ASSETS                      0            0            0           0            0            0
    ACCOUNTS PAYABLE                                              0  (34,702,000)   1,750,000  (2,000,000)           0            0
    ACCRUED EXPENSE                                         508,977     (594,247)     (12,975)    966,389   (1,379,351)    (211,143)
                                                       ---------------------------------------  ------------------------------------
     NET CASH (USED IN) OPERATING ACTIVITIES             (2,012,646)     (60,650)  (1,791,906) (1,743,977)   5,723,469    1,872,497

CASH FLOWS FROM INVESTING ACTIVITIES:
 PURCHASES OF PROPERTY AND EQUIPMENT                              0      857,856            0           0            0            0
 INCREASE IN OTHER ASSETS                                         0           (0)          (0)   (300,000)          (0)          (0)
                                                       ---------------------------------------  ------------------------------------
     NET CASH (USED IN) INVESTING ACTIVITIES                      0      857,856           (0)   (300,000)          (0)          (0)

CASH FLOWS FROM FINANCING ACTIVITIES:

 NET BORROWING UNDER REVOLVER FACILITY                   (7,500,000) (11,128,848)   4,739,010     558,663   (4,238,155)  (1,872,497)
 NET BORROWING UNDER TRAUNCH B                                    0    2,947,103   (2,947,103)  1,485,314   (1,485,314)           0
 PAYMENTS ON CAPITAL LEASE OBLIGATIONS                            0            0            0           0            0            0
 PROCEEDS FROM EXERCISE OF STOCK OPTIONS                          0            0            0           0            0            0
 PROCEEDS FROM ADDITIONAL PAID IN CAPITAL                         0            0            0           0            0            0
 PURCHASES OF TREASURY STOCK                                      0            0            0           0            0            0
                                                       ---------------------------------------  ------------------------------------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES (7,500,000)  (8,181,745)   1,791,906   2,043,977   (5,723,469)  (1,872,497)

NET (DECREASE) IN CASH AND CASH EQUIVALENTS              (9,512,646)  (7,384,539)           0          (0)           0           (0)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD           17,397,186    7,884,539      500,000     500,000      500,000      500,000
                                                       ---------------------------------------  ------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                 $7,884,539     $500,000     $500,000    $500,000     $500,000     $500,000
                                                       ======================================= =====================================
------------------------------------------------------------------------------------------------------------------------------------

TREND-LINES, INC.
STATEMENT OF PROJECTED CASH FLOWS
FISCAL YEARS: 2001 THROUGH 2003
WITH PAYMENT TERMS
BANK

------------------------------------------------------------------------------------------------------------------------------------
                                                                     FIRST QUARTER                        SECOND QUARTER
                                                         ------------------------------------  -------------------------------------
                                                             MARCH        APRIL        MAY        JUNE          JULY       AUGUST
                                                             2002         2002         2002       2002          2002        2002
                                                         -------------------------------------  ------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 NET INCOME (LOSS)                                         $300,209     ($258,864)  ($363,782)  ($155,531)   ($388,542)   ($239,504)

 GAIN/(LOSS) ON EXTRAORDINARY ITEMS                        ($32,206)      ($7,535)    ($7,721)    ($7,636)     ($7,797)     ($7,717)

 ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) T0 NET CASH
 PROVIDED BY (USED IN) OPERATING ACTIVITIES--
  DEPRECIATION AND AMORTIZATION                             270,276       266,145     264,411     266,346      257,790      238,548
  CHANGES IN CURRENT ASSETS AND LIABILITIES
    ACCOUNTS RECEIVABLE                                    (812,089)    1,375,328     607,755    (754,808)   1,011,745     (214,384)
    DEFERRED INCOME TAXES                                         0             0           0           0            0            0
    INVENTORIES                                             288,195             0           0           0            0            0
    PREPAID EXPENSE AND OTHER CURRENT ASSETS                      0             0           0           0            0            0
    ACCOUNTS PAYABLE                                              0             0           0           0            0            0
    ACCRUED EXPENSE                                         468,420      (586,127)    (54,841)    447,128     (487,282)      32,516
                                                         -------------------------------------  ------------------------------------

     NET CASH (USED IN) OPERATING ACTIVITIES                482,806       788,948     445,822    (204,500)     385,915     (190,542)

CASH FLOWS FROM INVESTING ACTIVITIES:
 PURCHASES OF PROPERTY AND EQUIPMENT                              0             0           0           0            0            0
 INCREASE IN OTHER ASSETS                                         0            (0)         (0)          0           (0)          (0)
                                                         -------------------------------------  ------------------------------------

     NET CASH (USED IN) INVESTING ACTIVITIES                      0            (0)         (0)          0           (0)          (0)

CASH FLOWS FROM FINANCING ACTIVITIES:

 NET BORROWING UNDER REVOLVER FACILITY                     (482,806)     (788,948)   (445,822)    204,500     (385,915)     190,542
 NET BORROWING UNDER TRAUNCH B                                    0             0           0           0            0            0
 PAYMENTS ON CAPITAL LEASE OBLIGATIONS                            0             0           0           0            0            0
 PROCEEDS FROM EXERCISE OF STOCK OPTIONS                          0             0           0           0            0            0
 PROCEEDS FROM ADDITIONAL PAID IN CAPITAL                         0             0           0           0            0            0
 PURCHASES OF TREASURY STOCK                                      0             0           0           0            0            0
                                                         -------------------------------------  ------------------------------------

     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES   (482,806)     (788,948)   (445,822)    204,500     (385,915)     190,542

NET (DECREASE) IN CASH AND CASH EQUIVALENTS                       0            (0)         (0)          0           (0)          (0)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD              500,000       500,000     500,000     500,000      500,000      500,000
                                                         -------------------------------------  ------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                   $500,000      $500,000    $500,000    $500,000     $500,000     $500,000
                                                         =====================================  ====================================
------------------------------------------------------------------------------------------------------------------------------------

(RESTUBBED TABLE)

------------------------------------------------------------------------------------------------------------------------------------
                                                                     THIRD QUARTER                        FOURTH QUARTER
                                                         -------------------------------------  ------------------------------------
                                                           SEPTEMBER      OCTOBER    NOVEMBER    DECEMBER     JANUARY      FEBRUARY
                                                             2002          2002        2002        2002        2003          2003
                                                         -------------------------------------  ------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 NET INCOME (LOSS)                                          $10,921        $1,042    $313,567  $2,520,151      $23,893     $277,211

 GAIN/(LOSS) ON EXTRAORDINARY ITEMS                         ($7,583)      ($7,223)    ($5,982)    ($5,884)     ($8,307)     ($8,972)

 ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) T0 NET CASH
 PROVIDED BY (USED IN) OPERATING ACTIVITIES--
  DEPRECIATION AND AMORTIZATION                             256,217       237,219     235,323     252,639      232,444      231,017
  CHANGES IN CURRENT ASSETS AND LIABILITIES
    ACCOUNTS RECEIVABLE                                  (1,139,495)      579,091    (756,037) (4,161,616)   3,986,689     (361,666)
    DEFERRED INCOME TAXES                                         0             0           0           0            0            0
    INVENTORIES                                                   0    (1,289,216) (2,981,213)          0    2,843,114    1,410,487
    PREPAID EXPENSE AND OTHER CURRENT ASSETS                      0             0           0           0            0            0
    ACCOUNTS PAYABLE                                              0             0           0           0            0            0
    ACCRUED EXPENSE                                         557,928      (384,319)    214,492   1,160,494   (1,262,895)      47,933
                                                         -------------------------------------  ------------------------------------

     NET CASH (USED IN) OPERATING ACTIVITIES               (322,013)     (863,407) (2,979,851)   (234,216)   5,814,937    1,596,011

CASH FLOWS FROM INVESTING ACTIVITIES:
 PURCHASES OF PROPERTY AND EQUIPMENT                              0             0           0           0            0            0
 INCREASE IN OTHER ASSETS                                         0            (0)         (0)          0           (0)          (0)
                                                         -------------------------------------  ------------------------------------

     NET CASH (USED IN) INVESTING ACTIVITIES                      0            (0)         (0)          0           (0)          (0)

CASH FLOWS FROM FINANCING ACTIVITIES:

 NET BORROWING UNDER REVOLVER FACILITY                      322,013       863,407   2,979,851     234,216   (5,814,937)  (1,596,011)
 NET BORROWING UNDER TRAUNCH B                                    0             0           0           0            0            0
 PAYMENTS ON CAPITAL LEASE OBLIGATIONS                            0             0           0           0            0            0
 PROCEEDS FROM EXERCISE OF STOCK OPTIONS                          0             0           0           0            0            0
 PROCEEDS FROM ADDITIONAL PAID IN CAPITAL                         0             0           0           0            0            0
 PURCHASES OF TREASURY STOCK                                      0             0           0           0            0            0
                                                         -------------------------------------  ------------------------------------

     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES    322,013       863,407   2,979,851     234,216   (5,814,937)  (1,596,011)

NET (DECREASE) IN CASH AND CASH EQUIVALENTS                       0            (0)         (0)          0           (0)          (0)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD              500,000       500,000     500,000     500,000      500,000      500,000
                                                         -------------------------------------  ------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                   $500,000      $500,000    $500,000    $500,000     $500,000     $500,000
                                                         =====================================  ====================================
------------------------------------------------------------------------------------------------------------------------------------

TREND-LINES, INC.
STATEMENT OF PROJECTED CASH FLOWS
FISCAL YEARS: 2001 THROUGH 2003
WITH PAYMENT TERMS
BANK

------------------------------------------------------------------------------------------------------------------------------------
                                                                         FIRST QUARTER                    SECOND QUARTER
                                                           ------------------------------------   ----------------------------------
                                                             MARCH          APRIL       MAY        JUNE        JULY        AUGUST
                                                              2003          2003        2003       2003        2003         2003
                                                           ------------------------------------   ----------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 NET INCOME (LOSS)                                           $516,152     ($93,149)   $223,625)    $14,131   ($255,161)   ($96,903)

 GAIN/(LOSS) ON EXTRAORDINARY ITEMS                           ($8,021)     ($8,432)    ($8,717)    ($8,668)    ($8,925)    ($8,897)

 ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) T0 NET CASH
 PROVIDED BY (USED IN) OPERATING ACTIVITIES--
  DEPRECIATION AND AMORTIZATION                               270,276      266,145     264,411     266,346     257,790     238,548
  CHANGES IN CURRENT ASSETS AND LIABILITIES
    ACCOUNTS RECEIVABLE                                      (964,968)   1,474,278     719,622    (851,207)  1,142,254    (236,881)
    DEFERRED INCOME TAXES                                           0            0           0           0           0           0
    INVENTORIES                                            (2,625,778)           0           0           0           0           0
    PREPAID EXPENSE AND OTHER CURRENT ASSETS                        0            0           0           0           0           0
    ACCOUNTS PAYABLE                                                0            0           0           0           0           0
    ACCRUED EXPENSE                                           529,073     (650,587)    (68,170)    460,925    (518,820)     36,302
                                                           ------------------------------------   ----------------------------------

     NET CASH (USED IN) OPERATING ACTIVITIES               (2,283,265)     988,256     683,522    (118,473)    617,139     (67,831)

CASH FLOWS FROM INVESTING ACTIVITIES:
 PURCHASES OF PROPERTY AND EQUIPMENT                                0            0           0           0           0           0
 INCREASE IN OTHER ASSETS                                           0           (0)         (0)         (0)         (0)         (0)
                                                           ------------------------------------   ----------------------------------

     NET CASH (USED IN) INVESTING ACTIVITIES                        0           (0)         (0)         (0)         (0)         (0)

CASH FLOWS FROM FINANCING ACTIVITIES:

 NET BORROWING UNDER REVOLVER FACILITY                      2,283,265     (988,256)   (683,522)    118,473    (617,139)     67,831
 NET BORROWING UNDER TRAUNCH B                                      0            0           0           0           0           0
 PAYMENTS ON CAPITAL LEASE OBLIGATIONS                              0            0           0           0           0           0
 PROCEEDS FROM EXERCISE OF STOCK OPTIONS                            0            0           0           0           0           0
 PROCEEDS FROM ADDITIONAL PAID IN CAPITAL                           0            0           0           0           0           0
 PURCHASES OF TREASURY STOCK                                        0            0           0           0           0           0
                                                           ------------------------------------   ----------------------------------

     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES    2,283,265     (988,256)   (683,522)    118,473    (617,139)     67,831

NET (DECREASE) IN CASH AND CASH EQUIVALENTS                        (0)          (0)          0           0           0           0

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                500,000      500,000     500,000     500,000     500,000     500,000
                                                           ------------------------------------   ----------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                     $500,000     $500,000    $500,000    $500,000    $500,000    $500,000
                                                           ====================================   ==================================
------------------------------------------------------------------------------------------------------------------------------------

(RESTUBBED TABLE)

------------------------------------------------------------------------------------------------------------------------------------
                                                                         THIRD QUARTER                     FOURTH QUARTER
                                                           ------------------------------------ ------------------------------------
                                                            SEPTEMBER     OCTOBER     NOVEMBER   DECEMBER     JANUARY     FEBRUARY
                                                              2003          2003        2003       2003        2004         2004
                                                           ------------------------------------ ------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 NET INCOME (LOSS)                                           $199,017     $170,645    $530,242  $2,902,940    $211,753    $493,245

 GAIN/(LOSS) ON EXTRAORDINARY ITEMS                           ($8,789)     ($8,478)    ($7,149)    ($7,047)    ($9,812)   ($10,594)

 ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) T0 NET CASH
 PROVIDED BY (USED IN) OPERATING ACTIVITIES--
  DEPRECIATION AND AMORTIZATION                               256,217      237,219     235,323     238,216     220,905     219,479
  CHANGES IN CURRENT ASSETS AND LIABILITIES
    ACCOUNTS RECEIVABLE                                    (1,323,209)     661,596    (959,456) (4,606,948)  4,475,214    (460,151)
    DEFERRED INCOME TAXES                                           0            0           0           0           0           0
    INVENTORIES                                                     0   (1,397,372) (3,280,857)          0   3,110,520   1,552,920
    PREPAID EXPENSE AND OTHER CURRENT ASSETS                        0            0           0           0           0           0
    ACCOUNTS PAYABLE                                                0            0           0           0           0           0
    ACCRUED EXPENSE                                           618,058     (409,641)    291,407   1,227,882  (1,370,772)     80,777
                                                           ------------------------------------ ------------------------------------

     NET CASH (USED IN) OPERATING ACTIVITIES                 (258,706)    (746,031) (3,190,490)   (244,956)  6,637,808   1,875,677

CASH FLOWS FROM INVESTING ACTIVITIES:
 PURCHASES OF PROPERTY AND EQUIPMENT                                0            0           0           0           0           0
 INCREASE IN OTHER ASSETS                                          (0)          (0)         (0)          0           0           0
                                                           ------------------------------------ ------------------------------------

     NET CASH (USED IN) INVESTING ACTIVITIES                       (0)          (0)         (0)          0           0           0

CASH FLOWS FROM FINANCING ACTIVITIES:

 NET BORROWING UNDER REVOLVER FACILITY                        258,706      746,031   3,190,490     244,956  (6,637,808) (1,875,677)
 NET BORROWING UNDER TRAUNCH B                                      0            0           0           0           0           0
 PAYMENTS ON CAPITAL LEASE OBLIGATIONS                              0            0           0           0           0           0
 PROCEEDS FROM EXERCISE OF STOCK OPTIONS                            0            0           0           0           0           0
 PROCEEDS FROM ADDITIONAL PAID IN CAPITAL                           0            0           0           0           0           0
 PURCHASES OF TREASURY STOCK                                        0            0           0           0           0           0
                                                           ------------------------------------ ------------------------------------

     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES      258,706      746,031   3,190,490     244,956  (6,637,808) (1,875,677)

NET (DECREASE) IN CASH AND CASH EQUIVALENTS                        (0)          (0)          0          (0)          0          (0)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                500,000      500,000     500,000     500,000     500,000     500,000
                                                           ------------------------------------ ------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                     $500,000     $500,000    $500,000    $500,000    $500,000    $500,000
                                                           ==================================== ====================================
------------------------------------------------------------------------------------------------------------------------------------

TREND-LINES, INC.
BALANCE SHEET PROJECTION
FISCAL YEARS: 2001 THROUGH 2003
WITH PAYABLE TERMS
BANK

--------------------------------------------------------------------------------------------------------------------------------
                                                   FIRST QUARTER                                  SECOND QUARTER
                                        ----------------------------------------------------------------------------------------
                                            MARCH         APRIL           MAY             JUNE          JULY          AUGUST
                                            2001          2001           2001             2001          2001           2001
--------------------------------------------------------------------------------------------------------------------------------
ASSETS                                     ACTUAL        ACTUAL         ACTUAL           ACTUAL        ACTUAL
  CASH
    STORES                             $16,909,155    $12,133,314    $13,047,320     $14,550,830    $14,595,441    $17,397,186
  ACCOUNTS RECEIVABLE
    TRADE                                  701,050        658,413        586,891         565,751        549,603        555,967
    COOP                                12,528,254     12,564,321     12,273,298      12,173,152     11,960,088      1,027,265
    CREDIT CARD                            702,123        766,849        668,937         541,312        690,666        611,928
    OTHER                                1,543,227      2,817,969      1,503,643       1,570,259      1,563,363      1,634,004
    RGA's                                   57,659         57,659         57,612          57,612              0              0
  INCOME TAX RECEIVABLE                    103,063        103,063        103,063         103,063        103,063        103,063
    ALLOWANCE FOR DOUBTFUL ACCOUNTS       (440,380)      (440,380)      (440,380)       (440,380)      (399,124)      (399,124)
                                       -----------------------------------------------------------------------------------------
       TOTAL                            15,194,996     16,527,894     14,753,064      14,570,769     14,467,659      3,533,103
  INVENTORY
       Sales at Cost                                            0     (5,192,450)     (6,187,956)    (5,109,101)    (5,327,538)
       Purchases at Cost                                        0      4,904,255       5,899,761      2,483,323      5,039,343
       13 Store Amortization
           (and normalization)                   0              0              0               0              0        455,858
    TREND-LINES                         37,601,755     37,089,551     36,794,224      35,179,687     36,207,507     36,663,365
    GOLF DAY                                     0              0              0               0              0              0
    POST TOOL                            5,620,721      3,202,168      2,913,973       2,625,778              0       (288,195)
                                       -----------------------------------------------------------------------------------------
       TOTAL                            43,222,476     40,291,719     39,708,197      37,805,465     36,207,507     36,375,170
  OTHER AND PREPAID ASSETS
    TREND-LINES                          2,692,291      1,751,101      1,629,380       1,676,616      1,702,876      1,702,876
                                       -----------------------------------------------------------------------------------------
       TOTAL                             2,692,291      1,751,101      1,629,380       1,676,616      1,702,876      1,702,876
                                       -----------------------------------------------------------------------------------------
        TOTAL CURRENT ASSETS            78,018,918     70,704,028     69,137,961      68,603,680     66,973,483     59,008,335

  PROPERTY AND EQUIPMENT                29,827,845     27,818,935     27,836,875      27,840,266     27,838,288     27,838,288
    LESS: ACCUMULATED DEPRECIATION     (17,079,127)   (16,218,331)   (16,471,205)    (16,723,128)   (16,969,379)   (17,196,388)
                                       -----------------------------------------------------------------------------------------
        PROPERTY AND EQUIPMENT, NET     12,748,718     11,600,604     11,365,670      11,117,138     10,868,909     10,641,900
                                                          860,796
  INTANGIBLE ASSETS, NET                         0              0              0               0              0              0
  OTHER ASSETS
    OTHER ASSETS                           854,082        809,666        777,919         758,809      1,087,853      1,072,825
                                       -----------------------------------------------------------------------------------------
       TOTAL                               854,082        809,666        777,919         758,809      1,087,853      1,072,825

        TOTAL ASSETS                   $91,621,718    $83,114,298    $81,281,550     $80,479,627    $78,930,245    $70,723,060
                                       =========================================================================================
-----------------------------------------------------------------------------------------------------------------------------------

                               [RESTUBBED TABLE]

----------------------------------------------------------------------------------------------------------------------------------
                                                     THIRD QUARTER                                 FOURTH QUARTER
                                      --------------------------------------------------------------------------------------------
                                         SEPTEMBER      OCTOBER        NOVEMBER        DECEMBER        JANUARY        FEBRUARY
                                           2001           2001           2001            2001            2002           2002
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
  CASH
    STORES                              $7,884,539      $500,000        $500,000        $500,000       $500,000        $500,000
  ACCOUNTS RECEIVABLE
    TRADE                                  728,480       627,946         738,493       1,398,418        667,802         694,855
    COOP                                 1,309,700     1,399,475       1,734,309       2,374,632      2,334,901       2,398,602
    CREDIT CARD                            819,163       700,547         820,415       1,591,645        749,337         781,683
    OTHER                                2,270,203     1,795,827       2,154,605       4,115,091      1,974,022       2,055,564
    RGA's                                        0             0               0               0              0               0
  INCOME TAX RECEIVABLE                    103,063       103,063         103,063         103,063        103,063         103,063
    ALLOWANCE FOR DOUBTFUL ACCOUNTS       (399,124)     (399,124)       (399,124)       (399,124)      (399,124)       (399,124)
                                      --------------------------------------------------------------------------------------------
       TOTAL                             4,831,485     4,227,734       5,151,761       9,183,725      5,430,001       5,634,643
  INVENTORY
       Sales at Cost                    (6,816,710)   (5,993,137)     (7,122,678)    (13,241,864)    (6,324,486)     (6,607,574)
       Purchases at Cost                 6,528,515     6,807,505       9,555,468      12,857,604      3,339,530       5,023,633
       13 Store Amortization
           (and normalization)             680,804       396,668        (506,404)       (503,116)      (443,926)       (443,926)
    TREND-LINES                         37,344,170    38,939,466      41,282,133      40,779,017     37,638,331      35,898,660
    GOLF DAY                                     0             0               0               0              0               0
    POST TOOL                             (576,390)     (960,650)     (1,376,932)     (1,761,192)    (2,049,388)     (2,337,583)
                                      --------------------------------------------------------------------------------------------
       TOTAL                            36,767,780    37,978,815      39,905,201      39,017,825     35,588,943      33,561,077
  OTHER AND PREPAID ASSETS
    TREND-LINES                          1,702,876     1,702,876       1,702,876       1,702,876      1,702,876       1,702,876
                                      --------------------------------------------------------------------------------------------
       TOTAL                             1,702,876     1,702,876       1,702,876       1,702,876      1,702,876       1,702,876
                                      --------------------------------------------------------------------------------------------
        TOTAL CURRENT ASSETS            51,186,679    44,409,425      47,259,838      50,404,426     43,221,820      41,398,596

  PROPERTY AND EQUIPMENT                27,838,288    26,980,432      26,980,432      26,980,432     26,980,432      26,980,432
    LESS: ACCUMULATED DEPRECIATION     (17,438,182)  (17,566,257)    (17,790,041)    (18,028,257)   (18,249,162)    (18,468,641)
                                      --------------------------------------------------------------------------------------------
        PROPERTY AND EQUIPMENT, NET     10,400,106     9,414,175       9,190,391       8,952,175      8,731,270       8,511,791

  INTANGIBLE ASSETS, NET                         0             0               0               0              0               0
  OTHER ASSETS
    OTHER ASSETS                         1,054,041     1,039,013       1,023,985       1,260,722      1,249,184       1,237,645
                                      --------------------------------------------------------------------------------------------
       TOTAL                             1,054,041     1,039,013       1,023,985       1,260,722      1,249,184       1,237,645

        TOTAL ASSETS                   $62,640,826   $54,862,613     $57,474,214     $60,617,323    $53,202,274     $51,148,033
                                      ============================================================================================
------------------------------------------------------------------------------------------------------------------------------------

TREND-LINES, INC.
BALANCE SHEET PROJECTION
FISCAL YEARS: 2001 THROUGH 2003
WITH PAYABLE TERMS
BANK

------------------------------------------------------------------------------------------------------------------------------------
                                                                  FIRST QUARTER                         SECOND QUARTER
                                                    --------------------------------------------------------------------------------
                                                       MARCH         APRIL          MAY          JUNE         JULY        AUGUST
                                                        2001         2001          2001          2001         2001         2001
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  OBLIGATION UNDER CAPITAL LEASE - CURRENT PORTION     $192,207      $166,759      $139,276     $112,710       $85,940      $85,940

  NOTE PAYABLE - OFFICER                             $3,500,000    $3,500,000    $3,500,000   $3,500,000    $3,500,000           $0

  ACCOUNTS PAYABLE - PRE-PETITION
    TREND-LINES                                      30,984,204    30,984,204    30,984,204   30,984,204    30,984,204   30,984,204
    GOLF DAY                                         13,406,680    13,406,680    13,406,680   13,406,680    13,406,680   13,406,680
    POST TOOL                                         4,962,473     4,962,473     4,962,473    4,962,473     4,962,473    4,962,473
    ADDITION FROM NOTE PAYABLE -OFFICER                                                                0             0    3,500,000
    TRANSFER FROM CO-OP RECEIVABLE                            0             0             0            0             0  (10,979,177)
                                                    --------------------------------------------------------------------------------
    SETTLEMENTS AGAINST PRE-PETITION                          0             0             0            0             0            0
    SETTLEMENTS AGAINST PRE-PETITION                          0             0             0            0             0            0
                                                    --------------------------------------------------------------------------------
       TOTAL - PRE-PETITION (Sales Tax = $900K)      49,353,357    49,353,357    49,353,357   49,353,357    49,353,357   41,874,180
  ACCOUNTS PAYABLE - POST-PETITION
    INVENTORY PURCHASES                                       0             0     4,904,255    5,899,761     2,483,323    5,039,343
    LESS TERMED AMOUNT                                        0             0             0            0             0            0
    PLUS PRIOR MONTH TERMED AMOUNT                            0             0             0            0             0            0
    TREND-LINES                                         472,663       875,275       633,186      106,299       382,681      382,681
    GOLF DAY                                            218,809       215,326       212,925      209,882       211,580       (1,345)
    POST TOOL                                            (5,982)      (21,734)      (19,647)     (30,722)      (32,297)     (12,650)
    ACCOUNTS PAYABLE LAG                                      0             0             0            0             0            0
                                                    --------------------------------------------------------------------------------
       TOTAL - POST-PETITION                            685,490     1,068,867       826,464      285,459       561,964      368,686
  TOTAL ACCOUNTS PAYABLE                             50,038,847    50,422,224    50,179,821   49,638,816    49,915,321   42,242,866

  ACCRUED EXPENSES
    ACCRUED EXPENSES                                  1,691,202     1,514,206     1,428,028    1,039,764       988,856    1,076,964
    ACCRUED PAYROLL AND TAXES                           692,160       561,305       538,810      270,244       268,976      268,976
    REORG/RESTRUCTURE                                 3,809,232     3,682,273     3,740,605    4,788,724     4,745,961    4,745,961
    DEFERRED RENT                                       198,816       187,939       175,410            0             0            0
    PREPAID SALES                                        61,337        78,211         9,221        3,915        19,605       31,286
    DEFERRED TAX LIABILITY                                    0             0             0            0             0            0
    DEFERRED W/C LIABILITY                              718,391       701,042       673,765      667,682       650,334      566,636
    DEFERRED MEMBERSHIP LIAB                            830,476       781,955       772,142      765,802       753,883      753,883
    GIFT CERTIFICATE LIAB                               705,730       637,337       587,078      574,218       523,228      549,771
    CUSTOMER REFUNDS PAYABLE                              3,867         3,867         2,618        2,970         2,911        2,948
    CUSTOMER LIAB - SPEC ORDERS                          34,725        45,335        48,016       55,430        56,712       43,620
    OTHER CURRENT LIABILITIES                         1,338,475     1,317,876     1,315,856    1,296,791     1,297,241    1,297,241
    ACCRUED INCOME TAXES                                677,191       680,002       703,341      706,855       709,666      709,666
                                                    --------------------------------------------------------------------------------
       TOTAL                                         10,761,602    10,191,348     9,994,891   10,172,395    10,017,373   10,046,952

  ADMIN. CONVENIENCE CLAIMS                                   0             0             0            0             0            0
                                                    --------------------------------------------------------------------------------
        TOTAL CURRENT LIABILITIES                    64,492,656    64,280,331    63,813,988   63,423,921    63,518,634   52,375,758

  REVOLVER LINE                                      47,566,440    42,566,440    42,566,440   42,629,190    42,629,190   42,629,190
  BOA $3.0M OVER-ADVANCE                                                                               0             0            0
  NOTE PAYABLE - FUTURE DIVIDEND
  DEFERRED INCOME TAXES                                       0             0             0            0             0            0
  OBLIGATION UNDER CAPITAL LEASE
    - LONG-TERM PORTION                                       0             0             0            0             0            0
                                                    --------------------------------------------------------------------------------
        TOTAL                                        47,566,440    42,566,440    42,566,440   42,629,190    42,629,190   42,629,190
------------------------------------------------------------------------------------------------------------------------------------

                               [RESTUBBED TABLE]

------------------------------------------------------------------------------------------------------------------------------------
                                                                  THIRD QUARTER                            FOURTH QUARTER
                                                   ---------------------------------------------------------------------------------
                                                     SEPTEMBER      OCTOBER      NOVEMBER      DECEMBER       JANUARY     FEBRUARY
                                                       2001           2001         2001          2001           2002        2002
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  OBLIGATION UNDER CAPITAL LEASE - CURRENT PORTION     $85,940       $85,940       $85,940       $85,940       $85,940      $85,940

  NOTE PAYABLE - OFFICER                                    $0            $0            $0            $0            $0           $0

  ACCOUNTS PAYABLE - PRE-PETITION
    TREND-LINES                                     30,984,204    30,984,204    30,984,204    30,984,204    30,984,204   30,984,204
    GOLF DAY                                        13,406,680    13,406,680    13,406,680    13,406,680    13,406,680   13,406,680
    POST TOOL                                        4,962,473     4,962,473     4,962,473     4,962,473     4,962,473    4,962,473
    ADDITION FROM NOTE PAYABLE -OFFICER              3,500,000     3,500,000     3,500,000     3,500,000     3,500,000    3,500,000
    TRANSFER FROM CO-OP RECEIVABLE                 (10,979,177)  (10,979,177)  (10,979,177)  (10,979,177)  (10,979,177) (10,979,177)
                                                   ---------------------------------------------------------------------------------
    SETTLEMENTS AGAINST PRE-PETITION                  (150,000)  (41,874,418)  (41,874,418)  (41,874,418)  (41,874,418) (41,874,418)
    SETTLEMENTS AGAINST PRE-PETITION                  (150,000)  (41,874,418)  (41,874,418)  (41,874,418)  (41,874,418) (41,874,418)
                                                   ---------------------------------------------------------------------------------
       TOTAL - PRE-PETITION (Sales Tax = $900K)     41,724,180          (238)         (238)         (238)         (238)        (238)
  ACCOUNTS PAYABLE - POST-PETITION
    INVENTORY PURCHASES                              6,528,515     6,807,505     9,555,468    12,857,604     3,339,530    5,023,633
    LESS TERMED AMOUNT                                       0    (3,000,000)   (4,750,000)   (4,750,000)   (4,750,000)  (4,750,000)
    PLUS PRIOR MONTH TERMED AMOUNT                           0             0     3,000,000     4,750,000     4,750,000    4,750,000
    TREND-LINES                                        382,681     3,382,681     5,132,681     5,132,681     5,132,681    5,132,681
    GOLF DAY                                            (1,345)       (1,345)       (1,345)       (1,345)       (1,345)      (1,345)
    POST TOOL                                          (12,650)      (12,650)      (12,650)      (12,650)      (12,650)     (12,650)
    ACCOUNTS PAYABLE LAG                                     0             0             0             0             0            0
                                                   ---------------------------------------------------------------------------------
       TOTAL - POST-PETITION                           368,686     3,368,686     5,118,686     5,118,686     5,118,686    5,118,686
  TOTAL ACCOUNTS PAYABLE                            42,092,866     3,368,448     5,118,448     5,118,448     5,118,448    5,118,448

  ACCRUED EXPENSES
    ACCRUED EXPENSES                                 1,217,364     1,065,427     1,084,883     1,267,245     1,086,986    1,049,328
    ACCRUED PAYROLL AND TAXES                          268,976       268,976       268,976       268,976       268,976      268,976
    REORG/RESTRUCTURE                                4,745,961     4,745,961     4,745,961     4,745,961     4,745,961    4,745,961
    DEFERRED RENT                                            0             0             0             0             0            0
    PREPAID SALES                                       35,527        20,931        27,138        58,762        28,637       28,554
    DEFERRED TAX LIABILITY                                   0             0             0             0             0            0
    DEFERRED W/C LIABILITY                             744,024       599,906       622,210       849,891       645,100      622,143
    DEFERRED MEMBERSHIP LIAB                           753,883       753,883       753,883       753,883       753,883      753,883
    GIFT CERTIFICATE LIAB                              717,243       620,555       728,071     1,371,493       657,549      683,796
    CUSTOMER REFUNDS PAYABLE                             3,825         3,211         3,869         7,325         3,493        3,627
    CUSTOMER LIAB - SPEC ORDERS                         62,221        55,926        66,809       124,653        58,254       61,428
    OTHER CURRENT LIABILITIES                        1,297,241     1,117,241       937,241       757,241       577,241      397,241
    ACCRUED INCOME TAXES                               709,666       709,666       709,666       709,666       709,666      709,666
                                                   ---------------------------------------------------------------------------------
       TOTAL                                        10,555,929     9,961,682     9,948,707    10,915,096     9,535,746    9,324,603

  ADMIN. CONVENIENCE CLAIMS                            150,000             0             0             0             0            0
                                                   ---------------------------------------------------------------------------------
        TOTAL CURRENT LIABILITIES                   52,884,735    13,416,070    15,153,095    16,119,484    14,740,134   14,528,991

  REVOLVER LINE                                     35,129,190    24,000,342    28,739,351    29,298,014    25,059,860   23,187,363
  BOA $3.0M OVER-ADVANCE                                     0     2,947,103             0     1,485,314             0            0
  NOTE PAYABLE - FUTURE DIVIDEND                             0     4,172,418     4,172,418     2,172,418     2,172,418    2,172,418
  DEFERRED INCOME TAXES                                      0             0             0             0             0            0
  OBLIGATION UNDER CAPITAL LEASE
    - LONG-TERM PORTION                                      0             0             0             0             0            0
                                                   ---------------------------------------------------------------------------------
        TOTAL                                       35,129,190    31,119,863    32,911,769    32,955,747    27,232,278   25,359,781
------------------------------------------------------------------------------------------------------------------------------------

TREND-LINES, INC.
BALANCE SHEET PROJECTION
FISCAL YEARS: 2001 THROUGH 2003
WITH PAYABLE TERMS
BANK

                                                              FIRST QUARTER                           SECOND QUARTER
                                                ----------------------------------------------------------------------------------
                                                   MARCH         APRIL         MAY            JUNE         JULY        AUGUST
                                                    2001          2001         2001           2001         2001         2001
----------------------------------------------------------------------------------------------------------------------------------
STOCKHOLDER'S EQUITY
  COMMON STOCK - CLASS A                             64,589       64,589         64,589        64,589        64,589       64,589
  COMMON STOCK - CLASS B                             46,410       46,410         46,410        46,410        46,410       46,410
  ADDITIONAL PAID IN CAPITAL                     41,626,278   41,626,278     41,626,278    41,626,278    41,626,278   41,626,278
  ADDITIONAL PAID IN CAPITAL - NEW INVESTMENT             0            0              0             0             0            0

  RETAINED EARNINGS (Net Inc Impact)            (59,714,682) (63,009,777)   (64,426,180)  (64,850,789)  (66,494,883) (66,909,192)
  RETAINED EARNINGS (Extraordinary Impact))                            0              0             0             0    3,350,000
  LESS:  TREASURY STOCK                          (2,459,973)  (2,459,973)    (2,459,973)   (2,459,973)   (2,459,973)  (2,459,973)
                                                ----------------------------------------------------------------------------------
    TOTAL STOCKHOLDER'S EQUITY                  (20,437,378) (23,732,473)   (25,148,876)  (25,573,485)  (27,217,579) (24,281,888)
    TOTAL LIABILITES AND STOCKHOLDER'S EQUITY   $91,621,718  $83,114,298    $81,231,552   $80,479,626   $78,930,245  $70,723,060
                                                ==================================================================================
----------------------------------------------------------------------------------------------------------------------------------

                               [RESTUBBED TABLE]

                                                              THIRD QUARTER                             FOURTH QUARTER
                                                -----------------------------------------------------------------------------------
                                                  SEPTEMBER     OCTOBER      NOVEMBER        DECEMBER       JANUARY      FEBRUARY
                                                    2001          2001         2001            2001           2002         2002
-----------------------------------------------------------------------------------------------------------------------------------
STOCKHOLDER'S EQUITY
  COMMON STOCK - CLASS A                              64,589       64,589        64,589          64,589        64,589        64,589
  COMMON STOCK - CLASS B                              46,410       46,410        46,410          46,410        46,410        46,410
  ADDITIONAL PAID IN CAPITAL                      41,626,278   41,626,278    41,626,278      41,626,278    41,626,278    41,626,278
  ADDITIONAL PAID IN CAPITAL - NEW INVESTMENT              0            0             0               0             0             0

  RETAINED EARNINGS (Net Inc Impact)             (67,130,403) (67,409,873)  (67,294,511)    (64,966,810)  (65,082,315)  (65,045,910)
  RETAINED EARNINGS (Extraordinary Impact))        2,480,000   38,459,249    37,426,557      37,231,598    37,034,873    37,027,868
  LESS:  TREASURY STOCK                           (2,459,973)  (2,459,973)   (2,459,973)     (2,459,973)   (2,459,973)   (2,459,973)
                                                -----------------------------------------------------------------------------------
    TOTAL STOCKHOLDER'S EQUITY                   (25,373,099)  10,326,680     9,409,350      11,542,093    11,229,862    11,259,261
    TOTAL LIABILITES AND STOCKHOLDER'S EQUITY    $62,640,826  $54,862,613   $57,474,214     $60,617,323   $53,202,274   $51,148,033
                                                ===================================================================================
-----------------------------------------------------------------------------------------------------------------------------------

TREND-LINES, INC.
BALANCE SHEET PROJECTION
FISCAL YEARS: 2001 THROUGH 2003
WITH PAYABLE TERMS
BANK

-----------------------------------------------------------------------------------------------------------------------------------
                                                             FIRST QUARTER                              SECOND QUARTER
                                      ---------------------------------------------------------------------------------------------
                                                MARCH           APRIL            MAY           JUNE          JULY         AUGUST
                                                 2002            2002           2002           2002          2002          2002
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
  CASH
    STORES                                     $500,000        $500,000        $500,000       $500,000     $500,000       $500,000
  ACCOUNTS RECEIVABLE
    TRADE                                       844,731         607,033         574,384        715,344      560,705        597,985
    COOP                                      2,472,336       1,860,901       1,786,730      1,783,864    1,563,649      1,562,663
    CREDIT CARD                                 950,358         683,765         648,546        805,033      631,364        673,474
    OTHER                                     2,475,367       2,215,766       1,750,050      2,210,278    1,747,055      1,883,035
    RGA's                                             0               0               0              0            0              0
  INCOME TAX RECEIVABLE                         103,063         103,063         103,063        103,063      103,063        103,063
    ALLOWANCE FOR DOUBTFUL ACCOUNTS            (399,124)       (399,124)       (399,124)      (399,124)    (399,124)      (399,124)
                                      ---------------------------------------------------------------------------------------------
       TOTAL                                  6,446,732       5,071,404       4,463,649      5,218,457    4,206,712      4,421,096
  INVENTORY
       Sales at Cost                         (7,978,630)     (5,725,739)     (5,405,727)    (6,751,192)  (5,295,886)    (5,668,632)
       Purchases at Cost                      7,978,630       5,725,739       5,405,727      6,751,192    5,295,886      5,668,632
       13 Store Amortization                          0               0               0              0            0              0
    TREND-LINES                              35,898,660      35,898,660      35,898,660     35,898,660   35,898,660     35,898,660
    GOLF DAY                                          0               0               0              0            0              0
    POST TOOL                                (2,625,778)     (2,625,778)     (2,625,778)    (2,625,778)  (2,625,778)    (2,625,778)
                                      ---------------------------------------------------------------------------------------------
            TOTAL                            33,272,882      33,272,882      33,272,882     33,272,882   33,272,882     33,272,882
  OTHER AND PREPAID ASSETS
    TREND-LINES                               1,702,876       1,702,876       1,702,876      1,702,876    1,702,876      1,702,876
                                      ---------------------------------------------------------------------------------------------
       TOTAL                                  1,702,876       1,702,876       1,702,876      1,702,876    1,702,876      1,702,876
                                      ---------------------------------------------------------------------------------------------
        TOTAL CURRENT ASSETS                 41,922,490      40,547,162      39,939,407     40,694,215   39,682,470     39,896,854

  PROPERTY AND EQUIPMENT                     26,980,432      26,980,432      26,980,432     26,980,432   26,980,432     26,980,432
    LESS:  ACCUMULATED DEPRECIATION         (18,724,494)    (18,979,101)    (19,231,974)   (19,483,897) (19,730,149)   (19,957,158)
                                      ---------------------------------------------------------------------------------------------
        PROPERTY AND EQUIPMENT, NET           8,255,938       8,001,331       7,748,458      7,496,535    7,250,283      7,023,274

  INTANGIBLE ASSETS, NET                              0               0               0              0            0              0
  OTHER ASSETS
    OTHER ASSETS                              1,223,222       1,211,684       1,200,145      1,185,722    1,174,184      1,162,645
                                      ---------------------------------------------------------------------------------------------
       TOTAL                                  1,223,222       1,211,684       1,200,145      1,185,722    1,174,184      1,162,645

        TOTAL ASSETS                        $51,401,650     $49,760,177     $48,888,011    $49,376,473  $48,106,937    $48,082,774
                                      =============================================================================================
-----------------------------------------------------------------------------------------------------------------------------------

                               [RESTUBBED TABLE]

-------------------------------------------------------------------------------------------------------------------------------
                                                       THIRD QUARTER                               FOURTH QUARTER
                                     ------------------------------------------------------------------------------------------
                                         SEPTEMBER       OCTOBER         NOVEMBER     DECEMBER        JANUARY         FEBRUARY
                                           2002           2002             2002         2002           2003             2003
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
  CASH
    STORES                                $500,000       $500,000        $500,000      $500,000       $500,000        $500,000
  ACCOUNTS RECEIVABLE
    TRADE                                  775,461        682,004         790,929     1,453,672        707,817         764,988
    COOP                                 1,718,808      1,694,979       1,868,325     2,524,130      2,470,097       2,529,144
    CREDIT CARD                            873,612        768,348         890,719     1,637,321        797,268         861,678
    OTHER                                2,488,771      2,132,230       2,483,626     4,580,091      2,233,343       2,414,382
    RGA's                                        0              0               0             0              0               0
  INCOME TAX RECEIVABLE                    103,063        103,063         103,063       103,063        103,063         103,063
    ALLOWANCE FOR DOUBTFUL ACCOUNTS       (399,124)      (399,124)       (399,124)     (399,124)      (399,124)       (399,124)
                                     ------------------------------------------------------------------------------------------
       TOTAL                             5,560,591      4,981,500       5,737,538     9,899,154      5,912,465       6,274,131
  INVENTORY
       Sales at Cost                    (7,334,582)    (6,446,079)     (7,453,032)  (13,774,936)    (6,667,717)     (7,192,693)
       Purchases at Cost                 7,334,582      7,735,295      10,434,245    13,774,936      3,824,602       5,782,206
       13 Store Amortization                     0              0               0             0              0               0
    TREND-LINES                         35,898,660     37,187,876      40,169,088    40,169,088     37,325,974      35,915,487
    GOLF DAY                                     0              0               0             0              0               0
    POST TOOL                           (2,625,778)    (2,625,778)     (2,625,778)   (2,625,778)    (2,625,778)     (2,625,778)
                                     ------------------------------------------------------------------------------------------
            TOTAL                       33,272,882     34,562,098      37,543,311    37,543,311     34,700,196      33,289,709
  OTHER AND PREPAID ASSETS
    TREND-LINES                          1,702,876      1,702,876       1,702,876     1,702,876      1,702,876       1,702,876
                                     ------------------------------------------------------------------------------------------
       TOTAL                             1,702,876      1,702,876       1,702,876     1,702,876      1,702,876       1,702,876
                                     ------------------------------------------------------------------------------------------
        TOTAL CURRENT ASSETS            41,036,349     41,746,474      45,483,724    49,645,340     42,815,537      41,766,716

  PROPERTY AND EQUIPMENT                26,980,432     26,980,432      26,980,432    26,980,432     26,980,432      26,980,432
    LESS:  ACCUMULATED DEPRECIATION    (20,198,951)   (20,424,631)    (20,648,415)  (20,886,632)   (21,107,537)    (21,327,015)
                                     ------------------------------------------------------------------------------------------
        PROPERTY AND EQUIPMENT, NET      6,781,481      6,555,801       6,332,017     6,093,800      5,872,895       5,653,417

  INTANGIBLE ASSETS, NET                         0              0               0             0              0               0
  OTHER ASSETS
    OTHER ASSETS                         1,148,222      1,136,684       1,125,145     1,110,722      1,099,184       1,087,645
                                     ------------------------------------------------------------------------------------------
       TOTAL                             1,148,222      1,136,684       1,125,145     1,110,722      1,099,184       1,087,645

        TOTAL ASSETS                   $48,966,052    $49,438,959     $52,940,886   $56,849,863    $49,787,616     $48,507,778
                                     ==========================================================================================
-------------------------------------------------------------------------------------------------------------------------------

TREND-LINES, INC.
BALANCE SHEET PROJECTION
FISCAL YEARS: 2001 THROUGH 2003
WITH PAYABLE TERMS
BANK

------------------------------------------------------------------------------------------------------------------------------------
                                                                 FIRST QUARTER                              SECOND QUARTER
                                                  ----------------------------------------------------------------------------------
                                                       MARCH         APRIL          MAY          JUNE           JULY       AUGUST
                                                       2002           2002         2002          2002           2002        2002
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  OBLIGATION UNDER CAPITAL LEASE - CURRENT PORTION     $85,940       $85,940       $85,940       $85,940       $85,940      $85,940

  NOTE PAYABLE - OFFICER                                    $0            $0            $0            $0            $0           $0

  ACCOUNTS PAYABLE - PRE-PETITION
    TREND-LINES                                     30,984,204    30,984,204    30,984,204    30,984,204    30,984,204   30,984,204
    GOLF DAY                                        13,406,680    13,406,680    13,406,680    13,406,680    13,406,680   13,406,680
    POST TOOL                                        4,962,473     4,962,473     4,962,473     4,962,473     4,962,473    4,962,473
    ADDITION FROM NOTE PAYABLE -OFFICER              3,500,000     3,500,000     3,500,000     3,500,000     3,500,000    3,500,000
    TRANSFER FROM CO-OP RECEIVABLE                 (10,979,177)  (10,979,177)  (10,979,177)  (10,979,177)  (10,979,177) (10,979,177)
                                                  ----------------------------------------------------------------------------------
    SETTLEMENTS AGAINST PRE-PETITION               (41,874,418)  (41,874,418)  (41,874,418)  (41,874,418)  (41,874,418) (41,874,418)
    SETTLEMENTS AGAINST PRE-PETITION               (41,874,418)  (41,874,418)  (41,874,418)  (41,874,418)  (41,874,418) (41,874,418)
                                                  ----------------------------------------------------------------------------------
       TOTAL - PRE-PETITION (Sales Tax = $900K)           (238)         (238)         (238)         (238)         (238)        (238)
  ACCOUNTS PAYABLE - POST-PETITION
    INVENTORY PURCHASES                              7,978,630     5,725,739     5,405,727     6,751,192     5,295,886    5,668,632
    LESS TERMED AMOUNT                              (4,750,000)   (4,750,000)   (4,750,000)   (4,750,000)   (4,750,000)  (4,750,000)
    PLUS PRIOR MONTH TERMED AMOUNT                   4,750,000     4,750,000     4,750,000     4,750,000     4,750,000    4,750,000
    TREND-LINES                                      5,132,681     5,132,681     5,132,681     5,132,681     5,132,681    5,132,681
    GOLF DAY                                            (1,345)       (1,345)       (1,345)       (1,345)       (1,345)      (1,345)
    POST TOOL                                          (12,650)      (12,650)      (12,650)      (12,650)      (12,650)     (12,650)
    ACCOUNTS PAYABLE LAG                                     0             0             0             0             0            0
                                                  ----------------------------------------------------------------------------------
       TOTAL - POST-PETITION                         5,118,686     5,118,686     5,118,686     5,118,686     5,118,686    5,118,686
  TOTAL ACCOUNTS PAYABLE                             5,118,448     5,118,448     5,118,448     5,118,448     5,118,448    5,118,448

  ACCRUED EXPENSES
    ACCRUED EXPENSES                                 1,205,003     1,038,577     1,026,602     1,171,614     1,011,645    1,007,900
    ACCRUED PAYROLL AND TAXES                          268,976       268,976       268,976       268,976       268,976      268,976
    REORG/RESTRUCTURE                                4,745,961     4,745,961     4,745,961     4,745,961     4,745,961    4,745,961
    DEFERRED RENT                                            0             0             0             0             0            0
    PREPAID SALES                                       33,568        24,685        23,751        29,383        22,834       24,306
    DEFERRED TAX LIABILITY                                   0             0             0             0             0            0
    DEFERRED W/C LIABILITY                             767,983       613,812       607,469       751,666       597,483      592,114
    DEFERRED MEMBERSHIP LIAB                           753,883       753,883       753,883       753,883       753,883      753,883
    GIFT CERTIFICATE LIAB                              831,213       596,948       564,589       703,795       551,567      588,191
    CUSTOMER REFUNDS PAYABLE                             4,405         3,175         3,003         3,737         2,928        3,123
    CUSTOMER LIAB - SPEC ORDERS                         75,124        53,974        50,914        63,262        49,718       53,057
    OTHER CURRENT LIABILITIES                          397,241       397,241       397,241       397,241       397,241      397,241
    ACCRUED INCOME TAXES                               709,666       709,666       709,666       709,666       709,666      709,666
                                                  ----------------------------------------------------------------------------------
       TOTAL                                         9,793,023     9,206,897     9,152,056     9,599,184     9,111,903    9,144,419

  OTHER CURRENT LIABILITIES                                  0             0             0             0             0            0
                                                  ----------------------------------------------------------------------------------
        TOTAL CURRENT LIABILITIES                   14,997,411    14,411,285    14,356,444    14,803,572    14,316,291   14,348,807

  REVOLVER LINE                                     22,704,557    21,915,609    21,469,787    21,674,287    21,288,372   21,478,914
  BOA $3.0M OVER-ADVANCE                                     0             0             0             0             0            0
  NOTE PAYABLE - FUTURE DIVIDEND                     2,172,418     2,172,418     2,172,418     2,172,418     2,172,418    2,172,418
  DEFERRED INCOME TAXES                                      0             0             0             0             0            0
  OBLIGATION UNDER CAPITAL LEASE
   - LONG-TERM PORTION                                       0             0             0             0             0            0
                                                  ----------------------------------------------------------------------------------
        TOTAL                                       24,876,975    24,088,027    23,642,205    23,846,705    23,460,790   23,651,332
------------------------------------------------------------------------------------------------------------------------------------

                               [RESTUBBED TABLE]


-----------------------------------------------------------------------------------------------------------------------------------
                                                                  THIRD QUARTER                           FOURTH QUARTER
                                                  ---------------------------------------------------------------------------------
                                                    SEPTEMBER       OCTOBER       NOVEMBER    DECEMBER       JANUARY      FEBRUARY
                                                      2002           2002           2002        2002          2003          2003
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  OBLIGATION UNDER CAPITAL LEASE - CURRENT PORTION    $85,940        $85,940       $85,940      $85,940       $85,940      $85,940

  NOTE PAYABLE - OFFICER                                   $0             $0            $0           $0            $0           $0

  ACCOUNTS PAYABLE - PRE-PETITION
    TREND-LINES                                    30,984,204     30,984,204    30,984,204   30,984,204    30,984,204   30,984,204
    GOLF DAY                                       13,406,680     13,406,680    13,406,680   13,406,680    13,406,680   13,406,680
    POST TOOL                                       4,962,473      4,962,473     4,962,473    4,962,473     4,962,473    4,962,473
    ADDITION FROM NOTE PAYABLE -OFFICER             3,500,000      3,500,000     3,500,000    3,500,000     3,500,000    3,500,000
    TRANSFER FROM CO-OP RECEIVABLE                (10,979,177)   (10,979,177)  (10,979,177) (10,979,177)  (10,979,177) (10,979,177)
                                                  ---------------------------------------------------------------------------------
    SETTLEMENTS AGAINST PRE-PETITION              (41,874,418)   (41,874,418)  (41,874,418) (41,874,418)  (41,874,418) (41,874,418)
    SETTLEMENTS AGAINST PRE-PETITION              (41,874,418)   (41,874,418)  (41,874,418) (41,874,418)  (41,874,418) (41,874,418)
                                                  ---------------------------------------------------------------------------------
       TOTAL - PRE-PETITION (Sales Tax = $900K)          (238)          (238)         (238)        (238)         (238)        (238)
  ACCOUNTS PAYABLE - POST-PETITION
    INVENTORY PURCHASES                             7,334,582      7,735,295    10,434,245   13,774,936     3,824,602    5,782,206
    LESS TERMED AMOUNT                             (4,750,000)    (4,750,000)   (4,750,000)  (4,750,000)   (4,750,000)  (4,750,000)
    PLUS PRIOR MONTH TERMED AMOUNT                  4,750,000      4,750,000     4,750,000    4,750,000     4,750,000    4,750,000
    TREND-LINES                                     5,132,681      5,132,681     5,132,681    5,132,681     5,132,681    5,132,681
    GOLF DAY                                           (1,345)        (1,345)       (1,345)      (1,345)       (1,345)      (1,345)
    POST TOOL                                         (12,650)       (12,650)      (12,650)     (12,650)      (12,650)     (12,650)
    ACCOUNTS PAYABLE LAG                                    0              0             0            0             0            0
                                                  ---------------------------------------------------------------------------------
       TOTAL - POST-PETITION                        5,118,686      5,118,686     5,118,686    5,118,686     5,118,686    5,118,686
  TOTAL ACCOUNTS PAYABLE                            5,118,448      5,118,448     5,118,448    5,118,448     5,118,448    5,118,448

  ACCRUED EXPENSES
    ACCRUED EXPENSES                                1,195,761      1,056,381     1,120,764    1,325,567     1,096,528    1,098,756
    ACCRUED PAYROLL AND TAXES                         268,976        268,976       268,976      268,976       268,976      268,976
    REORG/RESTRUCTURE                               4,745,961      4,745,961     4,745,961    4,745,961     4,745,961    4,745,961
    DEFERRED RENT                                           0              0             0            0             0            0
    PREPAID SALES                                      31,714         27,922        32,325       59,349        28,908       31,263
    DEFERRED TAX LIABILITY                                  0              0             0            0             0            0
    DEFERRED W/C LIABILITY                            763,652        623,212       651,485      866,062       666,304      648,065
    DEFERRED MEMBERSHIP LIAB                          753,883        753,883       753,883      753,883       753,883      753,883
    GIFT CERTIFICATE LIAB                             762,680        670,780       777,993    1,429,833       696,200      752,429
    CUSTOMER REFUNDS PAYABLE                            4,052          3,563         4,132        7,594         3,698        3,997
    CUSTOMER LIAB - SPEC ORDERS                        68,760         60,442        70,092      128,881        62,753       67,815
    OTHER CURRENT LIABILITIES                         397,241        397,241       397,241      397,241       397,241      397,241
    ACCRUED INCOME TAXES                              709,666        709,666       709,666      709,666       709,666      709,666
                                                  ---------------------------------------------------------------------------------
       TOTAL                                        9,702,346      9,318,027     9,532,519   10,693,013     9,430,118    9,478,051

  OTHER CURRENT LIABILITIES                                 0              0             0            0             0            0
                                                  ---------------------------------------------------------------------------------
        TOTAL CURRENT LIABILITIES                  14,906,734     14,522,415    14,736,907   15,897,401    14,634,506   14,682,439

  REVOLVER LINE                                    21,800,927     22,664,334    25,644,184   25,878,401    20,063,464   18,467,453
  BOA $3.0M OVER-ADVANCE                                    0              0             0            0             0            0
  NOTE PAYABLE - FUTURE DIVIDEND                    2,172,418      2,172,418     2,172,418    2,172,418     2,172,418    2,172,418
  DEFERRED INCOME TAXES                                     0              0             0            0             0            0
  OBLIGATION UNDER CAPITAL LEASE
   - LONG-TERM PORTION                                      0              0             0            0             0            0
                                                  ---------------------------------------------------------------------------------
        TOTAL                                      23,973,345     24,836,752    27,816,602   28,050,819    22,235,882   20,639,871
-----------------------------------------------------------------------------------------------------------------------------------

TREND-LINES, INC.
BALANCE SHEET PROJECTION
FISCAL YEARS: 2001 THROUGH 2003
WITH PAYABLE TERMS
BANK

----------------------------------------------------------------------------------------------------------------------------------
                                                                 FIRST QUARTER                          SECOND QUARTER
                                              ------------------------------------------------------------------------------------
                                                     MARCH          APRIL         MAY          JUNE          JULY       AUGUST
                                                      2002           2002         2002         2002          2002        2002
----------------------------------------------------------------------------------------------------------------------------------
STOCKHOLDER'S EQUITY
  COMMON STOCK - CLASS A                              64,589         64,589       64,589        64,589       64,589       64,589
  COMMON STOCK - CLASS B                              46,410         46,410       46,410        46,410       46,410       46,410
  ADDITIONAL PAID IN CAPITAL                      41,626,278     41,626,278   41,626,278    41,626,278   41,626,278   41,626,278
  ADDITIONAL PAID IN CAPITAL - NEW INVESTMENT              0              0            0             0            0            0

  RETAINED EARNINGS (Net Inc Impact)             (64,745,701)   (65,004,565) (65,368,347)  (65,523,878) (65,912,420) (66,151,925)
  RETAINED EARNINGS (Extraordinary Impact))       36,995,661     36,988,126   36,980,405    36,972,769   36,964,973   36,957,256
  LESS:  TREASURY STOCK                           (2,459,973)    (2,459,973)  (2,459,973)   (2,459,973)  (2,459,973)  (2,459,973)
                                              ------------------------------------------------------------------------------------
    TOTAL STOCKHOLDER'S EQUITY                    11,527,264     11,260,865   10,889,362    10,726,196   10,329,857   10,082,635
    TOTAL LIABILITES AND STOCKHOLDER'S EQUITY    $51,401,650    $49,760,177  $48,888,011   $49,376,473  $48,106,937  $48,082,774
                                              ====================================================================================

                               [RESTUBBED TABLE]

-----------------------------------------------------------------------------------------------------------------------------
                                                                               THIRD QUARTER
                                              -------------------------------------------------------------------------------
                                                 SEPTEMBER      OCTOBER       NOVEMBER    DECEMBER      JANUARY      FEBRUARY
                                                    2002          2002           2002        2002         2003          2003
-----------------------------------------------------------------------------------------------------------------------------
STOCKHOLDER'S EQUITY
  COMMON STOCK - CLASS A                            64,589        64,589        64,589       64,589       64,589       64,589
  COMMON STOCK - CLASS B                            46,410        46,410        46,410       46,410       46,410       46,410
  ADDITIONAL PAID IN CAPITAL                    41,626,278    41,626,278    41,626,278   41,626,278   41,626,278   41,626,278
  ADDITIONAL PAID IN CAPITAL - NEW INVESTMENT            0             0             0            0            0            0

  RETAINED EARNINGS (Net Inc Impact)           (66,141,004)  (66,139,962)  (65,826,395) (63,306,245) (63,282,352) (63,005,141)
  RETAINED EARNINGS (Extraordinary Impact))     36,949,673    36,942,450    36,936,468   36,930,584   36,922,277   36,913,305
  LESS:  TREASURY STOCK                         (2,459,973)   (2,459,973)   (2,459,973)  (2,459,973)  (2,459,973)  (2,459,973)
                                              -------------------------------------------------------------------------------
    TOTAL STOCKHOLDER'S EQUITY                  10,085,973    10,079,792    10,387,377   12,901,643   12,917,229   13,185,468
    TOTAL LIABILITES AND STOCKHOLDER'S EQUITY  $48,966,052   $49,438,959   $52,940,886  $56,849,863  $49,787,616  $48,507,778
                                              ===============================================================================
-----------------------------------------------------------------------------------------------------------------------------

TREND-LINES, INC.
BALANCE SHEET PROJECTION
FISCAL YEARS: 2001 THROUGH 2003
WITH PAYABLE TERMS
BANK

-----------------------------------------------------------------------------------------------------------------------------
                                                            FIRST QUARTER                          SECOND QUARTER
                                           ----------------------------------------------------------------------------------
                                                 MARCH         APRIL           MAY         JUNE         JULY        AUGUST
                                                  2003         2003           2003         2003         2003         2003
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
  CASH
    STORES                                      $500,000      $500,000       $500,000     $500,000    $500,000      $500,000
  ACCOUNTS RECEIVABLE
    TRADE                                        929,605       666,648        628,039      777,726     609,230       648,881
    COOP                                       2,633,284     2,018,575      1,953,735    1,961,855   1,718,073     1,712,390
    CREDIT CARD                                1,047,073       750,865        707,396      876,003     686,214       730,871
    OTHER                                      2,925,198     2,624,794      2,052,089    2,576,883   2,036,696     2,194,951
    RGA's                                              0             0              0            0           0             0
  INCOME TAX RECEIVABLE                          103,063       103,063        103,063      103,063     103,063       103,063
    ALLOWANCE FOR DOUBTFUL ACCOUNTS             (399,124)     (399,124)      (399,124)    (399,124)   (399,124)     (399,124)
                                           ----------------------------------------------------------------------------------
       TOTAL                                   7,239,099     5,764,821      5,045,199    5,896,406   4,754,151     4,991,033
  INVENTORY
       Sales at Cost                          (8,678,486)   (6,217,107)    (5,862,321)  (7,281,828) (5,708,427)   (6,101,364)
       Purchases at Cost                       8,678,486     6,217,107      5,862,321    7,281,828   5,708,427     6,101,364
       13 Store Amortization                           0             0              0            0           0             0
    TREND-LINES                               35,915,487    35,915,487     35,915,487   35,915,487  35,915,487    35,915,487
    GOLF DAY                                           0             0              0            0           0             0
    POST TOOL                                          0             0              0            0           0             0
                                           ----------------------------------------------------------------------------------
       TOTAL                                  35,915,487    35,915,487     35,915,487   35,915,487  35,915,487    35,915,487
  OTHER AND PREPAID ASSETS
    TREND-LINES                                1,702,876     1,702,876      1,702,876    1,702,876   1,702,876     1,702,876
                                           ----------------------------------------------------------------------------------
       TOTAL                                   1,702,876     1,702,876      1,702,876    1,702,876   1,702,876     1,702,876
                                           ----------------------------------------------------------------------------------
        TOTAL CURRENT ASSETS                  45,357,462    43,883,184     43,163,561   44,014,769  42,872,514    43,109,395

  PROPERTY AND EQUIPMENT                      26,980,432    26,980,432     26,980,432   26,980,432  26,980,432    26,980,432
    LESS: ACCUMULATED DEPRECIATION           (21,582,868)  (21,837,475)   (22,090,348) (22,342,271)(22,588,523)  (22,815,532)
                                           ----------------------------------------------------------------------------------
        PROPERTY AND EQUIPMENT, NET            5,397,564     5,142,957      4,890,084    4,638,161   4,391,909     4,164,900

  INTANGIBLE ASSETS, NET                               0             0              0            0           0             0
  OTHER ASSETS
    OTHER ASSETS                               1,073,222     1,061,684      1,050,145    1,035,722   1,024,184     1,012,645
                                           ----------------------------------------------------------------------------------
       TOTAL                                   1,073,222     1,061,684      1,050,145    1,035,722   1,024,184     1,012,645

        TOTAL ASSETS                         $51,828,248   $50,087,824    $49,103,791  $49,688,652 $48,288,607   $48,286,940
                                           ==================================================================================
-----------------------------------------------------------------------------------------------------------------------------

                               [RESTUBBED TABLE]

-----------------------------------------------------------------------------------------------------------------------------
                                                            THIRD QUARTER                          FOURTH QUARTER
                                             --------------------------------------------------------------------------------
                                                SEPTEMBER     OCTOBER      NOVEMBER      DECEMBER      JANUARY     FEBRUARY
                                                  2003          2003         2003          2003          2004        2004
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
  CASH
    STORES                                       $500,000     $500,000      $500,000      $500,000     $500,000     $500,000
  ACCOUNTS RECEIVABLE
    TRADE                                         848,278      746,138       882,061     1,587,015      783,578      853,452
    COOP                                        1,881,253    1,858,292     2,059,130     2,771,609    2,718,800    2,792,997
    CREDIT CARD                                   955,461      840,419       993,517     1,787,546      882,589      961,291
    OTHER                                       2,925,311    2,503,857     2,973,455     5,368,939    2,654,929    2,892,307
    RGA's                                               0            0             0             0            0            0
  INCOME TAX RECEIVABLE                           103,063      103,063       103,063       103,063      103,063      103,063
    ALLOWANCE FOR DOUBTFUL ACCOUNTS              (399,124)    (399,124)     (399,124)     (399,124)    (399,124)    (399,124)
                                             --------------------------------------------------------------------------------
       TOTAL                                    6,314,241    5,652,645     6,612,101    11,219,049    6,743,835    7,203,986
  INVENTORY
       Sales at Cost                           (7,947,017)  (6,986,858)   (8,202,143)  (14,902,069)  (7,294,840)  (7,919,022)
       Purchases at Cost                        7,947,017    8,384,230    11,483,000    14,902,069    4,184,320    6,366,102
       13 Store Amortization                            0            0             0             0            0            0
    TREND-LINES                                35,915,487   37,312,858    40,593,716    40,593,716   37,483,196   35,930,275
    GOLF DAY                                            0            0             0             0            0            0
    POST TOOL                                           0            0             0             0            0            0
                                             --------------------------------------------------------------------------------
       TOTAL                                   35,915,487   37,312,858    40,593,716    40,593,716   37,483,196   35,930,275
  OTHER AND PREPAID ASSETS
    TREND-LINES                                 1,702,876    1,702,876     1,702,876     1,702,876    1,702,876    1,702,876
                                             --------------------------------------------------------------------------------
       TOTAL                                    1,702,876    1,702,876     1,702,876     1,702,876    1,702,876    1,702,876
                                             --------------------------------------------------------------------------------
        TOTAL CURRENT ASSETS                   44,432,604   45,168,380    49,408,693    54,015,641   46,429,907   45,337,137

  PROPERTY AND EQUIPMENT                       26,980,432   26,980,432    26,980,432    26,980,432   26,980,432   26,980,432
    LESS: ACCUMULATED DEPRECIATION            (23,057,326) (23,283,006)  (23,506,790)  (23,745,006) (23,965,911) (24,185,390)
                                             --------------------------------------------------------------------------------
        PROPERTY AND EQUIPMENT, NET             3,923,106    3,697,426     3,473,642     3,235,426    3,014,521    2,795,042

  INTANGIBLE ASSETS, NET                                0            0             0             0            0            0
  OTHER ASSETS
    OTHER ASSETS                                  998,222      986,684       975,145       975,145      975,145      975,145
                                             --------------------------------------------------------------------------------
       TOTAL                                      998,222      986,684       975,145       975,145      975,145      975,145

        TOTAL ASSETS                          $49,353,933  $49,852,490   $53,857,480   $58,226,212  $50,419,573  $49,107,325
                                             ================================================================================
------------------------------------------------------------------------------------------------------------------------------

TREND-LINES, INC.
BALANCE SHEET PROJECTION
FISCAL YEARS: 2001 THROUGH 2003
WITH PAYABLE TERMS
BANK

-----------------------------------------------------------------------------------------------------------------------------------
                                                                   FIRST QUARTER                          SECOND QUARTER
                                                      -----------------------------------------------------------------------------
                                                          MARCH        APRIL         MAY         JUNE          JULY       AUGUST
                                                           2003        2003         2003         2003          2003        2003
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  OBLIGATION UNDER CAPITAL LEASE - CURRENT PORTION        $85,940      $85,940      $85,940      $85,940      $85,940      $85,940

  NOTE PAYABLE - OFFICER                                       $0           $0           $0           $0           $0           $0

  ACCOUNTS PAYABLE - PRE-PETITION
    TREND-LINES                                        30,984,204   30,984,204   30,984,204   30,984,204   30,984,204   30,984,204
    GOLF DAY                                           13,406,680   13,406,680   13,406,680   13,406,680   13,406,680   13,406,680
    POST TOOL                                           4,962,473    4,962,473    4,962,473    4,962,473    4,962,473    4,962,473
    ADDITION FROM NOTE PAYABLE -OFFICER                 3,500,000    3,500,000    3,500,000    3,500,000    3,500,000    3,500,000
    TRANSFER FROM CO-OP RECEIVABLE                    (10,979,177) (10,979,177) (10,979,177) (10,979,177) (10,979,177) (10,979,177)
                                                      -----------------------------------------------------------------------------
    SETTLEMENTS AGAINST PRE-PETITION                  (41,874,418) (41,874,418) (41,874,418) (41,874,418) (41,874,418) (41,874,418)
    SETTLEMENTS AGAINST PRE-PETITION                  (41,874,418) (41,874,418) (41,874,418) (41,874,418) (41,874,418) (41,874,418)
                                                      -----------------------------------------------------------------------------
       TOTAL - PRE-PETITION (Sales Tax = $900K)              (238)        (238)        (238)        (238)        (238)        (238)
  ACCOUNTS PAYABLE - POST-PETITION
    INVENTORY PURCHASES                                 8,678,486    6,217,107    5,862,321    7,281,828    5,708,427    6,101,364
    LESS TERMED AMOUNT                                 (4,750,000)  (4,750,000)  (4,750,000)  (4,750,000)  (4,750,000)  (4,750,000)
    PLUS PRIOR MONTH TERMED AMOUNT                      4,750,000    4,750,000    4,750,000    4,750,000    4,750,000    4,750,000
    TREND-LINES                                         5,132,681    5,132,681    5,132,681    5,132,681    5,132,681    5,132,681
    GOLF DAY                                               (1,345)      (1,345)      (1,345)      (1,345)      (1,345)      (1,345)
    POST TOOL                                             (12,650)     (12,650)     (12,650)     (12,650)     (12,650)     (12,650)
    ACCOUNTS PAYABLE LAG                                        0            0            0            0            0            0
                                                      -----------------------------------------------------------------------------
       TOTAL - POST-PETITION                            5,118,686    5,118,686    5,118,686    5,118,686    5,118,686    5,118,686
  TOTAL ACCOUNTS PAYABLE                                5,118,448    5,118,448    5,118,448    5,118,448    5,118,448    5,118,448

  ACCRUED EXPENSES
    ACCRUED EXPENSES                                    1,292,697    1,097,650    1,081,422    1,225,409    1,055,052    1,052,474
    ACCRUED PAYROLL AND TAXES                             268,976      268,976      268,976      268,976      268,976      268,976
    REORG/RESTRUCTURE                                   4,745,961    4,745,961    4,745,961    4,745,961    4,745,961    4,745,961
    DEFERRED RENT                                               0            0            0            0            0            0
    PREPAID SALES                                          37,985       27,232       25,653       31,773       24,891       26,510
    DEFERRED TAX LIABILITY                                      0            0            0            0            0            0
    DEFERRED W/C LIABILITY                                799,100      637,632      628,871      778,410      618,378      612,916
    DEFERRED MEMBERSHIP LIAB                              753,883      753,883      753,883      753,883      753,883      753,883
    GIFT CERTIFICATE LIAB                                 914,354      655,716      617,736      764,965      599,234      638,236
    CUSTOMER REFUNDS PAYABLE                                4,856        3,483        3,281        4,063        3,183        3,390
    CUSTOMER LIAB - SPEC ORDERS                            82,404       59,097       55,677       68,945       54,007       57,522
    OTHER CURRENT LIABILITIES                             397,241      397,241      397,241      397,241      397,241      397,241
    ACCRUED INCOME TAXES                                  709,666      709,666      709,666      709,666      709,666      709,666
                                                      -----------------------------------------------------------------------------
       TOTAL                                           10,007,124    9,356,537    9,288,367    9,749,292    9,230,472    9,266,775

  OTHER CURRENT LIABILITIES                                     0            0            0            0            0            0
                                                      -----------------------------------------------------------------------------
       TOTAL CURRENT LIABILITIES                       15,211,512   14,560,925   14,492,755   14,953,680   14,434,860   14,471,163

  REVOLVER LINE                                        20,750,718   19,762,462   19,078,940   19,197,413   18,580,274   18,648,105
  BOA $3.0M OVER-ADVANCE                                        0            0            0            0            0            0
  NOTE PAYABLE - FUTURE DIVIDEND                        2,172,418    2,172,418    2,172,418    2,172,418    2,172,418    2,172,418
  DEFERRED INCOME TAXES                                         0            0            0            0            0            0
  OBLIGATION UNDER CAPITAL LEASE - LONG-TERM PORTION            0            0            0            0            0            0
                                                      -----------------------------------------------------------------------------
        TOTAL                                          22,923,136   21,934,880   21,251,358   21,369,831   20,752,692   20,820,523
                                                      -----------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                               [RESTUBBED TABLE]

------------------------------------------------------------------------------------------------------------------------------------
                                                                   THIRD QUARTER                          FOURTH QUARTER
                                                     -------------------------------------------------------------------------------
                                                       SEPTEMBER      OCTOBER     NOVEMBER     DECEMBER       JANUARY     FEBRUARY
                                                         2003           2003        2003         2003           2004        2004
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  OBLIGATION UNDER CAPITAL LEASE - CURRENT PORTION       $85,940       $85,940      $85,940      $85,940       $85,940      $85,940

  NOTE PAYABLE - OFFICER                                      $0            $0           $0           $0            $0           $0

  ACCOUNTS PAYABLE - PRE-PETITION
    TREND-LINES                                       30,984,204    30,984,204   30,984,204   30,984,204    30,984,204   30,984,204
    GOLF DAY                                          13,406,680    13,406,680   13,406,680   13,406,680    13,406,680   13,406,680
    POST TOOL                                          4,962,473     4,962,473    4,962,473    4,962,473     4,962,473    4,962,473
    ADDITION FROM NOTE PAYABLE -OFFICER                3,500,000     3,500,000    3,500,000    3,500,000     3,500,000    3,500,000
    TRANSFER FROM CO-OP RECEIVABLE                   (10,979,177)  (10,979,177) (10,979,177) (10,979,177)  (10,979,177) (10,979,177)
                                                     -------------------------------------------------------------------------------
    SETTLEMENTS AGAINST PRE-PETITION                 (41,874,418)  (41,874,418) (41,874,418) (41,874,418)  (41,874,418) (41,874,418)
    SETTLEMENTS AGAINST PRE-PETITION                 (41,874,418)  (41,874,418) (41,874,418) (41,874,418)  (41,874,418) (41,874,418)
                                                     -------------------------------------------------------------------------------
       TOTAL - PRE-PETITION (Sales Tax = $900K)             (238)         (238)        (238)        (238)         (238)        (238)
  ACCOUNTS PAYABLE - POST-PETITION
    INVENTORY PURCHASES                                7,947,017     8,384,230   11,483,000   14,902,069     4,184,320    6,366,102
    LESS TERMED AMOUNT                                (4,750,000)   (4,750,000)  (4,750,000)  (4,750,000)   (4,750,000)  (4,750,000)
    PLUS PRIOR MONTH TERMED AMOUNT                     4,750,000     4,750,000    4,750,000    4,750,000     4,750,000    4,750,000
    TREND-LINES                                        5,132,681     5,132,681    5,132,681    5,132,681     5,132,681    5,132,681
    GOLF DAY                                              (1,345)       (1,345)      (1,345)      (1,345)       (1,345)      (1,345)
    POST TOOL                                            (12,650)      (12,650)     (12,650)     (12,650)      (12,650)     (12,650)
    ACCOUNTS PAYABLE LAG                                       0             0            0            0             0            0
                                                     -------------------------------------------------------------------------------
       TOTAL - POST-PETITION                           5,118,686     5,118,686    5,118,686    5,118,686     5,118,686    5,118,686
  TOTAL ACCOUNTS PAYABLE                               5,118,448     5,118,448    5,118,448    5,118,448     5,118,448    5,118,448

  ACCRUED EXPENSES
    ACCRUED EXPENSES                                   1,268,269     1,118,336    1,223,674    1,441,588     1,178,112    1,197,379
    ACCRUED PAYROLL AND TAXES                            268,976       268,976      268,976      268,976       268,976      268,976
    REORG/RESTRUCTURE                                  4,745,961     4,745,961    4,745,961    4,745,961     4,745,961    4,745,961
    DEFERRED RENT                                              0             0            0            0             0            0
    PREPAID SALES                                         34,654        30,482       36,035       64,835        32,012       34,866
    DEFERRED TAX LIABILITY                                     0             0            0            0             0            0
    DEFERRED W/C LIABILITY                               792,191       646,707      680,771      902,374       693,578      676,947
    DEFERRED MEMBERSHIP LIAB                             753,883       753,883      753,883      753,883       753,883      753,883
    GIFT CERTIFICATE LIAB                                834,362       733,897      867,589    1,560,979       770,723      839,450
    CUSTOMER REFUNDS PAYABLE                               4,432         3,898        4,608        8,291         4,094        4,459
    CUSTOMER LIAB - SPEC ORDERS                           75,199        66,145       78,194      140,687        69,463       75,658
    OTHER CURRENT LIABILITIES                            397,241       397,241      397,241      397,241       397,241      397,241
    ACCRUED INCOME TAXES                                 709,666       709,666      709,666      709,666       709,666      709,666
                                                     -------------------------------------------------------------------------------
       TOTAL                                           9,884,833     9,475,192    9,766,599   10,994,481     9,623,709    9,704,486

  OTHER CURRENT LIABILITIES                                    0             0            0            0             0            0
                                                     -------------------------------------------------------------------------------
       TOTAL CURRENT LIABILITIES                      15,089,221    14,679,580   14,970,987   16,198,869    14,828,097   14,908,874

  REVOLVER LINE                                       18,906,811    19,652,842   22,843,332   23,088,288    16,450,480   14,574,803
  BOA $3.0M OVER-ADVANCE                                       0             0            0            0             0            0
  NOTE PAYABLE - FUTURE DIVIDEND                       2,172,418     2,172,418    2,172,418    2,172,418     2,172,418    2,172,418
  DEFERRED INCOME TAXES                                        0             0            0            0             0            0
  OBLIGATION UNDER CAPITAL LEASE - LONG-TERM PORTION           0             0            0            0             0            0
                                                     -------------------------------------------------------------------------------
        TOTAL                                         21,079,229    21,825,260   25,015,750   25,260,706    18,622,898   16,747,221
                                                     -------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

TREND-LINES, INC.
BALANCE SHEET PROJECTION
FISCAL YEARS: 2001 THROUGH 2003
WITH PAYABLE TERMS
BANK

-----------------------------------------------------------------------------------------------------------------------------------
                                                                  FIRST QUARTER                           SECOND QUARTER
                                                -----------------------------------------------------------------------------------
                                                         MARCH        APRIL          MAY         JUNE          JULY       AUGUST
                                                          2003        2003          2003         2003          2003        2003
-----------------------------------------------------------------------------------------------------------------------------------
STOCKHOLDER'S EQUITY
  COMMON STOCK - CLASS A                                  64,589       64,589        64,589       64,589       64,589       64,589
  COMMON STOCK - CLASS B                                  46,410       46,410        46,410       46,410       46,410       46,410
  ADDITIONAL PAID IN CAPITAL                          41,626,278   41,626,278    41,626,278   41,626,278   41,626,278   41,626,278
  ADDITIONAL PAID IN CAPITAL - NEW INVESTMENT                  0            0             0            0            0            0

  RETAINED EARNINGS (Net Inc Impact)                 (62,488,989) (62,582,137)  (62,805,762) (62,791,631) (63,046,792) (63,143,695)
  RETAINED EARNINGS (Extraordinary Impact))           36,905,285   36,896,852    36,888,135   36,879,468   36,870,543   36,861,646
  LESS:  TREASURY STOCK                               (2,459,973)  (2,459,973)   (2,459,973)  (2,459,973)  (2,459,973)  (2,459,973)
                                                -----------------------------------------------------------------------------------
    TOTAL STOCKHOLDER'S EQUITY                        13,693,600   13,592,019    13,359,677   13,365,141   13,101,055   12,995,255
    TOTAL LIABILITES AND STOCKHOLDER'S EQUITY        $51,828,248  $50,087,824   $49,103,791  $49,688,652  $48,288,607  $48,286,940
                                                ===================================================================================

                               [RESTUBBED TABLE]

--------------------------------------------------------------------------------------------------------------------------------
                                                             THIRD QUARTER                           FOURTH QUARTER
                                               ---------------------------------------------------------------------------------
                                                 SEPTEMBER     OCTOBER      NOVEMBER       DECEMBER       JANUARY     FEBRUARY
                                                   2003          2003         2003           2003           2004        2004
--------------------------------------------------------------------------------------------------------------------------------
STOCKHOLDER'S EQUITY
  COMMON STOCK - CLASS A                            64,589       64,589        64,589         64,589        64,589       64,589
  COMMON STOCK - CLASS B                            46,410       46,410        46,410         46,410        46,410       46,410
  ADDITIONAL PAID IN CAPITAL                    41,626,278   41,626,278    41,626,278     41,626,278    41,626,278   41,626,278
  ADDITIONAL PAID IN CAPITAL - NEW INVESTMENT            0            0             0              0             0            0

  RETAINED EARNINGS (Net Inc Impact)           (62,944,679) (62,774,034)  (62,243,792)   (59,340,851)  (59,129,098) (58,635,852)
  RETAINED EARNINGS (Extraordinary Impact))     36,852,857   36,844,379    36,837,231     36,830,184    36,820,372   36,809,778
  LESS:  TREASURY STOCK                         (2,459,973)  (2,459,973)   (2,459,973)    (2,459,973)   (2,459,973)  (2,459,973)
                                               --------------------------------------------------------------------------------
    TOTAL STOCKHOLDER'S EQUITY                  13,185,483   13,347,650    13,870,743     16,766,637    16,968,578   17,451,230
    TOTAL LIABILITES AND STOCKHOLDER'S EQUITY  $49,353,933  $49,852,490   $53,857,480    $58,226,212   $50,419,573  $49,107,325
                                               ================================================================================
-------------------------------------------------------------------------------------------------------------------------------

Trend-lines, Inc.- Sources and Uses Forecast through August 2003
Updated 8/28/01 pm

                                                                Oct-01          Nov-01        Dec-01         Jan-02        Feb-02
                                                                ------          ------        ------         ------        ------
Revolver Loan Balance- Beginning:                            $35,065,729     $25,427,505   $26,462,409    $25,620,811    $22,951,716
Availability- Beginning                                               $0              $0            $0             $0             $0

Inventory @65%                                               $35,065,729     $25,427,505   $26,462,409    $25,620,811    $22,951,716
AR (Trade& Credit Card) at 85%                                   $38,762       -$354,173   -$2,629,181      -$116,938      -$267,421
Cash profit(loss) from Operations                               -$38,762        $354,173    $2,629,181       $116,938       $267,421

Other Sources of Cash
Cash Applied to Revolver                                      $9,380,522
Post Tools- Disposition
Sale of Seabrook                                                $500,000              $0            $0             $0             $0
Revere Lease                                                          $0              $0            $0             $0             $0
Trade Credit (Note #1)                                        $3,000,000      $1,750,000            $0             $0             $0

Total Other Sources of Cash                                  $12,880,522      $1,750,000            $0             $0             $0

Other Uses of Cash
Closing Costs @ $500K (Note #2)                                       $0              $0     -$300,000             $0             $0
Revere- Move related costs                                     -$150,000              $0            $0             $0             $0
Professional Fees- Debtor/Creditor Cmmt                        -$600,000       -$600,000            $0             $0             $0
BOA Legal Fees                                                        $0       -$428,000     -$190,500      -$190,500             $0
KERP Plan                                                             $0              $0            $0             $0             $0
Sales Tax- PrePetition                                         -$180,000       -$180,000     -$180,000      -$180,000      -$180,000
Lease Cure Costs                                               -$560,000               0            $0             $0             $0
Admin. Convenience Costs                                       -$150,000               0            $0             $0             $0
Collateral Monitoring, Appraisal Fees, & Unused Line Fees        -$2,500         -$4,692       -$4,459        -$6,225        -$7,005
Dividend to Unsecured Creditors                                       $0               0   -$2,000,000             $0             $0
Inventory (Build) Reduction                                  -$1,211,036     -$1,926,385      $887,376     $3,428,882     $2,027,866
Other                                                          -$350,000              $0            $0      -$500,000             $0

Total Other Uses of Cash                                     -$3,203,535     -$3,139,077   -$1,787,583     $2,552,157     $1,840,861

Revolver Loan Balance                                        $25,427,505     $26,462,409   $25,620,811    $22,951,716    $20,843,434



------------------------------------------------------------------------------------------------------------------------------------
Availability Calculation
Cash On Hand- Working Capital                                   $500,000        $500,000      $500,000       $500,000       $500,000
Inventory Gross                                              $39,937,195     $41,863,581   $40,976,205    $37,547,323    $35,519,457
(Less) Ineligibles                                           -$1,198,116     -$1,255,907   -$1,229,286    -$1,126,420    -$1,065,584
@65% advance                                                 $25,180,402     $26,394,988   $25,835,497    $23,673,587    $22,395,018
AR - Trade/CC Gross                                           $1,328,493      $1,558,908    $2,990,063     $1,417,139     $1,476,538
@85% advance on eligibles                                       $800,000        $800,000      $800,000       $800,000       $800,000
Total Collateral in Formula at Advance Rates                 $26,480,402     $27,694,988   $27,135,497    $24,973,587    $23,695,018

Total Revolver Loan Outstanding: Beginning                   $35,065,729     $25,427,505   $26,462,409    $25,620,811    $22,951,716
Less Cash Applied                                            -$9,380,522              $0            $0             $0             $0
Cash Loss (Profit) From Operations                               $38,762       -$354,173   -$2,629,181      -$116,938      -$267,421
Cash (Source) Use extraordinary & Invty chg                    -$296,465      $1,389,077    $1,787,583    -$2,552,157    -$1,840,861
                                                             -----------     -----------   -----------    -----------    -----------
Total Revolver Loan Outstanding: Ending                      $25,427,505     $26,462,409   $25,620,811    $22,951,716    $20,843,434

 Availability: (Under) Excess Ending (Before Over Advance)    $1,052,897      $1,232,579    $1,514,686     $2,021,871     $2,851,583

 Agreed 3.0M Overadvance (Note #3)                            $3,000,000      $3,000,000    $2,500,000     $2,000,000     $1,833,333

 Availability: (Under) Excess Ending (After Over Advance)     $4,052,897      $4,232,579    $4,014,686     $4,021,871     $4,684,917

------------------------------------------------------------------------------------------------------------------------------------

                               [RESTUBBED TABLE]

                                                                 Mar-02         Apr-02       May-02        Jun-02         Jul-02
                                                                 ------         ------       ------        ------         ------
Revolver Loan Balance- Beginning:                             $20,843,434    $20,016,960  $20,317,214   $20,424,306    $20,321,126
Availability- Beginning                                                $0             $0           $0            $0             $0

Inventory @65%                                                $20,843,434    $20,016,960  $20,317,214   $20,424,306    $20,321,126
AR (Trade& Credit Card) at 85%                                  -$570,485        -$7,282      $99,371     -$110,815       $130,752
Cash profit(loss) from Operations                                $570,485         $7,282     -$99,371      $110,815      -$130,752

Other Sources of Cash
Cash Applied to Revolver
Post Tools- Disposition
Sale of Seabrook
Revere Lease                                                           $0
Trade Credit (Note #1)

Total Other Sources of Cash                                            $0             $0           $0            $0             $0

Other Uses of Cash
Closing Costs @ $500K (Note #2)                                        $0             $0           $0            $0             $0
Revere- Move related costs
Professional Fees- Debtor/Creditor Cmmt
BOA Legal Fees                                                         $0             $0           $0            $0             $0
KERP Plan
Sales Tax- PrePetition
Lease Cure Costs
Admin. Convenience Costs
Collateral Monitoring, Appraisal Fees, & Unused Line Fees        -$32,206        -$7,535      -$7,721       -$7,636        -$7,797
Dividend to Unsecured Creditors                                        $0             $0
Inventory (Build) Reduction                                      $288,195             $0           $0            $0             $0
Other                                                                  $0      -$300,000           $0            $0      -$300,000

Total Other Uses of Cash                                         $255,989      -$307,535      -$7,721       -$7,636      -$307,797

Revolver Loan Balance                                         $20,016,960    $20,317,214  $20,424,306   $20,321,126    $20,759,674



------------------------------------------------------------------------------------------------------------------------------------
Availability Calculation
Cash On Hand- Working Capital                                    $500,000       $500,000     $500,000      $500,000       $500,000
Inventory Gross                                               $35,231,262    $35,231,262  $35,231,262   $35,231,262    $35,231,262
(Less) Ineligibles                                            -$1,056,938    -$1,056,938  -$1,056,938   -$1,056,938    -$1,056,938
@65% advance                                                  $22,213,311    $22,213,311  $22,213,311   $22,213,311    $22,213,311
AR - Trade/CC Gross                                            $1,795,089     $1,290,798   $1,222,930    $1,520,377     $1,192,069
@85% advance on eligibles                                        $800,000       $800,000     $800,000      $800,000       $800,000
Total Collateral in Formula at Advance Rates                  $23,513,311    $23,513,311  $23,513,311   $23,513,311    $23,513,311

Total Revolver Loan Outstanding: Beginning                    $20,843,434    $20,016,960  $20,317,214   $20,424,306    $20,321,126
Less Cash Applied                                                      $0             $0           $0            $0             $0
Cash Loss (Profit) From Operations                              -$570,485        -$7,282      $99,371     -$110,815       $130,752
Cash (Source) Use extraordinary & Invty chg                     -$255,989       $307,535       $7,721        $7,636       $307,797
                                                              -----------    -----------  -----------   -----------    -----------
Total Revolver Loan Outstanding: Ending                       $20,016,960    $20,317,214  $20,424,306   $20,321,126    $20,759,674

 Availability: (Under) Excess Ending (Before Over Advance)     $3,496,350     $3,196,097   $3,089,005    $3,192,185     $2,753,636

 Agreed 3.0M Overadvance (Note #3)                             $1,666,667     $1,500,000   $1,333,333    $1,166,667     $1,000,000

 Availability: (Under) Excess Ending (After Over Advance)      $5,163,017     $4,696,097   $4,422,338    $4,358,851     $3,753,636

------------------------------------------------------------------------------------------------------------------------------------

                               [RESTUBBED TABLE]

                                                                  Aug-02        Total
                                                                  ------        -----
Revolver Loan Balance- Beginning:                             $20,759,674   $42,565,729
Availability- Beginning                                                $0

Inventory @65%                                                $20,759,674   $20,759,674
AR (Trade& Credit Card) at 85%                                       $957          $957
Cash profit(loss) from Operations                                   -$957    $3,825,822

Other Sources of Cash
Cash Applied to Revolver                                                    $16,880,522
Post Tools- Disposition                                                              $0
Sale of Seabrook                                                               $500,000
Revere Lease                                                                         $0
Trade Credit (Note #1)                                                       $4,750,000

Total Other Sources of Cash                                            $0   $22,130,522

Other Uses of Cash
Closing Costs @ $500K (Note #2)                                        $0     -$300,000
Revere- Move related costs                                                    -$300,000
Professional Fees- Debtor/Creditor Cmmt                                     -$1,200,000
BOA Legal Fees                                                         $0     -$809,000
KERP Plan                                                                     -$720,000
Sales Tax- PrePetition                                                        -$900,000
Lease Cure Costs                                                              -$560,000
Admin. Convenience Costs                                                      -$150,000
Collateral Monitoring, Appraisal Fees, & Unused Line Fees         -$7,717      -$95,493
Dividend to Unsecured Creditors                                             -$2,000,000
Inventory (Build) Reduction                                            $0    $3,102,288
Other                                                                  $0   -$1,450,000

Total Other Uses of Cash                                          -$7,717   -$5,382,205

Revolver Loan Balance                                         $20,768,348   $21,991,590



----------------------------------------------------------------------------------------
Availability Calculation
Cash On Hand- Working Capital                                    $500,000
Inventory Gross                                               $35,231,262
(Less) Ineligibles                                            -$1,056,938
@65% advance                                                  $22,213,311
AR - Trade/CC Gross                                            $1,271,459
@85% advance on eligibles                                        $800,000
Total Collateral in Formula at Advance Rates                  $23,513,311

Total Revolver Loan Outstanding: Beginning                    $20,759,674
Less Cash Applied                                                      $0
Cash Loss (Profit) From Operations                                   $957
Cash (Source) Use extraordinary & Invty chg                        $7,717
                                                              -----------
Total Revolver Loan Outstanding: Ending                       $20,768,348

 Availability: (Under) Excess Ending (Before Over Advance)     $2,744,962

 Agreed 3.0M Overadvance (Note #3)                               $833,333

 Availability: (Under) Excess Ending (After Over Advance)      $3,578,296

----------------------------------------------------------------------------------------

Note#1: Assume trade provides credit after confirmation (Major vendors to ship upon confirmation date)
Note#2: Assume Bank Facility closes October 2001, and Closing Costs Payable in
        December 2001
Note#3: BofA Over Draft at maximum of $3.0M in Oct and Nov, $2.5M in Dec & Jan,
        Amortizing thereafter over 12 Months
Note#4: Assume Confirmation October 2001
Note#5: Debtor may identify retail locations that are under or non-performing which will be closed (including 13 stores to close during July)
Note#6: BOA default interest not included in this analysis
Note#7: Inventory balances include "Intransit Inventory".

Trend-lines, Inc.- Sources and Uses Forecast through August 2003
Updated 8/28/01 pm

                                                              Sep-02         Oct-02        Nov-02         Dec-02         Jan-03
                                                              ------         ------        ------         ------         ------
Revolver Loan Balance- Beginning:                           $20,768,348    $20,508,794   $21,866,972    $24,305,277    $21,538,372
Availability- Beginning                                              $0             $0            $0             $0             $0

Inventory @65%                                              $20,768,348    $20,508,794   $21,866,972    $24,305,277    $21,538,372
AR (Trade& Credit Card) at 85%                                -$267,138      -$238,260     -$548,889    -$2,772,790      -$256,336
Cash profit(loss) from Operations                              $267,138       $238,260      $548,889     $2,772,790       $256,336

Other Sources of Cash
Cash Applied to Revolver
Post Tools- Disposition
Sale of Seabrook
Revere Lease
Trade Credit (Note #1)

Total Other Sources of Cash                                          $0             $0            $0             $0             $0

Other Uses of Cash
Closing Costs @ $500K (Note #2)
Revere- Move related costs
Professional Fees- Debtor/Creditor Cmmt
BOA Legal Fees                                                        0              0             0              0              0
KERP Plan
Sales Tax- PrePetition
Lease Cure Costs
Admin. Convenience Costs
Collateral Monitoring, Appraisal Fees, & Unused Line Fees        -7,583         -7,223        -5,982         -5,884         -8,307
Dividend to Unsecured Creditors
Inventory (Build) Reduction                                          $0    -$1,289,216   -$2,981,213             $0     $2,843,114
Other                                                                 0      -$300,000            $0             $0      -$300,000

Total Other Uses of Cash                                        -$7,583    -$1,596,439   -$2,987,194        -$5,884     $2,534,807

Revolver Loan Balance                                       $20,508,794    $21,866,972   $24,305,277    $21,538,372    $18,747,228



----------------------------------------------------------------------------------------------------------------------------------
Availability Calculation
Cash On Hand- Working Capital                                  $500,000       $500,000      $500,000       $500,000       $500,000
Inventory Gross                                             $35,231,262    $36,520,478   $39,501,691    $39,501,691    $36,658,576
(Less) Ineligibles                                          -$1,056,938    -$1,095,614   -$1,185,051    -$1,185,051    -$1,099,757
@65% advance                                                $22,213,311    $23,026,161   $24,905,816    $24,905,816    $23,113,232
AR - Trade/CC Gross                                          $1,290,798     $1,222,930    $1,520,377     $1,192,069     $1,271,459
@85% advance on eligibles                                      $800,000       $800,000      $800,000       $800,000       $800,000
Total Collateral in Formula at Advance Rates                $23,513,311    $24,326,161   $26,205,816    $26,205,816    $24,413,232

Total Revolver Loan Outstanding: Beginning                  $20,768,348    $20,508,794   $21,866,972    $24,305,277    $21,538,372
Less Cash Applied                                                    $0             $0            $0             $0             $0
Cash Loss (Profit) From Operations                            -$267,138      -$238,260     -$548,889    -$2,772,790      -$256,336
Cash (Source) Use extraordinary & Invty chg                      $7,583     $1,596,439    $2,987,194         $5,884    -$2,534,807
                                                            -----------    -----------   -----------    -----------    -----------
Total Revolver Loan Outstanding: Ending                     $20,508,794    $21,866,972   $24,305,277    $21,538,372    $18,747,228

 Availability: (Under) Excess Ending (Before Over Advance)   $3,004,517     $2,459,189    $1,900,538     $4,667,444     $5,666,004

 Agreed 3.0M Overadvance (Note #3)                             $666,667       $500,000      $333,333       $166,667             $0

 Availability: (Under) Excess Ending (After Over Advance)    $3,671,184     $2,959,189    $2,233,872     $4,834,111     $5,666,004


------------------------------------------------------------------------------------------------------------------------------------


                               (RESTUBBED TABLE)

                                                            Feb-03          Mar-03          Apr-03         May-03          Jun-03
                                                            ------          ------          ------         ------          ------
Revolver Loan Balance- Beginning:                         $18,747,228    $16,837,485     $18,684,855    $18,820,290     $18,788,221
Availability- Beginning                                            $0             $0              $0             $0              $0

Inventory @65%                                            $18,747,228    $16,837,485     $18,684,855    $18,820,290     $18,788,221
AR (Trade& Credit Card) at 85%                              -$508,228      -$786,429       -$172,997       -$40,787       -$280,477
Cash profit(loss) from Operations                            $508,228       $786,429        $172,997        $40,787        $280,477

Other Sources of Cash
Cash Applied to Revolver
Post Tools- Disposition
Sale of Seabrook
Revere Lease
Trade Credit (Note #1)

Total Other Sources of Cash                                        $0             $0              $0             $0              $0

Other Uses of Cash
Closing Costs @ $500K (Note #2)
Revere- Move related costs
Professional Fees- Debtor/Creditor Cmmt
BOA Legal Fees                                                      0              0               0              0               0
KERP Plan
Sales Tax- PrePetition
Lease Cure Costs
Admin. Convenience Costs
Collateral Monitoring, Appraisal Fees, & Unused Line Fees      -8,972         -8,021          -8,432         -8,717          -8,668
Dividend to Unsecured Creditors
Inventory (Build) Reduction                                $1,410,487    -$2,625,778              $0             $0              $0
Other                                                              $0             $0       -$300,000             $0              $0

Total Other Uses of Cash                                   $1,401,515    -$2,633,798       -$308,432        -$8,717         -$8,668

Revolver Loan Balance                                     $16,837,485    $18,684,855     $18,820,290    $18,788,221     $18,516,411



------------------------------------------------------------------------------------------------------------------------------------
Availability Calculation
Cash On Hand- Working Capital                                $500,000       $500,000        $500,000       $500,000        $500,000
Inventory Gross                                           $35,248,089    $37,873,867     $37,873,867    $37,873,867     $37,873,867
(Less) Ineligibles                                        -$1,057,443    -$1,136,216     -$1,136,216    -$1,136,216     -$1,136,216
@65% advance                                              $22,223,920    $23,879,473     $23,879,473    $23,879,473     $23,879,473
AR - Trade/CC Gross                                        $1,649,073     $1,976,678      $1,417,513     $1,335,435      $1,653,729
@85% advance on eligibles                                    $800,000       $800,000        $800,000       $800,000        $800,000
Total Collateral in Formula at Advance Rates              $23,523,920    $25,179,473     $25,179,473    $25,179,473     $25,179,473

Total Revolver Loan Outstanding: Beginning                $18,747,228    $16,837,485     $18,684,855    $18,820,290     $18,788,221
Less Cash Applied                                                  $0             $0              $0             $0              $0
Cash Loss (Profit) From Operations                          -$508,228      -$786,429       -$172,997       -$40,787       -$280,477
Cash (Source) Use extraordinary & Invty chg               -$1,401,515     $2,633,798        $308,432         $8,717          $8,668
                                                          -----------    -----------     -----------    -----------     -----------
Total Revolver Loan Outstanding: Ending                   $16,837,485    $18,684,855     $18,820,290    $18,788,221     $18,516,411

 Availability: (Under) Excess Ending (Before Over Advance) $6,686,435     $6,494,618      $6,359,183     $6,391,252      $6,663,062


 Agreed 3.0M Overadvance (Note #3)                                 $0             $0              $0             $0              $0

 Availability: (Under) Excess Ending (After Over Advance)  $6,686,435     $6,494,618      $6,359,183     $6,391,252      $6,663,062


------------------------------------------------------------------------------------------------------------------------------------

                               (RESTUBBED TABLE)

                                                                   Jul-03                  Aug-03        Total
                                                                   ------                  ------        -----
Revolver Loan Balance- Beginning:                                $18,516,411             $18,822,706          $20,768,348
Availability- Beginning                                                   $0                      $0

Inventory @65%                                                   $18,516,411             $18,822,706          $18,822,706
AR (Trade& Credit Card) at 85%                                       -$2,630               -$141,644            -$141,644
Cash profit(loss) from Operations                                     $2,630                $141,644           $6,016,604

Other Sources of Cash
Cash Applied to Revolver                                                                                               $0
Post Tools- Disposition                                                                                                $0
Sale of Seabrook                                                                                                       $0
Revere Lease                                                                                                           $0
Trade Credit (Note #1)                                                                                                 $0

Total Other Sources of Cash                                               $0                      $0                   $0

Other Uses of Cash
Closing Costs @ $500K (Note #2)                                                                                        $0
Revere- Move related costs                                                                                             $0
Professional Fees- Debtor/Creditor Cmmt                                                                                $0
BOA Legal Fees                                                             0                       0                   $0
KERP Plan                                                                                                              $0
Sales Tax- PrePetition                                                                                                 $0
Lease Cure Costs                                                                                                       $0
Admin. Convenience Costs                                                                                               $0
Collateral Monitoring, Appraisal Fees, & Unused Line Fees             -8,925                  -8,897             -$95,610
Dividend to Unsecured Creditors                                                                                        $0
Inventory (Build) Reduction                                               $0                      $0          -$2,642,605
Other                                                              -$300,000                      $0          -$1,200,000

Total Other Uses of Cash                                           -$308,925                 -$8,897          -$3,938,215

Revolver Loan Balance                                            $18,822,706             $18,689,959          $18,689,959



------------------------------------------------------------------------------------------------------------------------------------
Availability Calculation
Cash On Hand- Working Capital                                       $500,000                $500,000
Inventory Gross                                                  $37,873,867             $37,873,867
(Less) Ineligibles                                               -$1,136,216             -$1,136,216
@65% advance                                                     $23,879,473             $23,879,473
AR - Trade/CC Gross                                               $1,295,444              $1,379,753
@85% advance on eligibles                                           $800,000                $800,000
Total Collateral in Formula at Advance Rates                     $25,179,473             $25,179,473

Total Revolver Loan Outstanding: Beginning                       $18,516,411             $18,822,706
Less Cash Applied                                                         $0                      $0
Cash Loss (Profit) From Operations                                   -$2,630               -$141,644
Cash (Source) Use extraordinary & Invty chg                         $308,925                  $8,897
                                                                 -----------             -----------
Total Revolver Loan Outstanding: Ending                          $18,822,706             $18,689,959

 Availability: (Under) Excess Ending (Before Over Advance)        $6,356,767              $6,489,514


 Agreed 3.0M Overadvance (Note #3)                                        $0                      $0

 Availability: (Under) Excess Ending (After Over Advance)         $6,356,767              $6,489,514


------------------------------------------------------------------------------------------------------------------------------------

Note#1: Assume trade provides credit after confirmation (Major vendors to ship upon confirmation date)
Note#2: Assume Bank Facility closes October 2001, and Closing Costs Payable in
        December 2001
Note#3: BofA Over Draft at maximum of $3.0M in Oct and Nov, $2.5M in Dec & Jan,
        Amortizing thereafter over 12 Months
Note#4: Assume Confirmation October 2001
Note#5: Debtor may identify retail locations that are under or non-performing which will be closed (including 13 stores to close during July)
Note#6: BOA default interest not included in this analysis
Note#7: Inventory balances include "Intransit Inventory".

                             Bank of America {LOGO]




                                             Bank of America Commercial Finance
                                             335 Madison Avenue, 6th flow
August 78, 2001                              New York, NY 70017

Mr. Ron Franklin                             Tel: 717.503.7000
Vice President                               Fax: 222.503.7360
Finance and Administration
Trend-Lines, Inc.
126 Oxford Street
Lynn, Massachusetts 01901-1131



          Re:  Commitment for Senior Secured Revolving Credit Facility


Dear Mr. Franklin:

Bank of America, N.A. ("Bank" or "Agent") is pleased to offer to be the sole and exclusive administrative agent for a $30,000,000 senior secured revolving credit facility (the "Senior Credit Facility") to Trend-Lines, Inc., a Massachusetts corporation, ("Borrower") for purposes of a plan of reorganization (the "POR") to be confirmed is Case No. 00-15341-CJK, substantively consolidated estate (the "Bankruptcy Case") commenced under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Massachusetts (the "Bankruptcy Court"). Prior to the effective date of the POR, which shall be no later than the earlier of November 12, 2001 or ten
(10) days after confirmation of the POR (the "Effective Date"), Borrower's name shall be changed to Woodworkers Warehouse, Inc.

Bank is pleased to offer its commitment to lend up to $15,000,000 of the Senior Credit Facility, upon and subject to the terms and conditions of this letter and the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet"). Agent is pleased to further advise the Borrower that Foothill Capital Corporation and Transamerica Business Capital Corporation (together with Bank, "Lenders") are willing to be co-lenders for up to $7,500,000 each upon and subject to the terms and conditions of this letter and the Term Sheet.

Agent will act as sole and exclusive administrative agent for the Senior Credit Facility. No additional agents, co-agents or arrangers will be appointed and no other titles will be awarded without Agent's prior written approval.

It is understood and agreed that neither Agent nor any Lender participating in the Senior Credit Facility will receive compensation from Borrower in order to obtain its commitment, except on the terms contained herein and in the Term Sheet.



 USA
[LOGO]                                                    [LOGO] RECYCLED PAPER

Trend-Lines, Inc.
August 28, 2001
Page 2



The commitment of Bank hereunder and the agreement of Agent to provide the services described herein are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to Agent and Lenders in their sole discretion: (a) each of the terms and conditions set forth herein and in the Term Sheet; (b) the absence of a material breach of any representation, warranty or agreement of Borrower set forth herein; (c) the negotiation, execution and delivery of definitive documentation for the Senior Credit Facility consistent with the Term Sheet and otherwise satisfactory to Agent and Lenders; (d) no change, occurrence or development that could, in Agent's or any Lender's opinion, have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of Borrower and its subsidiaries taken as a whole shall have occurred or become known to Agent or any Lender; and (e) neither Agent nor any Lender becoming aware after the date hereof of any information or other matter which in Agent's or any Lender's judgment is inconsistent in a material and adverse manner with any information or other matter disclosed to Agent and Lenders prior to the date hereof with respect to Borrower, its business or financial condition, or the transactions contemplated in connection with the Senior Credit Facility (in which case Agent and Lenders may, in their sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for Lenders or terminate this letter and any commitment or undertaking hereunder).

Borrower hereby represents, warrants and covenants that (a) all information, other than Projections (defined below), which has been or is hereafter made available to Agent or Lenders by Borrower or any of Borrower's representatives in connection with the transactions contemplated hereby (the "Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, and (b) all financial projections concerning Borrower and its subsidiaries that have been or are hereafter made available to Agent or Lenders by Borrower or any of Borrower's representatives (the "Projections") have been or will be prepared in good faith based upon assumptions Borrower believes to be reasonable, Borrower agrees to furnish Agent and Lenders with such Information and Projections as Agent or any Lender may reasonably request and to supplement the Information and the Projections from time to time until the closing date for the Senior Credit Facility so that the representations, warranties and covenants in the preceding sentence are correct on such closing date, Borrower understands that Agent and Lenders will be using and relying on the Information and the Projections without independent verification thereof.

By acceptance of this offer, Borrower agrees to pay all costs and expenses of Agent described in the Term Sheet (the "Reimbursable Expenses").

Trend-Lines, Inc.
August 28, 2001
Page 3


Borrower agrees to indemnify and hold harmless Agent, each Lender and each of their affiliates and their directors, officers, employees, advisors and agents (each, an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred) any and all losses, claims, damages, liabilities, and expenses (including, without limitation, the reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any matters contemplated by this letter, the Senior Credit Facility or any use made or proposed to be made with the proceeds thereof, unless and only to the extent that, as to any Indemnified Party, it shall be determined in a final, nonapplicable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities or expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. Borrower agrees that no Indemnified Party shall have any liability for any indirect or consequential damages in connection with the Senior Credit Facility.

In connection with the Senior Credit Facility, Borrower agrees to provide to Agent, in a reasonably prompt manner and in any event at or before such time as Agent or any Lender may deem necessary for a complete and satisfactory review by Agent and Lenders, all such documents, reports, agreements, financial and other information, environmental reports and other items as Agent or its counsel or any Lender may reasonably request with respect to Borrower and its business.

Please deliver to Agent on or before September 30, 2001 a copy of an order entered by the Bankruptcy Court in the Bankruptcy Case, in form and substance satisfactory to Agent and Lenders, authorizing Borrower's acceptance of and incurrence of its obligations under this letter, which order shill specifically provide that Agent's right to receive the reimbursement of all costs and expenses outlined herein shall be entitled by the collateral in which Agent and Lenders claim to have security interests and liens and shall be entitled to priority as administrative expense claims under Section 503(b)(1) of the Bankruptcy Code, whether or not the Senior Credit Facility closes.

The terms of this letter and the Term Sheet are confidential and, except for disclosure after execution of this letter by Borrower or prior thereto on a confidential basis to accountants, attorneys and other professional advisors retained by Borrower or by the Official Committee of Unsecured Creditors appointed in the Bankruptcy Case in connection with the Senior Credit

Trend-Lines, Inc.                                        Bank of America [LOGO]
August 27, 2001
Page 4



Unsecured Creditors appointed in the Bankruptcy Case in connection with the Senior Credit Facility or as may be required by law, may not be disclosed in whole or in part to any other person or entity without Agent's and Lenders' prior written consent.

In the event Borrower breaches any of its obligations or agreements set forth in this letter, at Agent's and Lenders' option this letter and Lenders' commitment hereunder shall terminate.

This letter and the Team Sheet shall be governed by laws of the State of New York. Each of Borrower, Agent and Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this letter, the Term Sheet, the transactions contemplated hereby and thereby or the actions of Agent or Lenders in the negotiation, performance or enforcement hereof.

This letter, together with the Term Sheet, set forth the entire understanding of Borrower, Agent and Lenders with respect to the Senior Credit Facility. This letter may be modified or amended only by the written agreement of Borrower, Agent and Lenders. This letter is not assignable by Borrower without Agent's and Lenders' prior written consent and is intended to be solely for the benefit of Borrower, Agent, Lenders and the Indemnified Parties.

This offer will expire at 5:00 p.m., E.S.T. on August 28, 2001 unless Borrower executes this letter and returns it to Agent prior to that time (which may be by facsimile transmission). This undertaking and commitment will expire on November 12, 2001 unless definitive documentation for the Senior Credit Facility is executed and delivered prior to such date.


We look forward to working with you in the weeks ahead.


Very truly yours,


BANK OF AMERICA, N.A.,
As Agent and a Leader


By:   /s/
     ------------------------------
Title:  Vice President

Trend-Lines, Inc.
August 21, 2001
Page 5



FOOTHILL CAPITAL CORPORATION,
As a Lender

By:  /s/
    ---------------------------------------
Title:  Assistant Vice President


TRANSAMERICA BUSINESS CAPITAL CORPORATION,
As a Lender



By:
    ---------------------------------------
Title:


Accepted and Agreed to, subject to Bankruptcy Court approval, as of ________________________, 2001:



Trend-Lines, Inc.


By:
    ---------------------------------------
Title:

Trend-Lines, Inc.
August 28, 2001
Page 5



FOOTHILL CAPITAL CORPORATION,
As a Lender

By:
    ---------------------------------------
Title:


TRANSAMERICA BUSINESS CAPITAL CORPORATION,
As a Lender



By:  /s/
    ---------------------------------------
Title:  EXECUTIVE VICE PRESIDENT


Accepted and Agreed to, subject to Bankruptcy Court approval, as of ________________________, 2001:



Trend-Lines, Inc.


By:
    ---------------------------------------
Title:  PRESIDENT & CEO

                                    EXHIBIT A
                         SUMMARY OF TERMS AND CONDITIONS

                           Woodworkers Warehouse, Inc.
                               Emergence Facility



Agent:              Bank of America, N.A. (to hold 50% of this facility)

Borrower:           Woodworkers Warehouse, Inc. ("WW")

Credit Facility:    Senior Secured Revolving Credit Facility (the "Facility")
                    of up to $30,000,000 which WW may borrow, repay, and re-borrow subject to the borrowing base

Co-Lenders:         Foothill Capital Corporation and Transamerica Business
                    Capital Corporation (to each hold 25% of the facility)

Purpose:            Bankruptcy emergence and working capital

Tenor:              Maturity to be two years from confirmation date of POR

Letters of Credit:  $2,000,000 sub-limit for Standby L/C's (100% reserved against availability) and Merchandise L/C's (100% reserved against availability)

Borrowing Base:     From closing, which shall occur on the Effective Date,
                    though 3/31/02 WW may borrow the sum of sixty-five (65%) percent of the cost value of eligible store and warehouse inventory; plus 50% of the value of eligible inventory covered by Merchandise Letters of Credit; plus 85% of the value of eligible Credit Card and Trade Accounts Receivable;
                    plus $500,000 against the value of WW's Seabrook, NH facility until that facility is sold; plus the amount (the
                    "Additional Availabi1ity") as follows:

                    o $3,000,000   for sixty (60) days following closing,
                                   which shall be on the Effective Date

                    o $2,500,000   for the next thirty (30) days

                    o $2,000,000   thereafter with amortization of $166,667 per
                                   month beginning 2/28/02

                    From 3/31/02 and thereafter WW may borrow the lesser of sixty-five (65%) percent of the cost value of eligible store and warehouse inventory or 85% of the OLV value of the inventory from an appraiser acceptable to Agent; plus 50% of the value of eligible inventory covered by Merchandise Letters of Credit; plus 85% of the value of eligible Credit


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


                    Card and Trade Accounts Receivable; plus $500,000 against the value of WW's Seabrook, NII facility until that facility is sold

Interest:           o  LIBOR plus 3.25% or Bank of America Reference Rate plus
                       1.00% on advances, not including Loans drawn under the Additional Availability
                    o  Bank of America Reference Rate plus 3.00% on Loans drawn under the Additional Availability
                    o  Default Rate: 3% above contractual rates
                    o  All interest will be calculated on the basis of actual
                       number of days elapsed in a year of 360 days,

Fees: Closing Fee: $500,000 reduced to S300,000 conditioned upon allowance of Court of Agent's professional fees and expenses in the amounts referred to herein; such closing fee to be earned at closing, which shall occur on the Effective Date, but payable 12/15/01
                    Letter of Credit Fee: 3% of face value of letter of credit, payable monthly in arrears (calculated on the basis of actual number of days elapsed in a year of 360 days) and issuer's charges and Agent's customary fees and charges in connection with all amendments, extensions, draws and other actions with respect to letters of credit.
                    Collateral Management Fee: $50,000 annually, payable monthly in equal installments with the first installment to be paid upon agreement between Agent and WW, but in no event later than November 30, 2001
                    Unused Line Fee: .50% on unused commitment payable monthly in arrears (calculated on the basis of actual number of days elapsed in a year of 360 days)

Financial
Covenants:          To be determined based upon an updated operating budget

Other Covenants:    o  Maintain insurance with insurance carriers (acceptable
                       to Agent) against such risks and in such amounts as is customary for similar businesses, naming Agent as mortgagee/loss payee.

                    o Restrictions on, among other things, distributions and dividends (except distributions under the POR subject to availability conditions set forth below) acquisitions and investments, indebtedness, liens, affiliated transactions and capital expenses.

Conditions          o  Loan availability plus the trade credit anticipated
                       to be granted within thirty (30) days of the Effective
                       Date (satisfactory evidence of which


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                       must be provided to Lenders) to be $4,000,000 at closing
                       on the Effective Date

                    o $3,500,000 balance due with respect to assignment of Revere Lease to be received by Borrower prior to closing

                    o Minimum unused availability after dividend payment to the Unsecured Creditors to be $3,000,000

                    o Lenders' satisfaction with WW's POR and order confirming POR (the "Confirmation Under") and other pleadings and orders relating thereto

                    o Confirmation Order shall not have been stayed by the Bankruptcy Court or by any other court having jurisdiction to issue any such stay and shall be in full force and effect

                    o Refinancing/payment in full at closing on the Effective Date of all principal and interest at the non-default rate due Lenders; Agent and Lenders shall waive the incremental amount of interest due in connection with the default rate of interest; and Borrower to approve claim of Agent and Lenders as filed and acknowledge no defenses thereto

                    o Payment of professional fees and expenses incurred by Agent during Bankruptcy Case and also payment of professional fees and expenses incurred by Agent in connection With the Facility; fees and expenses incurred through July 31, 2001 not to exceed $709,000, of which $428,000 has been added to the loan balance and the remaining amounts will be paid as mutually agreed between WW and Agent, and fees and expenses incurred after July 31, 2001 which are estimated to be $100,000 through closing, will also be paid as mutually agreed between WW and Agent

                    o Upon execution of commitment letter, WW to file a motion, in form and substance acceptable to Agent and Lenders, with the Bankruptcy Court to pay down its existing indebtedness to Lenders by $7,500,000

                    o Upon acceptance of commitment by mutual agreement, all existing litigation between Borrower and Agent to be stayed and to be withdrawn with prejudice or dismissed with prejudice at closing

                    o  Walt Spokowski to remain CEO upon the Effective Date

                    o Cash management system to be acceptable to Agent and Agent to have full cash dominion by means of lockboxes and blocked account agreements

                    o Execution and delivery, in form and substance acceptable to Agent, Lenders and their counsel, of Agent's customary agreements, documents, instruments, financing statements, consents, landlord waivers, documents indicating compliance with all applicable federal and state environmental laws and regulations, evidences of corporate authority, opinions of counsel and such other writings to confirm and effectuate the Facility as may be required by Agent, Lenders and their counsel

Reporting           Periodic financial and collateral reporting including annual audited financial statements, monthly and quarterly internally prepared financial statements, annual financial projections, twice weekly borrowing base


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

                    certification (on Tuesday and Friday of each week) and periodic receivables agings and inventory reports

Collateral:         First priority security interests and liens on all assets of
                    Borrower, including without limitation leasehold interests and right upon occurrence of an event of default to use the leasehold premises to conduct going out-of-business sales

Representations and:
Warranties:         Customary and appropriate for financings of this type,
                    including without limitation due organization and authorization, enforceability, compliance with laws and court orders, perfection and priority of liens securing the Facility, full disclosure, and the accuracy of all representations and warranties in the definitive transaction documents.

Remedies:           Customary and appropriate for financings of this type


This Term Sheet is intended as an outline only and does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which will be contained in definitive legal documentation for the Facility contemplated hereby.


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